UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
CONSOLIDATED WATER CO. LTD.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONSOLIDATED WATER CO. LTD.
Regatta Office Park, Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
Notice of Annual General Meeting of Shareholders
to be held on Monday, June 1, 2026
Notice is hereby given that the Annual General Meeting of Shareholders of Consolidated Water Co. Ltd. (the “Company”) will be held at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands, at 3:00 p.m. Cayman Islands time (4:00 p.m. Eastern Daylight Time), on Monday, June 1, 2026. Shareholders will need to have the 16-digit control number included on their Notice of Internet Availability, their proxy card or the instructions that accompanied their proxy materials to be admitted to the Annual General Meeting.
The Annual General Meeting will be held for the purpose of considering and acting upon the following matters:
1.
The election of nine directors to the Board of Directors;

2.
The approval of the Company’s 2027 Employee Stock Incentive Plan;

3.
The approval of an Ordinary Resolution, attached as Exhibit A, authorizing an increase of the share capital of the Company from (i) CI$12.5 million divided into 24,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 Redeemable Preference Shares of par value CI$0.50 each to (ii) CI$25 million divided into 49,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 Redeemable Preference Shares of par value CI$0.50;

4.
The approval of a Special Resolution, attached as Exhibit B, adopting an amendment to the Company’s Amended and Restated Memorandum of Association relating to the increase of the share capital of the Company approved by Ordinary Resolution in Proposal 3;

5.
The approval of a Special Resolution, attached as Exhibit C, adopting amendments to the Company’s Amended and Restated Articles of Association related to: (a) changing the requirements for the Company to purchase its own shares; (b) permitting the Company to cancel or hold as treasury shares any of its own shares that the Company has purchased, and to thereafter cancel or transfer any such treasury shares, and (c) the addition of the definitions of “Fair Market Value,” “Principal Trading Market,” “Trading Market” and “Treasury Share” in connection with the other modification to the Company’s Amended and Restated Articles of Association;

6.
The approval of a Special Resolution, attached as Exhibit D, adopting the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association of the Company incorporating any and all amendments approved by Special Resolution in Proposals 4 – 5;

7.
An advisory vote on executive compensation;

8.
The ratification of the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, at the remuneration to be determined by the Audit Committee of the Board of Directors; and

9.
Such other business as may properly come before the meeting.

Admittance to the meeting will be limited to shareholders. The Board of Directors has fixed the close of business on April 2, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. EACH SHAREHOLDER IS URGED TO SUBMIT A PROXY AS SOON AS POSSIBLE VIA THE INTERNET, TELEPHONE OR MAIL. ANY PROXY (AND ANY POWER OF ATTORNEY OR OTHER AUTHORITY UNDER

WHICH IT IS SIGNED, OR A NOTARIZED COPY OF SUCH AUTHORITY) MUST BE DEPOSITED BY MAIL AT THE FOLLOWING ADDRESS: VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717 OR ELECTRONICALLY AT WWW.PROXYVOTE.COM AT LEAST 24 HOURS BEFORE THE MEETING IN ORDER TO BE VOTED AT THE MEETING. SHAREHOLDERS WHO EXECUTE A PROXY MAY ATTEND THE MEETING; HOWEVER, ATTENDANCE AT THE MEETING WILL AUTOMATICALLY REVOKE A SHAREHOLDER’S PREVIOUSLY SUBMITTED PROXY. THEREFORE, A SHAREHOLDER WHO ATTENDS THE MEETING WILL NEED TO VOTE HIS, HER OR ITS SHARES AT THE MEETING IN ORDER FOR HIS, HER OR ITS SHARES TO BE COUNTED. IN THE CASE OF JOINT HOLDERS, THE VOTE OF THE SENIOR HOLDER WHO TENDERS A VOTE, WHETHER IN PERSON OR BY PROXY, SHALL BE ACCEPTED TO THE EXCLUSION OF THE VOTES OF THE OTHER JOINT HOLDERS, AND FOR THIS PURPOSE SENIORITY SHALL BE DETERMINED BY THE ORDER IN WHICH THE NAMES OF THE HOLDERS STAND IN THE REGISTER.
By Order of the Board of Directors,
Wilmer F. Pergande
Chair of the Board
April 22, 2026
Enclosures

CHAIR’S LETTER
April 22, 2026
Dear Shareholder:
On behalf of the Board of Directors, it is our pleasure to invite you to the 2026 Annual General Meeting of Shareholders of Consolidated Water Co. Ltd. to be held at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands, at 3:00 p.m. Cayman Islands time (4:00 p.m. Eastern Daylight Time), on Monday, June 1, 2026.
During this past fiscal year, our on-going strategic initiatives continued to position our Company as a comprehensive water solutions provider that serves a variety of customers and markets through multiple product and service offerings. We delivered positive results for our shareholders, including net income of $18.3 million ($1.14 per diluted share) and the payment of approximately $8.5 million to shareholders in the form of dividends. We celebrate these successes as we continue to pursue our business development efforts and look forward to more opportunities ahead as we remain committed to the long-term interests of shareholders.
As part of our on-going initiatives to strengthen our corporate governance and overall expertise related to our business, we added Kimberly Adamson, Maria Elena Giner, and Gerónimo Gutiérrez Fernández to our Board of Directors in October 2025. After interviewing numerous candidates during our thorough search process, each of the three new directors distinguished themselves through their education and qualifications, depth of experience in the water industry, and career achievements. We expect that their addition will enhance our Board of Director’s capabilities, assist with the execution of our strategies, and increase shareholder value.
Our directors represent a wide range of backgrounds and expertise. We believe our diversity of backgrounds, experiences, perspectives, and skills contributes to the Board of Director’s effectiveness in managing risk and providing guidance that positions the Company for long-term success. Of our nine directors standing for reelection, eight are independent. The sole executive director is Frederick W. McTaggart, who is the Chair of our Environmental and Social Governance Committee.
This Proxy Statement contains details of the business to be conducted during the Annual General Meeting and provides information regarding our corporate governance policies and practices, compensation and other matters important to shareholders. In addition to communicating information and our perspectives, we also believe in the value of listening to our shareholders. Shareholder feedback also helps us prioritize our efforts and enhance our transparency.
Whether or not you participate in the Annual General Meeting, it is important that your shares be represented and voted during the meeting. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone or (3) if you received your proxy materials, by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.
On a personal note, after 48 years of service on the Board of Directors, I have decided not to stand for reelection at this year’s Annual General Meeting. My friend and fellow director, Brian E. Butler, who has served with great distinction for 43 years, has likewise chosen not to stand for reelection. Together, we have had the extraordinary privilege of watching this Company grow from its earliest days into the respected water solutions enterprise it is today, and it has been one of the greatest honors of our professional lives to play a part in that journey. While we will no longer serve as directors, our commitment to the Company endures, and we are pleased to share that we will both be joining the Company’s Advisory Board, where we look forward to continuing to offer our support and guidance in service of the mission and values we hold dear. We would be remiss if we did not express our deepest gratitude to Frederick W. McTaggart, our President and Chief Executive Officer and fellow board member, whose visionary leadership and steadfast friendship have meant more to us than words can adequately convey. We also extend our heartfelt thanks to each of our fellow directors and the talented members of management, whose dedication, camaraderie, and shared purpose have made these many years not only productive, but truly joyful. We are immensely proud of what we have all built together and carry with us an abundance of wonderful memories and lasting friendships.
As we look ahead, we remain excited about the opportunities we have in terms of our business, shareholder value creation, and contributing to the markets and parties we serve. Thank you for the trust you place in us and the opportunity to serve you and our company as directors. On behalf of all directors, I extend our gratitude for your support and request that you vote in the affirmative for the proposals to be considered at the Annual General Meeting.
Sincerely,
Wilmer F. Pergande
Chair of the Board of Directors

Note About Forward-Looking Statements
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, unless required to do so by law.

CONSOLIDATED WATER CO. LTD.
Annual General Meeting of Shareholders
Monday, June 1, 2026
Proxy Statement
This Proxy Statement has been prepared and is distributed and made available by the board of directors (the “Board of Directors”) of Consolidated Water Co. Ltd. (the “Company”) in connection with the solicitation of proxies for the Annual General Meeting of Shareholders of the Company (the “Annual General Meeting”) to be held at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands, at 3:00 p.m. Cayman Islands time (4:00 p.m. Eastern Daylight Time), on Monday, June 1, 2026, and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. Shareholders will need to have the 16-digit control number included on their Notice of Internet Availability, their proxy card or the instructions that accompany their proxy materials to be admitted to the Annual General Meeting.
This Proxy Statement and the accompanying form of proxy will be distributed to shareholders, and will be made available for viewing, downloading and printing by shareholders at www.proxyvote.com, on or about April 22, 2026. The Company will bear the cost of the solicitation of proxies.
Only holders of record of the Company’s Ordinary Shares, par value CI$0.50 per share (the “Ordinary Shares”), and the Company’s Redeemable Preference Shares, par value CI$0.50 per share (the “Redeemable Preference Shares”), on the books of the Company at the close of business on April 2, 2026 (the “Record Date”), are entitled to vote at the Annual General Meeting. On that date, 16,000,190 Ordinary Shares and 38,923 Redeemable Preference Shares were issued and outstanding. Our Ordinary Shares and Redeemable Preference Shares are referred to as “common stock” and “redeemable preferred stock,” respectively, in our consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America. All matters that come before this Annual General Meeting will be decided by a vote that will be demanded in each case by Frederick W. McTaggart or David W. Sasnett, the persons who are appointed proxies in the proxy card which accompanies this Proxy Statement. Each shareholder of record is entitled to one vote for each Ordinary Share or Redeemable Preference Share (collectively, the “Shares”) on all matters that come before the Annual General Meeting. The holders of 33 1∕3% of the issued and outstanding Shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual General Meeting.
Set forth below is a description of the vote required for approval of each proposal to be presented at the Annual General Meeting, as required by the Company’s Amended and Restated Articles of Association (the “Articles”) and applicable law:
Proposal	Matter to Be Voted Upon	Vote Required for Approval
Proposal 1	Election of nine directors
Each nominee for election as a director shall be elected if the number of Shares cast “FOR” such nominee’s election exceeds the number of Shares cast “WITHHELD” with respect to such nominee’s election.

Proposal 2	Approval of the 2027 Plan	This proposal will be approved if the holders of a majority of the Shares cast at the Annual General Meeting vote “FOR” the proposal.
Proposal 3	Increase of the share capital of the Company	This proposal requires the approval of holders of a majority of the Shares cast at the Annual General Meeting.
Proposals 4, 5 and 6	The amendments to, and restatement of, the Amended and Restated Memorandum of Association and the Articles	Each of these proposals requires the approval of holders of at least seventy-five percent (75%) of the Shares cast at the Annual General Meeting.

Proposal	Matter to Be Voted Upon	Vote Required for Approval
Proposals 7 and 8	Advisory vote on executive compensation; Ratification of the appointment of the auditors	Each of these proposals the approval of holders of a majority of the Shares cast at the Annual General Meeting.
Proposals 1, 2 and 7 are considered “non-routine” matters. Proposals 3, 4, 5, 6 and 8 are considered “routine” matters. Banks, brokers, or other nominees (“Brokers”) who hold Shares on behalf of beneficial shareholders have discretion to vote such Shares with respect to “routine” matters without receiving voting instructions from the beneficial holders of the Shares. However, Brokers who hold Shares on behalf of beneficial shareholders do not have discretion to vote such Shares with respect to “non-routine” matters if they do not receive voting instructions from the beneficial holders of the Shares. If no instruction is given to Brokers with respect to a “non-routine” matter, a “broker non-vote” will be recorded for each such uninstructed Share.
With respect to each proposal, abstentions and broker non-votes are not treated as votes cast and, therefore, will not affect the outcome of the vote on such proposal.
Shares represented by a properly executed proxy must be received not later than 24 hours before the scheduled time of the meeting and, if received in time to permit its use at the meeting or any postponement or adjournment thereof, will be voted in accordance with the instructions indicated therein.
If no instructions are indicated, the Shares represented by the proxy will be voted (i) “FOR ALL” in the election of the nominees for director; and (ii) “FOR” each of the other proposals.
A shareholder of record who has given a proxy may revoke it at any time before it is voted at the meeting by giving written notice of such revocation to the office of the Secretary of the Company, or by executing and delivering to the Company not later than 24 hours before the scheduled time of the meeting a proxy bearing a later date. A proxy will be revoked automatically if a shareholder attends the meeting.
Shareholders may, by electronic means via the Internet, by telephone or by mail, appoint a proxy to vote Shares before the meeting as more fully described below:
•
By Internet: Go to www.proxyvote.com and follow the instructions. Shareholders should have their proxy card available when accessing the site.

•
By Telephone: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available).

•
By Mail: If shareholders have received a proxy card, shareholders should mark their vote, sign their name exactly as it appears on the proxy card, date the card and return it in the envelope provided.

Shareholders that would like to request a physical copy of the material(s) for this and/or future shareholder meetings, may (1) visit www.proxyvote.com (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com If sending an email, shareholders must include the 16-digit control number included on their Notice of Internet Availability, their proxy card or the instructions that accompanied their proxy materials. Unless requested, you will not otherwise receive a paper or email copy.
Unless otherwise indicated herein, all references to “$” are to United States dollars and all references to “CI$” are to Cayman Island dollars.

PROPOSAL 1
Election of Directors
The shareholders of the Company will vote on the election of nine directors at the Annual General Meeting. Each nominee listed below has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual General Meeting. If, prior to the Annual General Meeting, a nominee should become unavailable to serve, the proxies in such nominee’s favor will be void. The Board of Directors knows of no reason to anticipate that this will occur.
Nine of the 11 directors will stand for reelection at the 2026 Annual General Meeting, with Mr. Pergande and Mr. Butler deciding not to stand for reelection.
Required Vote
The affirmative vote of the holders of a majority of the Shares cast is required to elect each director.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR ALL” IN THE ELECTION OF THE NOMINEES LISTED BELOW.
Biographies of Directors Standing for Reelection
Kimberly Anne Adamson, age 58, has been a director of our Company since October 2025. Since September 2024, Ms. Adamson has served as Senior Director, Integrated Project Delivery at Brown and Caldwell, an engineering consulting firm specializing in water and environmental infrastructure, where she leads major alternative delivery and collaborative infrastructure programs for public sector clients. From July 2022 to September 2024, she served as Vice President, Business Line Manager for Kiewit Corporation’s water market, where she was responsible for strategy and development of complex design and build water and wastewater infrastructure projects. From November 2018 to June 2022, she served as Director of Utility Planning and Business Development and Director of Business Development at Liberty Utilities, a subsidiary of Algonquin Power & Utilities Corp., where she oversaw utility consolidations and acquisitions and developed unregulated water infrastructure business lines. Prior to Liberty Utilities, she was General Manager and Partner at DeepWater Desal, LLC, where she was responsible for all aspects of permitting a large drinking water desalination facility on California’s central coast. Ms. Adamson spent nearly a decade in General Manager roles in public water and wastewater utilities in Washington State and California. Earlier in her career, she worked as a consulting engineer on commercial and institutional projects, specializing in HVAC, plumbing, and piping systems. Ms. Adamson received a Bachelor of Science degree in Mechanical Engineering from Saint Martin’s College in 1997 and a Master of Public Administration with a focus on Collaborative Governance from Portland State University in 2012.
Our Board of Directors and the Nominations and Corporate Governance Committee annually evaluate each director’s outside commitments, time availability and effectiveness in connection with the nomination process. Following this review, our Board of Directors and the Nominations and Corporate Governance Committee determined that Ms. Adamson continues to devote sufficient time and attention to the Company and remains an effective and engaged member of the Board of Directors.
Ms. Adamson was selected to serve as a member of our Board of Directors because of her more than 35 years of executive leadership experience in the water and wastewater industry, her expertise in strategic planning and regulatory compliance, her technical engineering background, and her track record in developing and managing complex water infrastructure projects.
Linda Beidler-D’Aguilar, age 63, has been a director of our Company since November 2018. Ms. Beidler-D’Aguilar retired from the active practice of law in April 2023; she has lived and worked in The Bahamas since 1991. From July 2015 to April 2023, she was a partner and head of the financial services practice at Glinton Sweeting O’Brien, a full-service boutique law firm located in Nassau, Bahamas, which specializes in financial services, corporate advisory services, securitization, real estate and resort development, and commercial litigation. From January 2005 to July 2015, Ms. Beidler-D’Aguilar was a partner at Graham Thompson, a law firm located in The Bahamas and Turks & Caicos specializing in trust and estate planning, commercial matters, corporate advisory services, civil litigation, family law, securitization, employment and immigration matters. Prior to joining Graham Thompson, Ms. Beidler-D’Aguilar worked briefly at another local law firm, before which she served as Vice President — Legal & Trademark, overseeing global intellectual property and domestic legal matters at Bacardi & Company Limited for almost nine years. Previously she was employed by two major trust companies in The Bahamas. Before moving to The Bahamas, Ms. Beidler-D’Aguilar practiced law in the United States.
Upon her retirement, Ms. Beidler-D’Aguilar was given a Lifetime Achievement Award by the Bahamas Financial Services Board in recognition of her many years of dedicated support of the financial services industry in The Bahamas, including legislative drafting, public speaking and authorship of numerous articles for publication around the world.
Our Board of Directors and the Nominations and Corporate Governance Committee annually evaluate each director’s outside commitments, time availability and effectiveness in connection with the nomination process. Following this review, our Board of Directors and the Nominations and Corporate Governance Committee determined that Ms. Beidler-D’Aguilar continues to devote sufficient time and attention to the Company and remains an effective and engaged member of the Board of Directors.
Ms. Beidler-D’Aguilar was selected to serve as a member of our Board of Directors because of her nearly 30 years of experience as an attorney, her legal, business and financial knowledge acquired during that period and her knowledge of, and business contacts in, the Caribbean.
Carson K. Ebanks, age 70, became the Cayman Islands government-nominated director of our Company in May 2001. Mr. Ebanks was the Director of Planning for the Cayman Islands from 1991 to 1997. He served the Cayman Islands Government as a Chief Officer beginning in 1997, and, when he retired in November 2011, he was Chief Officer for the Ministry of Finance, Tourism and Development. Mr. Ebanks is a Justice of the Peace, a Fellow of the Royal Geographic Society and a member of the Most Excellent Order of the British Empire. He holds a Bachelor of Environmental Studies (Hons. Urban and Regional Planning — Peace and Conflict Studies Minor) from the University of Waterloo and a Master of Arts — Planning in Community and Regional Planning from the University of British Columbia. He is a trustee of the National Gallery of the Cayman Islands and the President of the Cayman Islands National Karate-Do Association. Mr. Ebanks has served on the Boards of the Trustee of Cayman Islands National Museum, the Cayman Islands Airports Authority, the Cayman Islands Port Authority, Cayman Islands Turtle Farm, Cayman Airways, the Cayman Islands Civil Service Co-operative Credit Union, the Housing Development Corporation, the Water Authority — Cayman and the National Roads Authority.
Our Board of Directors and the Nominations and Corporate Governance Committee annually evaluate each director’s outside commitments, time availability and effectiveness in connection with the nomination process. Following this review, our Board of Directors and the Nominations and Corporate Governance Committee determined that Mr. Ebanks continues to devote sufficient time and attention to the Company and remains an effective and engaged member of the Board of Directors.
Mr. Ebanks, who was nominated to serve on our Board of Directors by the Cayman Islands government, was selected to serve as a member of our Board of Directors because of his knowledge of government affairs, his contacts within the Cayman Islands government and his experience in the water industry.
Clarence B. Flowers, Jr., age 70, has been a director of our Company since 1991. Mr. Flowers is, and has been since 1985, the principal of Orchid Development Company, a real estate developer in the Cayman Islands. Mr. Flowers also serves as a director of C.L. Flowers & Sons, which is the largest manufacturer of wall systems in the Cayman Islands, and Cayman National Bank, a retail bank.
Our Board of Directors and the Nominations and Corporate Governance Committee annually evaluate each director’s outside commitments, time availability and effectiveness in connection with the nomination process. Following this review, our Board of Directors and the Nominations and Corporate Governance Committee determined that Mr. Flowers continues to devote sufficient time and attention to the Company and remains an effective and engaged member of the Board of Directors.

Mr. Flowers was selected to serve as a member of our Board of Directors because of his more than 40 years of experience in the construction industry as a real estate developer in the Cayman Islands.
Maria Elena Giner, age 59, has been a director of our Company since October 2025. Dr. Giner’s career spans public and private sector roles focused on integrated water resource planning, project delivery, regulatory strategy, and the operation and maintenance of major water and wastewater systems. Since November 2025, she has served as Water Resources and Community Planning Portfolio Leader for Black & Veatch Corporation, a global engineering, procurement, consulting and construction company specializing in infrastructure development. From August 2021 to April 2025, Dr. Giner served as U.S. Commissioner of the International Boundary and Water Commission, an international body the mission of which is to protect Americans from exposure to Mexican sewage, ensure fair allocation of water from the Colorado and Rio Grande Rivers, maintain and operate critical flood infrastructure efficiently and effectively, and reduce flood hazards along the U.S.-Mexico border. From October 2017 to August 2021, Dr. Giner was a Ph.D. student and research assistant at the University of Texas at Austin and a part-time senior consultant at Parsons Corporation. From October 2010 to October 2017, Dr. Giner held the position of General Manager of the Border Environment Cooperation Commission (the “BECC”), a binational organization created to assist U.S.-Mexico border communities in the development and certification of high priority environmental infrastructure projects by providing technical assistance services such as engineering analysis, project development and design, financial feasibility studies, community participation, environmental assessment and sustainable development. While with the BECC, Dr. Giner oversaw the development and financing of approximately $9 billion in environmental infrastructure projects benefiting about 100 communities and over 10 million residents. Previously, she held senior engineering, operations, and policy roles with Carollo Engineers; Metropolitan Water District of Southern California; Los Angeles Department of Water and Power; and state and local agencies. Dr. Giner received a Ph.D. in Public Policy from the University of Texas at Austin in 2021, an MBA from the University of Texas at El Paso in 2014, and a B.S. in Civil Engineering from Loyola Marymount University in 1990, and is a Registered Professional Engineer in Texas.
Our Board of Directors and the Nominations and Corporate Governance Committee annually evaluate each director’s outside commitments, time availability and effectiveness in connection with the nomination process. Following this review, our Board of Directors and the Nominations and Corporate Governance Committee determined that Dr. Giner continues to devote sufficient time and attention to the Company and remains an effective and engaged member of the Board of Directors.
Dr. Giner was selected to serve as a member of our Board of Directors because of her leadership in large-scale environmental and infrastructure programs, her ability to navigate multi-jurisdictional regulatory and treaty frameworks, her technical engineering and public policy expertise, and her credibility with government, local community and cross-border stakeholders.
Gerónimo Gutiérrez Fernández, age 55, has been a director of our Company since October 2025. After a 20-year career in senior government positions, his professional work now focuses on infrastructure development and financing and providing strategic advice to global firms with operations throughout the Americas. Since January 2019, Mr. Gutiérrez Fernández has served as Managing Partner at Beel Infrastructure Partners, a financial advisory and asset management firm focused on the infrastructure sector in Latin America that is based in Mexico City, Mexico. Since May 2020, he has served as a Senior Advisor at Covington & Burling LLP. Also, since January 2021, he has been an independent board member of Seguros Monterrey New York Life and chair of its audit committee. Mr. Gutiérrez Fernández served as Mexican Ambassador to the United States in 2017 and in 2018, during which time he was extensively involved in the negotiations of the United States-Mexico-Canada Agreement. Additionally, Mr. Gutiérrez Fernández was the Managing Director of the North American Development Bank, headquartered in San Antonio, Texas, from 2010 to 2016, where he oversaw the expansion and management of cross-border infrastructure financing, strategic planning, project development, and growth of the bank’s loan portfolio. Previously, he held senior government leadership positions in Mexico, including Deputy Secretary for Governance and Homeland Security; Under-Secretary for Latin America & the Caribbean; Under-Secretary for North America; as well as roles in the Ministry of Economy, the Treasury, the Office of the President, and Banobras. He holds a master’s degree in public administration from Harvard’s John F. Kennedy School of Government and a Bachelor of Arts degree in Economics from the Instituto Tecnológico Autónomo de México.

Our Board of Directors and the Nominations and Corporate Governance Committee annually evaluate each director’s outside commitments, time availability and effectiveness in connection with the nomination process. Following this review, our Board of Directors and the Nominations and Corporate Governance Committee determined that Mr. Gutiérrez Fernández continues to devote sufficient time and attention to the Company and remains an effective and engaged member of the Board of Directors.
Mr. Gutiérrez Fernández was selected to serve on our Board of Directors because of his deep experience in infrastructure finance, diplomacy, and trade negotiations; his proven capabilities in managing large cross-border and multijurisdictional issues; his policy and regulatory expertise; and his experience working with both governmental entities and private sector/international stakeholders.
Frederick W. McTaggart, age 63, has been a director of our Company since 1998, the Company’s President since October 2000 and its Chief Executive Officer since January 1, 2004. Mr. McTaggart served as Chief Financial Officer of the Company from February 2001 to January 1, 2004. From April 1994 to October 2000, Mr. McTaggart was the Managing Director of the Water Authority — Cayman, the government-owned water utility serving certain areas of the Cayman Islands. From March 1987 to April 1994, he held the positions of Deputy Director and Operations Engineer with the Water Authority — Cayman. He received his B.S. degree in Building Construction from the Georgia Institute of Technology in 1985.
Our Board of Directors and the Nominations and Corporate Governance Committee annually evaluate each director’s outside commitments, time availability and effectiveness in connection with the nomination process. Following this review, our Board of Directors and the Nominations and Corporate Governance Committee determined that Mr. McTaggart continues to devote sufficient time and attention to the Company and remains an effective and engaged member of the Board of Directors.
Mr. McTaggart was selected to serve as a member of our Board of Directors because of his extensive technical and managerial experience in the water industry, and his knowledge and managerial experience within both public and private sector water utilities.
Leonard J. Sokolow, age 69, has been a director of our Company since June 1, 2006. Since September 2023, Mr. Sokolow has served as Chief Executive Officer of SKYX Platforms Corp. (Nasdaq: SKYX). He has served as an independent director and Chair of the Audit Committee of SKYX Platforms from 2015 to February 2022 and continues to serve as a board member of that company and a member of its Corporate Development Committee. From 2015 to August 2023, Mr. Sokolow served as Chief Executive Officer and President of Newbridge Financial, Inc., a financial services holding company. From 2015 to July 2022, Mr. Sokolow served as Chairman of Newbridge Securities Corporation, Newbridge Financial, Inc.’s full-service broker-dealer. From August 2022 to August 2023 Mr. Sokolow served as CEO of Newbridge Securities Corporation and Newbridge Financial Services Group, Inc., Newbridge Financial, Inc.’s, full-service registered investment adviser. From November 1999 until July 2008, Mr. Sokolow was the Chief Executive Officer and a member of the Board of Directors, of vFinance Inc., a publicly traded financial services company he co-founded. He also served as its Chairman from January 2007 until July 2008, when it merged into National Holdings Corporation, a publicly traded financial services company. From July 2008 until July 2013, Mr. Sokolow was President of National Holdings Corporation, and from July 2008 until July 2014 he was Vice-Chair of the Board of Directors of National Holdings Corporation. From July 2013 until December 2014, Mr. Sokolow was a consultant and partner at Caribou LLC, a strategic advisory services firm. Mr. Sokolow was a Founder, Chair, and Chief Executive Officer of the Americas Growth Fund, Inc., a closed-end 1940 Act management investment company elected to be treated as a Business Development Company (BDC), from 1994 to 1998. From 1988 until 1993, Mr. Sokolow was an Executive Vice President and the General Counsel of Applica Inc., a publicly traded appliance marketing and distribution company. From 1982 until 1988, Mr. Sokolow practiced corporate, securities, and tax law and was one of the founding attorneys and a partner of an international boutique law firm. From 1980 until 1982, he worked as a Certified Public Accountant for Ernst & Young and KPMG Peat Marwick. Since June 2020, he has served as a member of the Board of Directors of Vivos Therapeutics, Inc. (Nasdaq: VVOS), Chair of its Audit Committee, and a member of its Nominations and Corporate Governance Committee, and from December 2021 until May 2024, Mr. Sokolow had served as a member of the Board of Directors of a company formerly known as Agrify Corporation (Nasdaq: AGFY), where he served as a member of the Audit Committee and the Compensation Committee.

Our Board of Directors and the Nominations and Corporate Governance Committee annually evaluate each director’s outside commitments, time availability and effectiveness in connection with the nomination process. Following this review, our Board of Directors and the Nominations and Corporate Governance Committee determined that Mr. Sokolow continues to devote sufficient time and attention to the Company and remains an effective and engaged member of the Board of Directors. For additional information regarding the Board of Director’s and the Nominations and Corporate Governance Committee’s review of Mr. Sokolow’s commitments and effectiveness, see “Director Commitments and Effectiveness” below.
Mr. Sokolow was selected to serve as a member of our Board of Directors because of his experience as a director and principal executive officer, his legal, accounting, auditing and consulting background, and his qualifications to serve as our “audit committee financial expert.”
Raymond Whittaker, age 72, has served as a director of our Company since 1988. Mr. Whittaker was the Managing Director of TransOcean Bank & Trust Ltd., a bank and trust company located in the Cayman Islands and a subsidiary of Johnson International Inc., a bank holding company located in Racine, Wisconsin from 1984 to December 2000. He is now the principal of his own company and management firm, FCM Ltd. On August 25, 2014, Mr. Whittaker was recognized as a Governance Fellow by the National Association of Corporate Directors (“NACD”) upon completion of NACD’s Governance Program and in recognition of an ongoing commitment to exemplary board leadership. Mr. Whittaker continues to participate in various NACD programs.
Our Board of Directors and the Nominations and Corporate Governance Committee annually evaluate each director’s outside commitments, time availability and effectiveness in connection with the nomination process. Following this review, our Board of Directors and the Nominations and Corporate Governance Committee determined that Mr. Whittaker continues to devote sufficient time and attention to the Company and remains an effective and engaged member of the Board of Directors.
Mr. Whittaker was selected to serve as a member of our Board of Directors because of his management, financial and banking experience.
Biographies of Directors Not Standing for Reelection
Brian E. Butler, age 76, has been a director of our Company since 1983. Mr. Butler, a full-time resident of the Cayman Islands, has since 1977 directed a consortium of property development companies presented under the Butler name specializing in luxury resort projects in the Cayman Islands, the Turks and Caicos Islands, and British Columbia, Canada.
Mr. Butler was selected to serve as a member of our Board of Directors because of his more than 55 years of experience as a property developer (over 48 of those years in the Caribbean), his business and financial knowledge acquired during that period and his knowledge of, and business contacts in, the Cayman Islands. After 43 years as a director of our Company, Mr. Butler has decided not to stand for reelection at the Annual General Meeting.
Wilmer F. Pergande, age 86, has been a director of our Company since 1978 and Chair since 2009. He has more than 55 years of management, sales, manufacturing and engineering experience in the desalination and chemical processing industries. Mr. Pergande is the principal of WF Pergande Consulting LLC and currently provides consulting engineering services to the marine industry, for metallurgy, fluid dynamics, heat transfer and aqueous chemical solutions separation technologies. He retired in 2006 as the Global Leader for Desalination and Chemical Process Equipment for GE Infrastructure, Water and Process Technologies, which he held since 2002. Mr. Pergande previously held the position of Vice President of Special Projects of Osmonics Inc. and Chief Executive Officer of the desalination subsidiary of Osmonics Inc., a publicly traded water treatment and purification company, until its acquisition by General Electric Co. Before joining Osmonics, Mr. Pergande was the Chief Executive Officer of Licon International Inc., a publicly traded manufacturer of liquid chemical separation, purification and processing equipment. Previously, Mr. Pergande was the President of Mechanical Equipment Company Inc. (MECO) for 14 years and held engineering, sales and executive managerial positions with AquaChem Inc., a subsidiary of Coca Cola Co. at the time, both companies being manufacturers of seawater desalination equipment. He has a bachelor’s degree in mechanical engineering from Marquette University and Post Graduate Studies in Chemical Engineering, Metallurgy, Heat Transfer

and Business Management from Marquette University and the University of Wisconsin. Mr. Pergande served three terms as Director of the International Desalination Association, in which he held the positions of Treasurer and Secretary. He is a Member of Five Technical Societies related to the business and has presented numerous technical papers at society meetings.
Mr. Pergande was selected to serve as a member of our Board of Directors because of his management and engineering experience in the desalination industry, and for his management, engineering, sales and marketing skills. After 48 years as a director of our Company, Mr. Pergande has decided not to stand for reelection at the Annual General Meeting.
Board Leadership Structure and Risk Oversight
Mr. McTaggart currently serves as our principal executive officer. Prior to the Annual General Meeting Mr. Pergande, an independent director, serves as the Chair of the Board of Directors. Following the meeting the Board of Directors will elect a new Chair of the Board of Directors.
The Board of Directors is engaged in the oversight of risk through regular updates from Mr. McTaggart, in his role as our Chief Executive Officer, and other members of our management team, regarding those risks confronting us (including risks relating to regulatory compliance, information technology and cybersecurity, environmental and sustainability, climate change and public health), the actions and strategies necessary to mitigate those risks and the status and effectiveness of those actions and strategies. The updates are provided at regularly scheduled Board of Directors and committee meetings as well as through more frequent informal meetings that include the Chair of the Board of Directors, our Board of Directors, our Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer, Vice President of Information Technology and other members of our management team. The Board of Directors provides insight into the issues, based on the experience of its members, and provides constructive challenges to management’s assumptions and assertions.
Cybersecurity Risk
Our information technology (“IT”) and cybersecurity programs are crucial to maintaining secure operations, which enable us to deliver on our promise to customers and maintain stakeholder trust. Our Vice President of Information Technology (“VP IT”) is responsible for establishing, implementing, and executing our cybersecurity program and strategy. Our VP IT has more than 25 years of IT, IT audit, and cybersecurity experience, and is involved in assessing the latest developments in cybersecurity, including potential threats and innovative risk management techniques. All IT staff are obliged to include cybersecurity as part of their everyday considerations and tasks.
Our cybersecurity program is a critical component of our enterprise risk management process overseen by our Board of Directors, and we have integrated cybersecurity-related risks into our overall enterprise risk management framework. Additionally, cybersecurity-related risks are included in the risk universe that the risk management function evaluates to assess top risks to the enterprise on an annual basis.
Our IT department proactively identifies, manages, and mitigates cyber risk in a variety of ways, including but not limited to:
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A formal enterprise-wide cybersecurity policy and related standards;

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Cybersecurity training and employee phishing simulations;

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Ongoing vulnerability assessment, identification, and remediation;

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Cyber incident response, IT disaster recovery, and business continuity plans;

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Identity and access management controls;

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Automated patch management and security updates;

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Network isolation of key operations environments; and

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Email filtering with attachment inspection and targeted threat protection.

The standards set in our cybersecurity program include the implementation of controls that are aligned with industry guidelines and applicable regulations to identify threats, deter attacks, and protect our information security assets. These standards are guided, in part, by the relevant National Institute of Standards and Technology (NIST) and American Water Works Association (AWWA) frameworks and guidance. We use various tools, security measures and technologies to aid in seeking to protect our network perimeter and internal systems from unauthorized access, intrusion, or disruption. Assessments are conducted across our systems, networks, and data infrastructure to identify potential cybersecurity threats and vulnerabilities.
We have policies and procedures in place for selecting and managing our relationships with third-party service providers and other business partners, including monitoring compliance with our agreements and regulatory and legal requirements. We also actively engage with industry participants and related communities as part of our continuing efforts to evaluate and enhance the effectiveness of our information security policies and procedures. In addition, a monitoring and detection system has been implemented to help identify cybersecurity threats and incidents. Our cybersecurity program also focuses on providing training and awareness to our employees and contractors on cybersecurity best practices.
Our Board of Directors considers cybersecurity risk as part of its risk oversight function and has delegated to the Audit Committee oversight of cybersecurity and other IT risks. The Audit Committee oversees management’s implementation of our cybersecurity risk management program.
The Audit Committee oversees the management of our cybersecurity risk exposures and the steps management has taken to monitor and control such exposures. At each quarterly meeting, the Audit Committee receives an update from our VP IT and other members of management on relevant topics, including cybersecurity program maturity progress, new capabilities implemented, testing results, key cyber risk metrics (e.g., simulated phishing testing and vulnerability management) and notable incidents or events should they occur. On an annual basis, our Board of Directors meets with our VP IT and our third-party cybersecurity consultant to review our cybersecurity strategy. In accordance with our cybersecurity incident response plan, our Board of Directors is promptly informed of potentially material cybersecurity incidents, including with respect to our third-party service providers.
Although we have experienced cybersecurity incidents from time to time that have not had a material adverse effect on our business, financial condition, or results of operations, there can be no assurance that a cyber-attack, security breach, or other cybersecurity incident will not have a material adverse effect on us in the future.
Our management team supervises efforts to prevent, detect, mitigate, and remediate cybersecurity risks and incidents through various means, which may include briefings from internal security personnel; threat intelligence and other information obtained from governmental, public or private sources, including external consultants engaged by us; and alerts and reports produced by security tools deployed in the IT environment.
Governance of the Company
Pursuant to the Company’s Amended and Restated Memorandum of Association (the “Memorandum”), the Articles, and Cayman Islands law, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.
The Board of Directors has determined that the directors nominated for reelection (other than Mr. McTaggart), and those not standing for reelection, are “independent” as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). The Board of Directors based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations, family and other relationships.
The Company schedules meetings of the Board of Directors quarterly, in conjunction with its Annual General Meeting, and as necessary throughout the year. The Company expects that all directors will attend each meeting, absent a valid reason, such as a scheduling conflict. The Board of Directors held five meetings during 2025.

Each director attended at least 75% of the aggregate number of (a) the total number of meetings of the Board of Directors held during 2025 and (b) the total number of meetings held by all committees of the Board of Directors on which he or she served during 2025.
The Board of Directors also has adopted a Code of Business Conduct and Ethics that applies to all Company directors, officers (including the principal executive officer, principal financial officer and principal accounting officer) and employees. Our Code of Business Conduct and Ethics is posted on the “Investors — Governance” section of the Company’s website: http://www.cwco.com.
If, in the future, the Board of Directors amends the Code of Business Conduct and Ethics or grants a waiver to our principal executive officer, principal financial officer or principal accounting officer with respect to the Code of Business Conduct and Ethics, the Company will post the amendment or a description of the waiver on the “Investors — Governance” section of the Company’s website.
Insider Trading and Hedging Policy
The Board of Directors has adopted an Insider Trading and Disclosure of Non-Public Information Policy, which applies to all of the Company’s directors, officers, employees, agents and representatives and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable NASDAQ listing standards. The insider trading policy expressly prohibits directors, officers, employees, agents and representatives of the Company from purchasing or selling the Company’s securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. It further prohibits directors, officers, employees, agents and representatives from engaging in hedging transactions, such as purchasing or writing derivative securities including puts and calls and entering into short sales or short positions with respect to the Company’s stock.
Our directors, officer, employees, agents and representatives are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), so that they can prudently diversify their asset portfolios.
Our Insider Trading and Disclosure of Non-Public Information Policy is posted on the “Investors — Governance” section of the Company’s website: http://www.cwco.com and has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that was filed with the SEC on March 16, 2026.
Committees of the Board of Directors
The Board of Directors has four committees: (1) the Compensation Committee; (2) the Audit Committee; (3) the Nominations and Corporate Governance Committee and (4) the Environmental and Social Governance Committee. The Board of Directors has adopted a written charter for each of these committees. The charters are posted on the “Investors — Governance” section of the Company’s website: http://www.cwco.com. The table below sets forth the committee composition during 2025, as well as the chairs of each committee.
Director	Compensation Committee	Audit Committee	Nominations and Corporate Governance Committee	Environmental and Social Governance Committee
Linda Beidler-D’Aguilar			C	X
Brian E. Butler(1)	X	X		X
Carson K. Ebanks	X		X
Clarence B. Flowers, Jr.	X			X
Frederick W. McTaggart				C
Wilmer F. Pergande(1)		X	X
Leonard J. Sokolow		C	X
Raymond Whittaker	C	X

X — Member of Committee
C — Chair
(1)
This director has decided not to stand for reelection at the Annual General Meeting.

Compensation Committee
During 2025, the Compensation Committee consisted of Messrs. Butler, Ebanks, Flowers and Whittaker. Mr. Butler has decided not to stand for reelection at the Annual General Meeting. The Compensation Committee held three meetings during 2025. No changes have been made to the composition of the Compensation Committee in 2026.
The Compensation Committee is responsible for developing, reviewing and approving the executive compensation program for the Company and its subsidiaries; assessing executive performance; establishing and approving annual incentive compensation plans; approving certain employment agreements; and reviewing and consulting with the Company’s management regarding the executive compensation disclosure (including, if applicable, the Compensation Discussion and Analysis) that is presented in the Company’s proxy statement for each annual meeting. The Board of Directors has adopted a written charter for the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee are “independent directors,” as such term is defined under the applicable rules of NASDAQ.
Audit Committee
During 2025, the Audit Committee consisted of Messrs. Butler, Pergande, Sokolow and Whittaker. Mr. Gutiérrez Fernández was appointed to the Audit Committee in February 2026. Messrs. Pergande and Butler have decided not to stand for reelection at the Annual General Meeting. The Audit Committee held four meetings during 2025.
The Audit Committee assists the Board of Directors in monitoring the financial reporting process, the internal control structure and management’s testing of such control structure, the independent registered public accountants and the approval of outside consulting services pertaining to the financial and internal control functions of the Company. Its primary duties are to serve as an independent and objective party to monitor the Company’s financial process and internal control system, to select and determine the remuneration of the Company’s independent accountants, to review and appraise the audit effort of the independent accountants and to provide an open avenue of communications among the independent accountants, financial consultants, financial and senior management and the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee, and the Audit Committee reviews and reassesses the adequacy of its charter every three years, unless changes in circumstances or regulatory requirements necessitate assessment on a more frequent basis. During the year, the Board of Directors examined the composition of the Audit Committee in light of NASDAQ’s corporate governance rules and the regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) applicable to audit committees. Based upon this examination, the Board of Directors has determined that all members of the Audit Committee are “independent directors” within the meaning of applicable rules and regulations of NASDAQ and the SEC. The Board of Directors has also determined that Mr. Sokolow qualifies as an “audit committee financial expert” as defined under applicable rules and regulations of NASDAQ and the SEC.
Nominations and Corporate Governance Committee
During 2025, the Nominations and Corporate Governance Committee consisted of Ms. Beidler-D’Aguilar and Messrs. Ebanks, Pergande and Sokolow. Ms. Adamson was appointed to the Nominations and Corporate Governance Committee in February 2026. Mr. Pergande has decided not to stand for reelection at the Annual General Meeting. The Nominations and Corporate Governance Committee held four meetings during 2025.
The Nominations and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors and the qualifications of the members of the Board of Directors, establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board of Directors. The Board of Directors has determined that all members of the Nominations and Corporate Governance Committee are “independent directors,” as such term is defined under applicable rules of NASDAQ. The criteria for the Nominations and Corporate Governance Committee to recommend nominees for membership on the Board of Directors is contained in the “Consolidated Water Co. Ltd. Corporate Governance Guidelines,” whereby candidates should possess certain minimum qualifications for Board membership, including strong personal values and discipline, high ethical standards, a commitment to full participation on the Board of Directors and its committees and relevant career experience, and whereby diversity of thought, experience, gender and ethnicity shall be considered a priority in any such recommendations.
To recommend a prospective nominee to the Board of Directors for the Nominations and Corporate Governance Committee’s consideration, a shareholder may submit the candidate’s name and qualifications in writing to the Secretary of the Company, Consolidated Water Co. Ltd., Regatta Office Park, Windward Three, 4th Floor, West Bay Road, P.O. Box 1114, Grand Cayman, KY1-1102, Cayman Islands.
Environmental and Social Governance Committee
During 2025, the Environmental and Social Governance Committee consisted of Ms. Beidler-D’Aguilar and Messrs. Butler, Flowers and McTaggart. Dr. Giner was appointed to the Environmental and Social Governance Committee in February 2026. Mr. Butler has decided not to stand for reelection at the Annual General Meeting. The Environmental and Social Governance Committee held one meeting during 2025.
The Environmental and Social Governance Committee provides oversight of our policies relating to Environmental and Social Governance (“ESG”) topics and operational controls of environmental, health and safety, and social risks, and is committed to supporting the Company’s efforts to operate as a sound corporate citizen. We believe that an integrated approach to business strategy, corporate governance and corporate citizenship creates long-term value. The following summary highlights certain of our policies and initiatives in these areas.
We are committed to operating with integrity, contributing to the local communities surrounding our global offices, promoting diversity and inclusion, developing our employees and being thoughtful stewards of natural resources. We are also focused on the security of our data and safeguarding our supplier’s and clients’ privacy.
Environmental and Social Governance (ESG) Highlights
Healthy and Safe Work Environment
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Commitment to comply with all applicable health and safety laws, regulations and other requirements to which we subscribe.

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Integration of health and safety considerations into business decisions to ensure health and safety of our employees and the community.

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Equal employment opportunity hiring practices, policies and management of employees.

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Anti-harassment policy that prohibits hostility or aversion towards individuals in protected categories, and prohibits sexual harassment in any form, and details how to report and respond to harassment issues and strictly prohibits retaliation against any employee for reporting harassment.

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Since January 1, 2022, we have not been a party to any suits, investigations, inquiries or other proceedings relating to occupational safety and health, nor have any such proceedings been overtly threatened.

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During 2023, 2024 and 2025, we had no work-related fatalities or occupational diseases and 1, 4 and 0 workplace injuries, respectively.

Diversity and Inclusion	• Committed to fostering and promoting an inclusive and globally diverse work environment. • Formal policy that forbids discrimination based on protected classifications.

Prevention of Human Trafficking and Forced and Child Labor
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Formal policy that forbids use of forced, debt bonded, indentured labor, involuntary prison labor, slavery or human trafficking in our business or supply chain.

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Prohibition on employment of anyone under the age of 16 in any position, and workers under the age of 18 for hazardous work, overtime, or night shift work.

Wage and Hour Standards
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Working hours limited to the greater of 60 hours per week or the maximum set by local law.

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Prohibition on working longer than six consecutive days without at least one day off.

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Commitment to comply with applicable wage laws, including those related to minimum wages, overtime hours, and legally mandated benefits.

Freedom of Association and Collective Bargaining
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Employees have the right to freely associate or not associate with third party organizations such as labor organizations.

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Employees also have the right to bargain or not bargain collectively in accordance with local laws.

Privacy and Data Security	• Maintaining privacy policies, management oversight, and accountability structures to protect privacy and personal data.
Business Conduct and Ethics Codes
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A strong corporate culture that promotes the highest standards of ethics and compliance for our business; most of our directors have an extensive background and experience in risk management.

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Code of Business Conduct and Ethics sets forth principles to guide employee and director conduct.

Business Continuity
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As a provider of water, which is essential to life, we have business continuity policies to ensure the safety of our personnel, facilities and critical business functions in case of natural disasters and other emergencies.

Environment
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Formal policy to identify principle environmental aspects of our operations, and seek to mitigate waste, emissions, energy and water use and other impacts wherever feasible.

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Commitment to environmental protection and conservation of natural resources through innovative processes and continuous improvement methodologies.

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Commitment to continue to invest in energy conservation, work to reduce our environmental footprint, and adhere to environmental laws, regulations, policies and goals.

Governance	• Strong focus on corporate governance since inception, striving for best practices in corporate governance.
Stakeholder Involvement	• Commitment to receive feedback from such stakeholders to help improve ESG-related policies, the implementation thereof and our performance thereunder.
Anti-Bribery and Corruption Policies
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Policies prohibiting improper or unauthorized expenditures (including commercial and public bribery) and other improper payment schemes.

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Mechanism for confidential reporting of any suspected violations.

As reflected above, we have adopted practices and policies that highlight our commitment to environmental and social responsibility and that seek to promote sustainability and health and well-being in the operation of our business. These practices are designed to position us as a supplier of choice to our customers, an employer of choice to our existing and prospective employees, and a neighbor of choice in our communities. We are committed to the ethical and environmentally responsible operation of our business and have undertaken initiatives to reduce our environmental impact and to ensure a healthy and safe workplace.
As the highlights above demonstrate, we have, and enforce, ESG-related policies in our workplace, and we expect our suppliers and business partners to adhere to these requirements and to promote these values. As climate-related risks evolve, so does the need to align sustainability and the assessment of risk. Our goal is to continuously enhance our understanding of enterprise-wide risk and uncertainty with comprehensive evaluation of current risks, scenario planning, and quantitative analysis. These tools strengthen our ability to successfully integrate sustainability into our strategic decision-making processes. By doing so, we are better able to assess operational, environmental, and social uncertainties and weigh their potential implications for our strategic priorities. Our commitment to operating our business in a manner that is environmentally responsible and protective of the health and safety of our employees is formalized in the following policies:
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Human Rights Policy — We maintain a Human Rights Policy that seeks to promote the operation of our business in an ethical and socially responsible way and that reflects our commitment to the corporate social responsibility principles reflected in the United Nations (“UN”) Global Compact, the Universal Declaration of Human Rights, the UN Guiding Principles on Business and Human Rights, core International Labour Organization Conventions, the Organization for Economic Co-operation and Development Guidelines for Multinational Enterprises, and the laws of the countries in which we operate.

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Environmental, Health and Safety Policy — We maintain an Environmental, Health and Safety Policy to guide the conduct of our business in a safe and environmentally sustainable and responsible manner that promotes the health of our employees, customers, community and the environment and that meets global environmental, health and safety requirements.

Copies of these policies and related information can be found on the “Investors — Governance” section of the Company’s website.
Director Commitments and Effectiveness
Our Board of Directors and the Nominations and Corporate Governance Committee conducts an annual review of each director’s outside commitments and time availability and determined, after review, that each director has sufficient capacity to serve effectively on our Board of Directors. Specifically, our Board of Directors and the Nominations and Corporate Governance Committee have carefully evaluated the outside commitments of Leonard J. Sokolow, who serves as Chief Executive Officer and a director of SKYX Platforms Corp. (“SKYX”) and as a director of Vivos Therapeutics, Inc. (“VIVOS”), both public companies. We are aware that certain proxy advisory firms apply general numerical guidelines to outside public company board service by sitting chief executive officers; however, our Board of Directors believes a facts-and-circumstances analysis focused on effectiveness and performance is most appropriate for our Company and its stockholders.
Our review focused on effectiveness, capacity and commitment, including the results of our annual Board of Directors and committee evaluation process and individual director peer feedback, consistent with the approach taken by many of our largest stockholders. During the last fiscal year, Mr. Sokolow maintained an exemplary attendance record, participating in 100% of our Board of Directors and committee meetings and actively contributing in executive sessions and committee discussions. He consistently demonstrates strong engagement, preparedness and responsiveness between meetings, including participation in unscheduled strategic and transactional discussions, while also fulfilling his duties to his other boards and his officer role. Importantly, his leadership as a public company chief executive officer provides direct benefits to our Company, particularly in strategy, risk oversight, shareholder engagement, regulatory oversight, and governance. Our Board of Directors regularly relies on his current operating experience managing a similarly regulated public company in areas such as disclosure controls, capital allocation, investor communications and crisis management. These skills directly support our Company’s ability to execute our long-term objectives and deliver stockholder value and aided several key Board of Director discussions during the fiscal year.

We also considered the scope and nature of his other commitments. Both SKYX and VIVOS are well-established enterprises with experienced management teams and governance practices that do not place unusual or disproportionate demands on his time. We have also noted that he does not serve as chair of the board of directors of any public company and, as chief executive officer of SKYX, he reports directly to an Executive Chair as do other senior executives. This enables him to effectively manage his responsibilities across roles without compromising performance.
Based on this review, our Board of Directors concluded that Mr. Sokolow has the capacity and commitment to serve effectively as a director of our Company and that Mr. Sokolow’s service on two outside boards does not impair his ability to fulfill his obligations to our Company. Our Board of Directors affirmatively determined, following its annual evaluation and attendance review, that Mr. Sokolow allocates sufficient time to our Company’s matters and remains an effective and engaged director. Our Board of Directors further determined that his concurrent service to the other public companies contributes meaningfully to the effectiveness of his service on our Board of Directors and enhances our Board of Director’s oversight and decision-making. The Nominations and Corporate Governance Committee will continue to monitor Mr. Sokolow’s commitments as part of its annual nomination review.
Incentive Compensation Recoupment Policy
We maintain an Incentive Compensation Recoupment Policy in compliance with NASDAQ rules. Under our Incentive Compensation Recoupment Policy, if we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under United States securities laws, the Company will be entitled to recover (and will seek to recover), from our executive officers, any excess incentive-based compensation received by our executive officers during the three-year period prior to the date on which we are required to prepare the restatement. This policy applies to both equity-based and cash compensation awards. The “excess compensation” is the difference between the actual amount that was paid and the amount that would have been paid if the financial statements were prepared properly in the first instance. To ensure that we can enforce the Incentive Compensation Recoupment Policy, we require each executive officer subject to the policy to execute an acknowledgement stating that the executive has received and reviewed the policy and agrees that he or she is fully bound by the policy.
Shareholder Communication with Directors
Shareholders of the Company who want to communicate with the Board of Directors or any individual director may write to:
Consolidated Water Co. Ltd.
Regatta Office Park, Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
Attn: Secretary of the Company
The letter should include a statement indicating that the sender is a shareholder of the Company. The Secretary will review all shareholder letters with the Board of Directors and depending on the subject matter will:
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Regularly forward any letter that deals with the function of the Board of Directors or any committee of the Board of Directors (or any matter otherwise appropriate for Board attention) to the director or directors to whom it is addressed;

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Attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information about the Company and stock-related matters;

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Based upon the advice of appropriate legal counsel, not forward the letter if it relates to an improper or irrelevant topic; or

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At each meeting of the Board of Directors, present a summary of all letters received since the last meeting that were not forwarded to the Board of Directors and make those letters available to the Board of Directors upon request.

Audit Committee Report
The Audit Committee submits the following report for 2025:
The Committee has reviewed and discussed with both management and the independent registered public accountants (the “independent auditors”) the audited consolidated financial statements of the Company as of and for the year ended December 31, 2025. The Committee’s review included discussion with the independent auditors of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.
The Committee has received the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors matters relating to their independence.
Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
Submitted by the Members of the 2025 Audit Committee
Brian E. Butler Wilmer F. Pergande Leonard J. Sokolow Raymond Whittaker

PROPOSAL 2
Approval of Consolidated Water Co. Ltd.
2027 Employee Stock Incentive Plan
Purpose of the 2027 Employee Stock Incentive Plan
The Board of Directors has adopted, subject to shareholder approval, the Consolidated Water Co. Ltd. 2027 Employee Stock Incentive Plan (the “2027 Plan”). The 2027 Plan is designed to promote the long-term financial success of the Company and its subsidiaries by providing a flexible equity-based compensation program through which the Company may attract, motivate and retain employees whose contributions are essential to the Company’s continued growth and success. The Board of Directors believes that equity-based compensation is a fundamental component of a competitive compensation program and that providing employees with the opportunity to acquire a proprietary interest in the Company through equity awards strengthens the alignment between the interests of employees and those of the Company’s shareholders.
The Company operates in a competitive environment in which the ability to attract and retain talented employees is critical to maintaining and expanding the Company’s business. Equity-based incentives are widely used by public companies as an effective means of rewarding performance, promoting long-term retention and aligning the interests of employees with those of shareholders. The Board of Directors and the Compensation Committee believe that providing employees with equity incentives encourages a long-term perspective on Company performance, reinforces a culture of ownership, and directly links employee compensation to the creation of shareholder value.
The Board of Directors also believes that equity awards provide a means of delivering a meaningful component of compensation that is performance-based while conserving cash resources. In particular, stock options reward employees only to the extent that the Company’s share price appreciates following the grant date, thereby directly aligning the interests of participants with those of shareholders. Other forms of equity awards, such as restricted stock and restricted stock units, provide additional flexibility to structure compensation arrangements that reflect market practice and evolving accounting and compensation considerations.
The Company currently maintains certain equity-based compensation arrangements, principally its 2008 Equity Incentive Plan for its directors and executives. However, the Board of Directors believes that the adoption of the 2027 Plan for employees of the Company other than its directors and executives is necessary to attract and retain employees in the Company’s highly competitive labor market and will provide a modernized and comprehensive equity incentive framework that reflects current governance standards and compensation practices. The 2027 Plan is intended to provide the Company with sufficient flexibility to grant a range of equity awards tailored to the Company’s evolving compensation requirements while incorporating features designed to protect shareholder interests.
The adoption of the 2027 Plan by the Board of Directors is subject to the approval of the Company’s shareholders at the Annual General Meeting. If approved by shareholders, the 2027 Plan will become effective on January 1, 2027 (the “Effective Date”). No awards may be granted under the 2027 Plan after the day immediately preceding the tenth anniversary of the Effective Date, although awards granted prior to that date may remain outstanding in accordance with their terms.
The following is a summary of the material terms and provisions of the 2027 Plan. This summary is qualified in its entirety by reference to the complete text of the 2027 Plan, which is attached hereto as Annex A and incorporated herein by reference. To the extent there is a conflict between this summary and the 2027 Plan, the terms of the 2027 Plan will govern. Capitalized terms that are used by not defined in this summary have the meanings given to them in the 2027 Plan.
Share Authorization and Plan Structure
Subject to adjustment as described below, the maximum number of Ordinary Shares that may be delivered to participants pursuant to awards granted under the 2027 Plan is 500,000 shares. These shares may be issued in connection with stock options, restricted stock awards, restricted stock units or performance-based awards, in such combination as the Compensation Committee may determine.

In addition, solely for purposes of determining whether shares are available for the grant of incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum aggregate number of shares that may be issued pursuant to ISOs under the 2027 Plan is 500,000 shares, subject to adjustment as described in the plan.
The Board of Directors determined the size of the share reserve after considering various of factors, including the Company’s historical equity grant practices, the anticipated future equity compensation needs of the Company, projected employee growth, prevailing market practices among comparable companies and the potential dilutive effect of equity awards on existing shareholders. The Board believes that the share reserve requested under the 2027 Plan represents a reasonable and appropriate level of dilution that will enable the Company to maintain a competitive compensation program while protecting shareholder interests.
As of the Record Date, the Company had 16,000,190 Ordinary Shares and 38,923 Preference Shares outstanding. The 500,000 shares reserved for issuance under the 2027 Plan therefore represent approximately 3.1% of the outstanding shares as of that date.
Historical Equity Usage and Potential Dilution
In evaluating the adoption of the 2027 Plan, the Board of Directors and the Compensation Committee considered the Company’s historical equity compensation practices and the potential impact of the new plan on shareholders. In particular, the Board reviewed the Company’s historical burn rate (which represents the number of equity awards granted in a fiscal year expressed as a percentage of the Company’s weighted average outstanding shares for each year), as well as the Company’s equity overhang (which represents the number of shares subject to outstanding equity awards and available for future grants expressed as a percentage of the Company’s outstanding shares).
For the fiscal years ended December 31, 2025, 2024 and 2023, the Company’s annual burn rate was approximately 0.63%, 0.48%, and 2.87%, respectively.
The Board of Directors believes that the adoption of the 2027 Plan, with a share reserve of 500,000 shares, represents a reasonable level of potential dilution that balances the Company’s need to provide competitive equity incentives with the interests of shareholders. The Compensation Committee intends to continue to manage the Company’s equity compensation program prudently and with careful consideration of dilution, burn rate and shareholder value.
Eligibility
Participation in the 2027 Plan is limited to employees of the Company and its subsidiaries, other than directors and executive officers. The Board of Directors believes that extending equity incentives to a broader population of employees can be an effective means of attracting new hires, motivating performance and fostering a culture in which employees share in the long-term success of the Company.
As of the Record Date, approximately 265 employees of the Company and its subsidiaries would be eligible to participate in the 2027 Plan.
Administration of the Plan
The 2027 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee will have full authority to administer and interpret the 2027 Plan and to establish rules and procedures for its operation.
Subject to the terms of the 2027 Plan and applicable law, the Committee will have the authority to select the participants who will receive awards, determine the types and amounts of awards to be granted, establish the terms and conditions of awards, and interpret and construe the provisions of the plan and any related award agreements. The Committee may determine, among other things, the number of shares subject to each award, the vesting schedule, the exercise price of stock options, the performance goals applicable to performance-based awards and the treatment of awards upon a participant’s termination of employment.
The Committee may adopt administrative rules and procedures governing the operation of the 2027 Plan and may delegate certain administrative functions to officers of the Company to the extent permitted by applicable law and NASDAQ requirements. All determinations and interpretations made by the Committee with respect to the 2027 Plan will be final and binding on all participants and other persons.
Types of Awards
The 2027 Plan authorizes the grant of several forms of equity-based awards designed to provide the Company with flexibility in structuring incentive compensation arrangements.
Stock options represent the right to purchase Ordinary Shares at a specified exercise price during a specified period. Stock options granted under the 2027 Plan may be either incentive stock options intended to qualify under Section 422 of the Code or nonqualified stock options that do not qualify for such treatment. Each stock option will be evidenced by an award agreement specifying the number of shares subject to the option, the exercise price, the vesting schedule and other applicable terms and conditions.
The exercise price of a stock option may not be less than 100% of the fair market value of an Ordinary Share on the date of grant. In the case of an ISO granted to a participant who owns more than ten percent of the Company’s outstanding voting power, the exercise price must be at least 110% of the fair market value of the Ordinary Shares on the date of grant. Stock options may not have a term longer than ten years from the date of grant, and in the case of ISOs granted to a ten-percent shareholder, the maximum term is five years.
The exercise price of a stock option may be paid in cash or, to the extent permitted by the Committee and applicable law, through a variety of alternative methods, including the tender of previously owned shares of Company stock, cashless or broker-assisted exercises, net share settlement or other consideration approved by the Committee.
The 2027 Plan also permits the grant of restricted stock awards. Restricted stock represents Ordinary Shares that are issued to a participant subject to specified vesting conditions and restrictions on transfer. These restrictions may lapse based on continued service, the achievement of specified performance objectives, or a combination of both. Until the applicable restrictions lapse, the shares may be subject to forfeiture if the participant’s employment terminates or if other specified conditions are not satisfied.
Participants holding restricted stock awards generally will have the right to vote the underlying shares; however, cash dividends declared on such shares will not be paid unless and until the shares vest. Dividends that accrue during the vesting period will be paid to the participant only if and when the underlying restricted shares vest.
The 2027 Plan also authorizes the grant of restricted stock units (“RSUs”). An RSU represents a contractual right to receive an Ordinary Share, or the cash equivalent of such share, at a future date following the satisfaction of specified vesting conditions. RSUs are similar to restricted stock awards except that no shares are issued at the time of grant. RSUs may vest based on continued service, the attainment of performance goals or market-based conditions. RSUs will generally be settled in Ordinary Shares; however, the Committee may determine at the time of settlement that the award will be paid in cash based on the fair market value of the underlying shares.
Awards under the 2027 Plan may also be structured as performance awards, which are awards that vest upon the achievement of specified performance criteria established by the Committee. Performance awards may take the form of stock options, restricted stock awards or restricted stock units and may be conditioned upon the achievement of financial, operational or market-based performance goals determined by the Committee.
Each award granted under the 2027 Plan will be evidenced by a written award agreement that sets forth the specific terms and conditions of the award, including the number of shares subject to the award, vesting conditions, performance criteria (if applicable), and the treatment of the award upon termination of employment.
Vesting, Termination of Employment and Other Award Provisions
The vesting schedules applicable to awards granted under the 2027 Plan will be determined by the Committee and will be set forth in the applicable award agreements. Vesting may be based on continued service with the Company, the achievement of performance goals, the attainment of market-based conditions or a combination of such factors.

The Committee will also determine the treatment of awards upon a participant’s termination of employment or service. Award agreements may provide for accelerated vesting, continued exercisability of stock options for a limited period following termination, or forfeiture of unvested awards depending on the circumstances of the termination, including termination for cause, death, disability or retirement.
Awards granted under the 2027 Plan will generally be nontransferable, except by will or by the laws of descent and distribution, unless the Committee determines otherwise in accordance with applicable law.
Change in Control and Adjustments
In the event of certain corporate transactions or other changes in the Company’s capital structure, including stock splits, stock dividends, recapitalizations or similar events, the Committee will make equitable adjustments to the number and type of shares available for issuance under the 2027 Plan, the number and type of shares subject to outstanding awards and, if applicable, the exercise price of stock options, in order to preserve the intended benefits of the plan.
In addition, in connection with a change in control of the Company, the Committee may take such actions with respect to outstanding awards as it determines to be appropriate and equitable, including accelerating vesting, providing for the assumption or substitution of awards by a successor entity, or taking other actions intended to preserve the value of the awards.
Prohibition on Repricing and Cash Buy-Outs
The 2027 Plan includes provisions designed to protect shareholder interests. The plan prohibits the repricing of stock options without shareholder approval. Accordingly, neither the Committee nor the Board of Directors may reduce the exercise price of an outstanding stock option or cancel and replace such option with a new option having a lower exercise price without the approval of the Company’s shareholders, except in connection with certain adjustments resulting from changes in the Company’s capital structure or a change in control.
In addition, the 2027 Plan prohibits the Company from repurchasing or cashing out stock options that are “underwater,” meaning that the exercise price of the option exceeds the current fair market value of the underlying shares, without shareholder approval.
Amendment and Termination of the Plan
The Board of Directors may amend, suspend or terminate the 2027 Plan at any time, subject to any shareholder approval requirements imposed by applicable law or NASDAQ listing standards. No amendment or termination of the plan may materially impair the rights of a participant with respect to an outstanding award without the participant’s consent, unless otherwise required by law.
Under applicable NASDAQ listing standards, shareholder approval is required for certain amendments to the plan, including any increase in the number of shares authorized for issuance under the plan, any material expansion of the class of participants eligible to receive awards or certain other material modifications.
U.S. Federal Income Tax Consequences
The following summary describes certain material U.S. federal income tax consequences associated with awards granted under the 2027 Plan. This summary is intended only as a general overview and does not purport to address all tax considerations that may be relevant to participants.
Incentive stock options generally do not result in taxable income to the participant upon grant or exercise for regular federal income tax purposes. If a participant holds the shares acquired upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, any gain realized upon disposition of the shares will be treated as long-term capital gain. If the participant disposes of the shares before the end of these holding periods, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price. The Company generally will not be entitled to a federal income tax deduction with respect to the exercise of an ISO unless the participant makes such a disqualifying disposition.

Nonqualified stock options generally do not result in taxable income upon grant. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price. The Company generally will be entitled to a corresponding federal income tax deduction at that time, subject to applicable limitations.
A participant receiving restricted stock generally will recognize ordinary income when the restrictions on the shares lapse in an amount equal to the fair market value of the shares at that time, less any amount paid for the shares. Alternatively, a participant may elect under Section 83(b) of the Code to recognize income at the time the restricted stock is granted based on the fair market value of the shares on the grant date. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income.
A participant receiving restricted stock units generally will recognize ordinary income when the units are settled in shares or cash in an amount equal to the fair market value of the shares or the amount of cash received. The Company generally will be entitled to a corresponding tax deduction at that time.
Certain payments or benefits that are accelerated in connection with a change in control of the Company could, under certain circumstances, constitute “excess parachute payments” under Section 280G of the Code, which could result in the imposition of an excise tax on the participant and the loss of a tax deduction for the Company.
Shareholder Approval Requirement
Shareholder approval of the 2027 Plan is required under the Nasdaq listing standards applicable to the Company. If the Company’s shareholders do not approve the 2027 Plan, the plan will not become effective and the Company will not grant awards under the plan.
Required Vote
The approval of this proposal requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy and entitled to vote at the Annual General Meeting.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY 2027 EMPLOYEE STOCK INCENTIVE PLAN.

PROPOSAL 3
Approval of an Increase in the Authorized Share Capital of the Company
General
The Company’s current authorized share capital, as set forth in the Memorandum, is CI$12.5 million divided into 24,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 Preference Shares of par value CI$0.50 each.
The Board of Directors has approved, subject to shareholder approval, an increase in the Company’s authorized share capital to CI$25 million divided into 49,800,000 Ordinary Shares of par value $0.50 each and 200,000 Preference Shares of par value $0.50 each (the “Authorized Share Capital Increase”).
If approved, the Authorized Share Capital Increase will increase the number of authorized Ordinary Shares available for issuance by 25,000,000 shares. The aggregate authorized share capital of the Company will increase from CI$12.5 million to CI$25 million.
The Authorized Share Capital Increase requires a corresponding amendment to the Memorandum to reflect the revised share capital structure. The approval of that amendment is the subject of Proposal 4, which follows this proposal. Due to the requirements of Cayman Islands law, the Authorized Share Capital Increase and the corresponding amendment to the Memorandum require two separate resolutions.
A copy of the form of Ordinary Resolution approving the Authorized Share Capital Increase is attached to this Proxy Statement as Exhibit A.
Current Capitalization
As of the Record Date, the Company had 16,000,190 Ordinary Shares issued and outstanding. As of that date, an additional 48,510 Ordinary Shares were reserved for issuance upon the exercise or conversion of outstanding options, warrants, convertible securities or other equity-linked instruments, and 761,659 Ordinary Shares remained available for future issuance under the Company’s equity compensation plans. Based on these figures, as of the Record Date a total of 16,810,359 Ordinary Shares were either outstanding or reserved for issuance, leaving 7,989,641 authorized but unissued Ordinary Shares available for future issuance under the Company’s current authorized share capital.
The Board of Directors regularly reviews the Company’s capital structure in light of its strategic plans, anticipated capital requirements and the need to maintain appropriate financial and operational flexibility. After considering these factors, the Board determined that increasing the Company’s authorized share capital at this time is advisable to ensure that the Company maintains sufficient capacity to support future strategic and financing initiatives.
Purpose of the Authorized Share Capital Increase
The primary purpose of the Authorized Share Capital Increase is to provide the Company with additional flexibility to issue shares of capital stock in the future as circumstances may warrant.
The Board of Directors believes that maintaining an appropriate level of authorized but unissued shares is an important element of prudent corporate governance and financial management. Additional authorized shares provide the Company with the ability to respond promptly to business opportunities and changing market conditions without the delay and expense that would result from seeking additional shareholder approvals to increase authorized share capital at the time such opportunities arise.
The additional authorized shares may be issued from time to time for a variety of corporate purposes that the Board of Directors may determine to be advisable, including, without limitation, equity or equity-linked financing transactions, strategic investments, mergers or acquisitions, joint ventures, strategic partnerships, equity compensation programs for employees, officers and directors, and other general corporate purposes.
Although the Board of Directors believes that the Authorized Share Capital Increase is advisable to provide flexibility for future corporate actions, the Company currently has no specific plans, arrangements or commitments to issue the additional shares that would become available as a result of the approval of this proposal.

Board Rationale for the Authorized Share Capital Increase
In determining to recommend the Authorized Share Capital Increase, the Board of Directors considered a number of factors, including the Company’s current capital structure, the number of authorized but unissued shares presently available, the Company’s anticipated financing and strategic needs, and market practices among similarly situated publicly traded companies.
The Board also considered the importance of maintaining flexibility to pursue strategic opportunities that may arise in the future. The ability to issue shares of capital stock can be an important component of acquisition consideration, strategic partnerships and other business combinations, and may also provide the Company with an efficient means of raising capital or strengthening its balance sheet.
The Board concluded that increasing the authorized share capital at this time represents a prudent step to ensure that the Company retains the flexibility necessary to pursue such opportunities in a timely and efficient manner and to support the Company’s long-term growth strategy.
Potential Dilution
The issuance of additional Ordinary Shares could dilute the ownership interests and voting power of existing shareholders. In addition, in the absence of a proportionate increase in the Company’s earnings and assets, the issuance of additional shares could have a dilutive effect on earnings per share and book value per share.
Shareholders should be aware that the approval of this proposal will not itself result in the issuance of additional shares, but will authorize the Board of Directors to issue additional shares in the future if it determines that doing so is in the best interests of the Company and its shareholders.
The holders of Shares do not have preemptive rights to subscribe for additional issuances of the Company’s shares. As a result, if the Company issues additional shares in the future, existing shareholders may experience dilution of their ownership interests.
Potential Anti-Takeover Effects
The increase in the number of authorized Ordinary Shares could have certain effects that may make it more difficult or discourage an attempt to obtain control of the Company. For example, additional shares could be issued in one or more transactions that could dilute the ownership interest or voting power of a person or group seeking to acquire control of the Company. Similarly, shares could be issued to persons allied with management, which could make it more difficult to remove the Company’s current management or the Board of Directors.
The Board of Directors is not proposing the Authorized Share Capital Increase with the intention of discouraging or preventing a change in control of the Company, and the Board of Directors is not aware of any current attempt or plan to acquire control of the Company. However, shareholders should recognize that the availability of additional authorized shares could have the effect of discouraging or delaying transactions involving a change in control that might otherwise involve a premium for the Company’s shares.
Board Authority to Issue Additional Shares
If this proposal is approved and the corresponding amendment to the Memorandum described in Proposal 4 becomes effective, the additional authorized shares may be issued by the Company from time to time without further shareholder approval, except as may be required by applicable law, NASDAQ rules or the Company’s constitutional documents.
The Board of Directors will determine whether, when and under what circumstances additional shares of capital stock may be issued, and the terms of any such issuance, including the number of shares to be issued, the consideration to be received by the Company and the timing and structure of the transaction.
Required Vote
The approval of this proposal requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy and entitled to vote at the Annual General Meeting.

Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCREASE IN THE AUTHORIZED SHARE CAPITAL OF THE COMPANY.
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PROPOSAL 4
Approval of an Amendment to the Company’s Memorandum of Association
to Implement the Increase in Authorized Share Capital
General
As described in Proposal 3, the Board of Directors has approved, subject to shareholder approval, an increase in the authorized share capital of the Company from CI$12.5 million divided into 24,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 Preference Shares of par value CI$0.50 each to CI$25 million divided into 49,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 Preference Shares of par value CI$0.50.
In order to implement this Authorized Share Capital Increase, it is necessary to amend the Memorandum to revise the provision describing the Company’s authorized share capital. Accordingly, the Board of Directors has approved, subject to shareholder approval, an amendment to the Memorandum to provide that the Company’s authorized share capital shall read substantially as follows:
“The authorized share capital of the Company is CI$25.0 million divided into 49,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 redeemable preference shares of par value CI$0.50 each.”
In the event that shareholders also approve Proposal 6 relating to the adoption of the Company’s Amended and Restated Memorandum of Association and Amended and Restated Articles of Association incorporating the amendments contemplated by this Proposal 4 and Proposal 5, the Company expects that the amendment described in this Proposal 4 will be implemented as part of, and will become effective upon, the filing and effectiveness of such Amended and Restated Memorandum of Association with the applicable corporate registry in accordance with applicable law. If shareholders approve this Proposal 4, but do not approve Proposal 6, the Company expects that the amendment described in this Proposal 4 would instead be effected through the filing of a separate amendment to the Memorandum with the applicable corporate registry in accordance with applicable law, and the amendment would become effective upon the effectiveness of such filing.
A copy of the form of Special Resolution approving the amendment to the Memorandum is attached to this Proxy Statement as Exhibit B.
Relationship to Proposal 3
Proposal 4 is closely related to Proposal 3, in that Proposal 3 seeks shareholder approval of the increase in the Company’s authorized share capital, while Proposal 4 seeks approval of the amendment to the Memorandum necessary to implement that increase.
If shareholders approve Proposal 3, but do not approve Proposal 4, the Company would not be able to amend the Memorandum to reflect the revised share capital structure, and the Authorized Share Capital Increase would therefore not become effective.
Required Vote
Approval of this proposal requires the approval of a Special Resolution, which requires the affirmative vote of not less than seventy-five percent (75%) of the votes cast by shareholders present in person or represented by proxy and entitled to vote at the Annual General Meeting.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S MEMORANDUM OF ASSOCIATION.
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PROPOSAL 5
Approval of Amendments to the Company’s
Amended and Restated Articles of Association Relating to Share Repurchases and Treasury Shares
General
The Board of Directors has approved, subject to shareholder approval, certain amendments to the Articles relating to the Company’s authority to purchase its own shares and the treatment of shares so purchased. The amendments are intended to modernize the Company’s constitutional provisions governing share repurchases, provide the Company with greater flexibility in managing its capital structure, and align the Company’s constitutional documents more closely with market practices applicable to publicly traded companies whose securities are listed on a U.S. trading market.
The amendments would revise Article 11 of the Articles to modify the requirements governing purchases by the Company of its own shares and would introduce new provisions expressly permitting the Company to hold repurchased shares as treasury shares and subsequently cancel, transfer or otherwise dispose of such shares in accordance with applicable law. The amendments would also add definitions of the terms “Fair Market Value,” “Principal Trading Market,” “Trading Market” and “Treasury Share” to the Articles in order to clarify the operation of the revised repurchase provisions and to ensure consistency with applicable U.S. securities law and stock exchange requirements.
The proposed amendments are set forth in the Special Resolution attached to this Proxy Statement as Exhibit C. The following discussion summarizes the principal changes to be made to the Articles if this proposal is approved. This summary is qualified in its entirety by reference to the full text of the proposed amendments contained in Exhibit C.
Background and Purpose of the Amendments
Current Article 11 of the Articles provides that the Company may purchase its own shares only with the sanction of an ordinary resolution authorizing the manner and terms of the purchase and further provides that any shares purchased by the Company must be cancelled and cease to confer any rights or privileges.
The Board of Directors believes that this existing provision is unnecessarily restrictive and does not reflect the manner in which publicly traded companies commonly conduct share repurchases. In particular, the existing provision does not expressly permit the Company to conduct open market repurchases through the Company’s principal trading market, nor does it allow the Company to hold repurchased shares as treasury shares that may later be reissued, transferred or cancelled.
The proposed amendments are intended to provide the Company with greater flexibility in managing its capital structure while maintaining appropriate shareholder protections and compliance with applicable law. In particular, the amendments would permit the Company to conduct share repurchases in the open market in a manner consistent with Rule 10b-18 under the Exchange Act, which provides a regulatory safe harbor for issuer repurchases conducted in accordance with specified conditions. The amendments would also expressly authorize the Company to hold repurchased shares as treasury shares and subsequently cancel or transfer those shares as the Board of Directors may determine to be appropriate.
The Board of Directors believes that these changes are consistent with prevailing corporate governance practices for companies whose securities are listed on U.S. trading markets and will provide the Company with additional tools to manage its capital structure in a manner that supports long-term shareholder value.
Summary of the Proposed Amendments
The amendments would replace current Article 11 of the Articles with a revised Article 11 that expands and clarifies the Company’s authority to repurchase its own shares.
Under the revised Article 11, the Company would be permitted, subject to the applicable provisions of the governing corporate statute, the Memorandum and the Articles, to purchase its own shares by agreement with the holder, pursuant to the terms of issue of the relevant shares, or through purchases effected in the open market through the Company’s principal trading market.
The revised provision would also provide that, except with the sanction of an ordinary resolution authorizing different terms or methods of purchase, the Board of Directors may exercise the Company’s repurchase authority only if the purchase price does not exceed the “Fair Market Value” of the shares and if no more than twenty percent (20%) of the Company’s issued shares are at any time authorized for repurchase but not yet repurchased.
The amendments would further provide that, for so long as any class of the Company’s shares is listed for trading on a principal trading market, all repurchases by the Company must comply with Rule 10b-18 under the Exchange Act, as well as any other applicable rules of the SEC and the applicable trading market. These provisions are intended to ensure that any repurchase program conducted by the Company is carried out in compliance with the regulatory framework governing issuer repurchases in the United States.
The revised Article 11 would also authorize the Board of Directors, prior to the purchase of any shares by the Company, to determine whether the repurchased shares will be cancelled or held by the Company as treasury shares. If the Board of Directors determines that repurchased shares should be held as treasury shares, the Board of Directors would have the authority, subject to applicable law and stock exchange rules, to subsequently cancel those treasury shares or sell or otherwise transfer them on such terms as the Board of Directors considers appropriate.
In addition, the revised Article 11 would expressly permit the Company, with the approval of an ordinary resolution of shareholders, to compulsorily repurchase shares for cancellation. Any shares so repurchased would be cancelled and would not be held as treasury shares.
Finally, the revised Article 11 would clarify the treatment of cancelled shares by providing that any shares cancelled by the Company will be recorded in the Company’s register as cancelled, will cease to confer any rights or privileges on the former holder, will be returned to the pool of authorized but unissued shares of the same class, and may thereafter be reissued by resolution of the Board of Directors.
Addition of New Definitions
In connection with the amendments to Article 11, the proposed amendments would add definitions of several terms used in the revised repurchase provisions.
The definition of “Fair Market Value” would provide that, for shares listed on a principal trading market, the fair market value will be determined by reference to the highest purchase price permitted under Rule 10b-18 under the Exchange Act and any applicable rules of the SEC and the relevant trading market. If the shares are not listed on a principal trading market at the relevant time, the fair market value would be determined by the Board of Directors in good faith, taking into account such factors as the Board of Directors considers appropriate and in compliance with applicable law.
The amendments would also define the terms “Principal Trading Market” and “Trading Market” in order to identify the market on which the Company’s shares are primarily listed or quoted for trading, including markets such as The Nasdaq Global Select Market, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the American Stock Exchange or other applicable trading markets.
In addition, the amendments would define the term “Treasury Share” to mean a share held in the name of the Company as a treasury share in accordance with the governing corporate statute.
The Board believes that the inclusion of these definitions will improve clarity in the Articles and ensure that the Company’s constitutional documents operate consistently with applicable securities law requirements and stock exchange practices.
Effects of the Proposed Amendments
If the amendments are approved, the Company will have greater flexibility to conduct share repurchases and to manage the treatment of shares repurchased by the Company. In particular, the Company will be able to conduct open market repurchases consistent with applicable securities law safe harbors and will be able to hold repurchased shares as treasury shares that may later be reissued, transferred or cancelled.
The amendments will not require the Company to undertake any share repurchase program, and the approval of this proposal will not itself result in any repurchases of shares. Any decision to repurchase shares will remain subject to the discretion of the Board of Directors and will depend on a variety of factors, including market conditions, the Company’s financial position, capital requirements, regulatory considerations and other factors that the Board of Directors considers relevant at the time.
Required Vote
Approval of this proposal requires the approval of a Special Resolution, which requires the affirmative vote of not less than seventy-five percent (75%) of the votes cast by shareholders present in person or represented by proxy and entitled to vote at the Annual General Meeting.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF ASSOCIATION.
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PROPOSAL 6
Approval of the Adoption of the Company’s Amended and Restated Memorandum of Association
and Amended and Restated Articles of Association
General
The Board of Directors has approved, subject to shareholder approval, the adoption of an Amended and Restated Memorandum of Association (the “Amended and Restated Memorandum”) and Amended and Restated Articles of Association (the “Amended and Restated Articles”) of the Company.
The Amended and Restated Memorandum and the Amended and Restated Articles incorporate the amendments to the Company’s constitutional documents that are the subject of Proposals 4 and 5 of this Proxy Statement. Rather than filing separate amendments to the Memorandum and the Articles if those proposals are approved, the Board of Directors believes it is advisable and administratively efficient to adopt updated versions of the Company’s constitutional documents that consolidate all approved amendments into a single, integrated set of governing documents.
Accordingly, if this proposal is approved, the Company will adopt the Amended and Restated Memorandum and Amended and Restated Articles in the form attached to this Proxy Statement in Exhibit D, which reflect the amendments approved by shareholders pursuant to the Special Resolutions set forth in Proposals 4 and 5.
Purpose of the Amended and Restated Constitutional Documents
The purpose of adopting the Amended and Restated Memorandum and Amended and Restated Articles is to consolidate the Company’s constitutional documents into updated forms that reflect the amendments approved by shareholders at the Annual General Meeting. The Board of Directors believes that presenting the Company’s governing documents in a consolidated and updated format enhances clarity, improves administrative efficiency and reduces the potential for confusion that could arise from maintaining multiple separate amendments to the Company’s existing constitutional documents.
If shareholders approve the amendments proposed in Proposals 4 and 5, the Company could implement those amendments through individual filings reflecting each amendment. However, the Board of Directors believes that adopting amended and restated constitutional documents that incorporate all approved changes provides a clearer and more practical approach by presenting the Company’s governing documents in a single, coherent and fully updated form.
The Amended and Restated Memorandum and Amended and Restated Articles will therefore incorporate the amendments approved pursuant to the Special Resolutions described in Proposals 4 and 5, together with any conforming or ministerial changes necessary to integrate those amendments into the Company’s constitutional documents.
Effect of the Proposal
If this proposal is approved, and if the related amendments proposed in Proposals 4 and 5 are also approved, the Company will file the Amended and Restated Memorandum and the Amended and Restated Articles with the appropriate corporate registry in accordance with applicable law. Upon such filing, the Amended and Restated Memorandum and the Amended and Restated Articles will replace the Memorandum and the Articles in their entirety.
The adoption of the Amended and Restated Memorandum and the Amended and Restated Articles will not result in any additional substantive changes to the Company’s constitutional documents beyond those specifically described in Proposals 4 and 5 and approved by shareholders. Rather, this proposal is intended to ensure that the Company’s governing documents reflect all approved amendments in a single consolidated form.
If this proposal is approved, but either Proposal 4 or Proposal 5 is not approved, the Amended and Restated Memorandum and Amended and Restated Articles adopted pursuant to this proposal will incorporate only those amendments that have been duly approved by shareholders.

Required Vote
Approval of this proposal requires the approval of a Special Resolution, which requires the affirmative vote of not less than seventy-five percent (75%) of the votes cast by shareholders present in person or represented by proxy and entitled to vote at the Annual General Meeting.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE COMPANY’S AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION AND AMENDED AND RESTATED ARTICLES OF ASSOCIATION.
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PROPOSAL 7
Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2011 (the “Dodd-Frank Act”) requires companies that are subject to the SEC’s proxy rules and regulations to hold a shareholder vote to approve, on an advisory (non-binding) basis, the compensation of their Named Executive Officers as disclosed in their proxy statements in accordance with the SEC’s rules.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, and long-term strategic and corporate goals. Please read the “Compensation Discussion and Analysis” and “Additional Information Regarding Executive Compensation” sections included in this Proxy Statement for additional details about our executive compensation programs, including information relating to the fiscal year 2025 compensation of our Named Executive Officers.
The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. The Compensation Committee believes the Company’s executive compensation programs have been effective at incentivizing the achievement of financial performance and returns to shareholders.
We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual General Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders, and to the extent that significant votes are cast against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to the advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.
At the 2025 Annual General Meeting of Shareholders, approximately 95% of the votes cast on the advisory vote on the executive compensation proposal were cast in favor of our Named Executive Officers’ compensation as disclosed in the proxy statement for last year’s meeting. Our Board of Directors and the Compensation Committee reviewed these final vote results and determined that, given the level of support, the Company should maintain the components of our compensation program, as discussed in “Compensation Discussion and Analysis” in more detail.
We have determined that our shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by our shareholders at the 2023 Annual General Meeting of Shareholders.
Required Vote
The approval of this proposal requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy and entitled to vote at the Annual General Meeting.

Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.
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PROPOSAL 8
Ratification of the Selection of Independent Accountants
The Audit Committee has appointed CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and to render other professional services as requested, at the remuneration to be determined by the Audit Committee of the Board of Directors.
On November 1, 2024, CBIZ acquired the attest business of Marcum LLP (“Marcum”), which served as our independent registered public accounting firm for the fiscal year ended December 31, 2024. On April 7, 2025, Marcum notified the Company that Marcum resigned as the Company’s independent registered accounting firm. Following Marcum’s resignation, the Audit Committee appointed CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Representatives of CBIZ are not expected to be available at the Annual General Meeting and, therefore, will not have the opportunity to make a statement or be available to respond to questions.
We are asking our shareholders to ratify the selection of CBIZ as our independent registered public accounting firm. Although ratification is not required by the Articles or otherwise, the Board is submitting the selection of CBIZ to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. If our shareholders do not ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Principal Accounting Fees and Services
The following table shows the fees that the Company and its affiliates paid or accrued for the audit and other services provided by CBIZ for the fiscal years ended December 31, 2025 and 2024, respectively.
	2025	2024*
Audit Fees	$770,000	$852,500
Audit-Related Fees	—	15,450
Tax Fees	52,550	42,550
All Other Fees	—	—
Total Fees	$822,550	$910,500

*
CBIZ was engaged on April 7, 2025 as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025. Of the amounts shown in 2024, following CBIZ’s acquisition of Marcum, CBIZ billed us $465,000 in audit fees and $32,350 for tax fees for services rendered by Marcum. All other amounts shown for 2024, were billed by Marcum.

Audit Fees:   This category includes the fees for the examination of the Company’s consolidated financial statements and internal controls, review of the Company’s Annual Report on Form 10-K and quarterly reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q.
Audit-Related Fees:   This category consists of fees for services that are closely related to the financial reporting and financial audit processes.
Tax Fees:   This category relates to professional services for tax compliance, tax advice and tax planning.
The Audit Committee has adopted a policy that requires their advance approval of all audit services and permitted non-audit services to be provided by the independent public accounting firm as required by the Exchange Act. The Audit Committee approved all of the services described above in accordance with its pre-approval policies and procedures. The Audit Committee gives due consideration to the potential effect of non-audit services on maintaining the auditors’ independence.

Required Vote
The approval of this proposal requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy and entitled to vote at the Annual General Meeting.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CBIZ AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026, AT THE REMUNERATION TO BE DETERMINED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDERS MATTERS
The table below sets forth the beneficial ownership of our Ordinary Shares and Redeemable Preference Shares, of which 16,000,190 and 38,923, respectively, were outstanding as of the Record Date, by:
•
each person or entity that we know beneficially owns more than 5% of our Ordinary Shares or Redeemable Preference Shares;

•
each of our directors;

•
our Chief Executive Officer and our Chief Financial Officer during the year ended December 31, 2025, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2025; and

•
all of our executive officers and directors as a group.

Title of Class	Identity of Person or Group	Amount Owned**	Percentage of Class**
Ordinary Shares	BlackRock, Inc.(1)	1,921,141	12.01%
Ordinary Shares	Morgan Stanley(2)	882,737	5.52%
Ordinary Shares	Wilmer F. Pergande, Director, Chair of the Board of Directors(3)	34,351	*
Ordinary Shares	Frederick W. McTaggart, Director, President and Chief Executive Officer(4)	285,102	1.78%
Ordinary Shares	David W. Sasnett, Executive Vice President and Chief Financial Officer	89,495	*
Ordinary Shares	Ramjeet Jerrybandan, Executive Vice President and Chief Operating Officer	82,789	*
Ordinary Shares	Douglas R. Vizzini, Executive Vice President and Chief Accounting Officer and Assistant Company Secretary	19,068	*
Ordinary Shares	Armando V. Averhoff, Vice President of Information Technology	13,400	*
Ordinary Shares	Kimberly Adamson, Director(5)	2,619	*
Ordinary Shares	Linda Beidler-D’Aguilar, Director(6)	20,869	*
Ordinary Shares	Brian E. Butler, Director(7)	44,445	*
Ordinary Shares	Carson K. Ebanks, Director	35,815	*
Ordinary Shares	Clarence B. Flowers, Jr., Director(8)	256,562	1.60%
Ordinary Shares	Maria Elena Giner, Director(9)	3,310	*
Ordinary Shares	Gerónimo Gutiérrez Fernández, Director	—	*
Ordinary Shares	Leonard J. Sokolow, Director(10)	38,527	*
Ordinary Shares	Raymond Whittaker, Director	3,038	*
Ordinary Shares	Directors and Executive Officers as a Group(11)	929,390	5.81%

*
Indicates less than 1%.

**
Unless otherwise indicated, to our knowledge, the persons named in the table above have sole voting and investment power with respect to the shares listed. The address of each natural person named in the table above is c/o Consolidated Water Co. Ltd., Regatta Office Park, Windward Three, 4th Floor, West Bay Road, Grand Cayman, KY1-1102, Cayman Islands.

(1)
On January 21, 2026, BlackRock, Inc. filed Amendment No. 3 to Schedule 13G (“Schedule 13G”) with the SEC. The Schedule 13G states that BlackRock, Inc. has sole voting power with respect to 1,905,077 Ordinary Shares and sole dispositive power over 1,921,141 Ordinary Shares, and no shared voting or dispositive power. BlackRock, Inc. is the parent holding company of the following subsidiaries, which hold the Ordinary Shares: BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(2)
On February 9, 2024, Morgan Stanley filed Amendment No. 1 to Schedule 13G (“Schedule 13G”), on behalf of itself and Morgan Stanley Smith Barney LLC, with the SEC. The Schedule 13G states that (a) Morgan Stanley has shared voting power with respect to 63,190 Ordinary Shares, shared dispositive power with respect to 882,737 Ordinary Shares, and no sole voting or dispositive power, and (b) Morgan Stanley Smith Barney LLC has shared dispositive power over 819,547 Ordinary Shares, no shared voting power, and no sole voting or dispositive power. Morgan Stanley, a holding company, is the sole owner of Morgan Stanley Smith Barney LLC, an investment company. The address of Morgan Stanley and Morgan Stanley Smith Barney LLC is 1585 Broadway New York, NY 10036.

(3)
Of the 34,351 Ordinary Shares beneficially owned by Mr. Pergande, 32,877 have shared investment power, 1,000 are held in an individual retirement account (“IRA”) of Mr. Pergande and 474 are held in an IRA of Mr. Pergande’s spouse. Mr. Pergande has decided not to stand for reelection at the Annual General Meeting.

(4)
Of the 285,102 Ordinary Shares owned by Mr. McTaggart, 283,802 have shared investment power.

(5)
All 2,619 shares are held in an individual retirement account of Ms. Adamson.

(6)
Of the 20,869 Ordinary Shares beneficially owned by Ms. Beidler-D’Aguilar, 2,000 are evidenced by Bahamian Depository Receipts (“BDRs”), which are listed and traded on the Bahamian International Stock Exchange and have shared investment power. Ordinary Shares that underlie these BDRs are held in a custodial account in The Bahamas.

(7)
Mr. Butler has decided not to stand for reelection at the Annual General Meeting.

(8)
Of the 256,562 Ordinary Shares beneficially owned by Mr. Flowers, 100,158 are held jointly by Mr. Flowers and his brother.

(9)
All 3,310 shares are held in individual retirement accounts of Ms. Giner.

(10)
Of the 38,527 Ordinary Shares beneficially owned by Mr. Sokolow, 281 are held by a trust of which Mr. Sokolow and his wife are co-trustees.

(11)
Of the 929,390 Ordinary Shares owned by the Directors and executive officers as a group, 419,118 have shared investment power, 2,000 are evidenced by BDRs, which are listed and traded on the Bahamian International Stock Exchange.

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Equity Compensation Plan Information
The following table sets forth certain information as of December 31, 2025, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance under:
•
all compensation plans previously approved by our security holders; and

•
all compensation plans not previously approved by our security holders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	103,271(1)	$0.00	761,659
Equity compensation plans not approved by security holders	—	—	*
Total	103,271	$0.00	761,659

*
The Employee Share Option Plan does not have any limits on the number of shares reserved for issuance under the plan.

(1)
Includes shares related to our long-term incentive compensation plan, specifically: (i) 18,780 shares that were vested as of December 31, 2025 and issued on January 2, 2026; (ii) 3,748 share grants that vest on December 31, 2026; (iii) 10,984 share grants that vest in 1∕2 increments on December 31, 2026 and 2027; (iv) 35,981 shares that were vested as of December 31, 2025 and issued on March 25, 2026 based upon the Company’s cumulative financial performance for the three-year period ended December 31, 2025 relative to the cumulative financial performance target measures for the three-year period ended December 31, 2025 set by the Board of Directors in 2023; and (v) 24,108 shares that may be issued based upon the three-year cumulative financial performance target measures set by the Board of Directors in 2024 and 2025 for the three-year periods ending December 31, 2026 and 2027, respectively. Of the 24,108 shares, the actual number of shares earned may be adjusted upward or downward based upon the executive’s continued employment and the financial performance of the Company relative to the long-term financial performance measures. In addition, 9,670 options to purchase Ordinary Shares issued to four long-serving non-executive employees are outstanding with a weighted average exercise price of $22.08 and a weighted average remaining contractual life of 1.69 years.

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EXECUTIVE OFFICERS
This section provides information concerning the Company’s executive officers:
Name	Position with Consolidated Water Co. Ltd.
Frederick W. McTaggart(1)	Director, President and Chief Executive Officer
David W. Sasnett	Executive Vice President and Chief Financial Officer
Ramjeet Jerrybandan	Executive Vice President, Chief Operating Officer and Company Secretary
Douglas R. Vizzini	Executive Vice President, Chief Accounting Officer and Assistant Company Secretary
Armando V. Averhoff	Vice President of Information Technology

(1)
For biographical information regarding Mr. McTaggart, see “Proposal 1 — Election of Directors.”

David W. Sasnett, age 69, became our Executive Vice President and Chief Financial Officer in June 2006, and served on our Board of Directors from December 2004 through May 2015. From March 2014 through April 2015, Mr. Sasnett served as a member of the Board of Directors of Ominto Inc. (formerly DubLi, Inc.). In 2005 and 2006, Mr. Sasnett was the Chief Financial Officer of VoIP Inc., a publicly traded provider of communication services utilizing voice over internet protocol technology. During 2004, he was the Vice President of Finance and Controller for MasTec, Inc., a specialty contractor and infrastructure provider traded on the New York Stock Exchange. Mr. Sasnett was the Chief Financial Officer of Catalina Lighting Inc., a publicly traded manufacturer and distributor of residential lighting and other consumer products, from 1996 to 2002. Mr. Sasnett’s experience also encompasses more than 12 years with the auditing and consulting firm of Deloitte & Touche LLP. Mr. Sasnett is a Certified Public Accountant (inactive) in the state of Florida. Mr. Sasnett received his Bachelor of Science in Accounting from the University of Florida.
Ramjeet Jerrybandan, age 58, joined our Company in 1998 as the Operations Engineer in Grand Cayman. He was promoted to Operations Manager (Cayman) in 2005, became our Vice President of Overseas Operations in May 2006, was promoted to Executive Vice President in December 2016 and became our Chief Operating Officer in March 2020. Mr. Jerrybandan was appointed our Company Secretary in 2013. He obtained his Bachelor of Science degree in Industrial Engineering and his Master of Science degree in Engineering Management at the University of the West Indies. Mr. Jerrybandan holds an Advanced Diploma in Business Administration from the Association of Business Executives of London. He also has extensive training in the Information Technology field, including industrial automation systems.
Douglas R. Vizzini, age 58, joined our Company in 2007 as Corporate Controller, was appointed Assistant Company Secretary in 2011, promoted to Vice President of Finance in 2012, and became Chief Accounting Officer effective April 1, 2026. Mr. Vizzini has more than 34 years of experience, including over 19 years at the Company, more than eight years with Deloitte & Touche LLP, and prior leadership roles at other public companies. Mr. Vizzini holds a Bachelor of Accounting and a Master of Science in Taxation from Florida International University and is a Certified Public Accountant in the state of Florida.
Armando V. Averhoff, age 61, joined our Company in November 2010 as the Director of Information Technology and was promoted to Vice President of Information Technology in August 2014. Mr. Averhoff has more than 25 years of experience with various aspects of information technology including infrastructure design, networking, servers, application development, ERP systems and computer operations. Prior to joining the Company, Mr. Averhoff was Information Technology Director at Arrow Cargo Airlines and Computer Operations Manager at LNR Property Corporation in Miami, Florida. Mr. Averhoff holds a Bachelor of Science in Information Technology with Specialization in Network and Systems Engineering from Barry University.
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COMPENSATION DISCUSSION AND ANALYSIS
In this section, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making compensation decisions for our Named Executive Officers, as defined under the heading “Additional Information Regarding Executive Compensation.” Specific information regarding the compensation earned by or paid to our Named Executive Officers in 2025 is set forth in a series of tables under the heading “Additional Information Regarding Executive Compensation.” The discussion below is intended to help shareholders understand the detailed information provided in those tables and put that information into context within our overall compensation program.
Executive Compensation and Corporate Governance Highlights
Executive Compensation		Corporate Governance Highlights
☒	Short-term incentive compensation plan that specifies Company and individual performance goals, providing greater transparency for investors	☒	Clawback policy that applies to executive incentive awards
☒	Strong relationship between corporate performance and executive compensation through the short-term compensation plan	☒	Company stock may not be hedged or pledged by directors or officers
☒	Long-term compensation plan specifies three-year performance goals	☒	More than 40% of director compensation is comprised of Company stock
☒	50% of the target long-term incentive compensation opportunity for the CEO, CFO and COO is based on Company performance	☒	Independent Board Chair
☒	Peer group includes companies with similar business models and comparable industries
Say-on-Pay Vote
At our 2025 Annual General Meeting of Shareholders, our advisory vote on executive compensation received the approval of approximately 95% of the votes cast for this proposal. In response, the Compensation Committee (the “Committee”) of our Board of Directors determined that we should maintain the components of our compensation program, as discussed in more detail below.
Overview of 2025 Executive Compensation Program
The table below summarizes the elements of the Company’s 2025 executive compensation program and the objectives served by each element. We used multiple metrics in our 2025 compensation program to provide a more complete view of performance, which we intended to capture key business objectives.
Type	Component	Objective
Performance-Based Compensation	Long-Term Incentive Awards	• Align the compensation of executives with the annual financial and operational performance of the Company and its achievement of annual revenue, gross profit margin and net income objectives.
• Reward for increases in stock price over the longer term.

•
Provide strong retention value to executives in the service of the Company over the longer term and keep executives focused on the delivery of financial and operational performance and increases in shareholder value.

Type	Component	Objective
	Annual Cash Incentive Awards	• Align the compensation of executives with the financial and operational performance of the Company and the value delivered to shareholders over the longer term.
Fixed Compensation	Base Salary	• Provide a competitive fixed payment to the executive for their service to the Company, set at a level that allows the Company to attract and retain top talent.
	Benefits & Perquisites	• Provide benefits that are competitive and enable the Company to attract and retain top executive talent.
Comparison of Chief Executive Officer Pay to Indexed Total Shareholder Return (“TSR”)
The chart below compares the five-year change in Chief Executive Officer compensation and the change in value of $100 invested in the Company (indexed TSR). For purposes of computing the Company’s indexed TSR, the Company’s quarterly dividends are assumed to be reinvested at the closing price on the dividend payable date. This comparison is used to assess alignment of Chief Executive Officer compensation with shareholder return.

$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$0
$350
$325
$300
$275
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
2021
2022
2023
2024
2025
CEO Compensation
Indexed TSR
Linear (CEO Compensation)
Linear (Indexed TSR)

Pay Mix Analysis
The mix of total compensation elements for the Named Executive Officers in 2025, as a percentage of total compensation, is set forth in the table and charts below.
	Fixed Compensation (as a % of Total Compensation)		Variable Compensation (as a % of Total Compensation)
Named Executive Officer	Base Salary	Benefits & Other Compensation	Annual Cash Incentives	Annual Equity Incentives
Chief Executive Officer	46%	2%	29%	23%
Chief Financial Officer	61%	3%	17%	18%
Chief Operating Officer	54%	2%	24%	19%
Chief Accounting Officer	67%	4%	22%	7%
Vice President of Information Technology	74%	4%	15%	7%

CEO Pay Mix
23%
46%
29%
2%
Base Salary
Benefits & Other Compensation
Annual Cash Incentives
Annual Equity Incentives
CFO Pay Mix
18%
61%
17%
3%
Base Salary
Benefits & Other Compensation
Annual Cash Incentives
Annual Equity Incentives
COO Pay Mix
19%
24%
54%
2%
Base Salary
Benefits & Other Compensation
Annual Cash Incentives
Annual Equity Incentives
CAO
Pay Mix
7%
22%
67%
4%
Base Salary
Benefits & Other Compensation
Annual Cash Incentives
Annual Equity Incentives
VP of Info. Tech.
Pay Mix
7%
15%
4%
74%
Base Salary
Benefits & Other Compensation
Annual Cash Incentives
Annual Equity Incentives

Pay Ratio Disclosure
The Committee believes that the compensation of our executive officers should be internally consistent and equitable in order to motivate our employees to seek to create value for our shareholders. As required by applicable SEC rules, we calculated the ratio of the median of the annual total compensation of all of our employees, except our principal executive officer, and the annual total compensation of our principal executive officer.
To develop this ratio, we first identified all of our employees as of December 31, 2025. This included full-time, part-time, seasonal and temporary employees, but did not include independent contractors or workers who were employed by, and whose compensation was determined by, unaffiliated third parties with whom we contracted for such services. We then prepared a list of all such employees in order of gross compensation, excluding overtime, bonus, car allowance or other incentives to determine our median employee. Once the median employee was identified, we calculated the median employee’s annual total compensation in the same manner as we calculated “Total Compensation” for our named executive officers in the Summary Compensation Table in the “Additional Information Regarding Executive Compensation” section included in this Proxy Statement. We calculated the annual total compensation of our principal executive officer by taking the “Total Compensation” set forth in the Summary Compensation Table for Frederick W. McTaggart, our principal executive officer.
Based on these calculations, we estimate that the median of the annual total compensation of all of our employees except our principal executive officer for 2025 was $83,192, and we estimate that our principal executive officer’s annual total compensation for 2025 was $1,222,966. Thus, the ratio of the estimated 2025 annual total compensation of our principal executive officer to the estimated median of the annual total compensation in 2025 of all of our employees other than our principal executive officer was 15:1. We believe this ratio is a reasonable estimate that was calculated in accordance with SEC rules.
Overview of Compensation Program
The Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy; maintaining competitive compensation; and structuring compensation to achieve our compensation objectives. Generally, the types of compensation and benefits we provide to our Named Executive Officers are similar to those provided to our other executive officers.
Compensation Philosophy and Objectives
The Committee believes that compensation paid to our Named Executive Officers should be directly aligned with our performance, and that compensation generally should be structured to ensure that a significant portion of our Named Executives Officers’ compensation opportunities are directly related to achievement of our financial and operational goals. These goals include meeting revenue, and profitability targets, securing new business and keeping current on the industry’s engineering advances in seawater conversion technology, all of which impact shareholder value. The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain highly skilled and motivated employees in key positions and that the compensation provided to key employees remains competitive relative to our Peer Companies (identified later).
The Committee believes executives at peer companies typically receive a base salary, an annual bonus and equity-based compensation, with top executives (e.g., chief executive officers, chief financial officers and chief operating officers) also receiving severance payments and, at times, payments upon a change in control. Accordingly, for 2025, the Committee determined that the compensation packages that we provided to our executives, including our Named Executive Officers, should include a mix of base salary and incentive-based cash compensation, and varying levels of severance payments, with our Chief Financial Officer and Chief Operating Officer also receiving severance payments upon a change in control. Additionally, all executive officers are eligible to receive long-term equity compensation consisting of shares of our Ordinary Shares earned over time and earned upon the satisfaction of long-term Company performance goals.
Setting Executive Compensation
Based on the foregoing philosophy and objectives, the Committee has structured our Named Executive Officers’ base salary and incentive-based compensation to motivate executives to achieve our business goals and reward them for achieving those goals.
In setting the base salaries in the employment agreements of our Named Executive Officers, the Committee determined the approximate total average annual cash compensation paid to executives performing similar functions at our Peer Companies.
In determining and considering adjustments to the base salaries in the employment agreements of our Vice Presidents (including our Vice President of Information Technology and our Chief Accounting Officer, who

was formerly our Vice President of Finance), our Chief Executive Officer reviewed the average annual salaries paid to executives with similar levels of responsibility within our Peer Companies and gave his recommendation to the Committee. The Committee compared the suggested annual base salary for each of our Vice Presidents to the annual base salaries paid to executives performing similar functions at comparable companies. Given that the suggested annual base salaries for our Vice Presidents were substantially similar to that paid to executives within the Peer Companies, the Committee approved the salaries recommended by our Chief Executive Officer.
A significant amount of the total compensation paid to our Named Executive Officers is allocated to incentive- based compensation, as a result of the philosophy and objectives mentioned previously.
In 2024, in furtherance of our compensation philosophy and objectives, the Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), an outside executive compensation consulting firm determined to be independent by the Committee, to conduct a review of, and recommend changes to, our compensation program for our executive officers and directors. FW Cook provided the Committee with assistance and advice in the review of our compensation elements, including base salary, target total cash compensation, long-term incentives, and target total direct compensation, and other related executive and director compensation issues. In addition, FW Cook provided advice regarding the competitiveness and reasonableness of our compensation programs, as well as to update the group of companies that constitute our Peer Companies. FW Cook provided similar services to the Committee in 2023.
FW Cook did not provide any services to us in 2024 or 2023 other than its services as the Committee’s independent compensation consultant, and FW Cook did not receive any fees or compensation from us in 2024 or 2023 other than the fee it received as the independent compensation consultant. FW Cook did not provide any services to us in 2025. The Committee confirmed that FW Cook’s work for the Committee did not create any conflicts of interest.
Peer Companies
In 2024, the Committee, with the assistance of FW Cook, determined our peer group (our “Peer Companies”) to include 12 comparably sized companies identified below. These 12 companies constituted our 2024 peer group. Our Peer Companies generally fall within the following parameters for 2024:
•
0.1 times to 4.3 times our revenue;

•
0.4 times to 4.3 times our market capitalization; and

•
0.2 times to 8.0 times our earnings before interest, taxes, depreciation, and amortization (“EBITDA”).

Peer Companies
Artesian Resources Corporation	Caribbean Utilities Company, Ltd.
Chesapeake Utilities Corp.	Energy Recovery Inc.
Genie Energy Ltd.	Global Water Resources Inc.
Middlesex Water Company	Pure Cycle Corporation
RGC Resources Inc.	SJW Group York Water Company
Unitil Corp.	York Water Company
The assessment provided by FW Cook included comparative compensation information for executive officers at our Peer Companies that was used for our executive compensation benchmarking and performance benchmarking. We believe that this peer group provides a valid benchmark comparison to our Company.
Metric	Per Median*	CWCO*	CWCO Percentile Rank
Revenue	$139,500	$155,000	53%
Market Capitalization	$564,000	$521,000	45%
EBITDA	$51,000	$34,000	33%

*
Data as of January 15, 2024 ($ in thousands).

Based upon FW Cook’s 2024 report and analysis, our Board of Directors and the Committee have concluded that our compensation plans for 2025 are comparable to the compensation paid by our Peer Companies.
Role of Chief Executive Officer in Compensation Decisions
Our Chief Executive Officer determines the base salary and establishes the individual performance goals for our Chief Financial Officer, Chief Operating Officer, and our Vice Presidents. The Committee must approve any compensation components for our Vice Presidents, Chief Operating Officer and Chief Financial Officer other than base salary. Our Chief Executive Officer is not involved with the determination of compensation for himself.
Advisory Vote on Executive Compensation
We have determined that our shareholders should vote on a Say-on-Pay proposal each year, consistent with the preference expressed by our shareholders at our 2023 Annual General Meeting of Shareholders. Accordingly, we conducted a Say-on-Pay vote at our 2025 Annual General Meeting of Shareholders. While this vote was not binding on the Company, our Board of Directors or the Committee, we believe that it is important for our shareholders to have an opportunity to vote on executive compensation as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs and our decisions regarding executive compensation. Our Board of Directors and the Committee value the opinions of our shareholders, and, to the extent that there is any significant votes cast against the compensation of our Named Executive Officers, we will consider our shareholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns. In addition to the advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.
At the 2025 Annual General Meeting of Shareholders, approximately 95% of the votes cast on the advisory vote on executive compensation proposal were cast in favor of our Named Executive Officer compensation as disclosed in the proxy statement. Our Board of Directors and the Committee reviewed these final vote results and determined that, given the level of support, the Company should maintain the components of our compensation program, as discussed in more detail below.
2025 Executive Compensation Components
For the fiscal year ended December 31, 2025, the principal components of compensation for our Named Executive Officers were:
•
Base salary;

•
Incentive-based compensation;

•
Retirement and other benefits; and

•
Perquisites and other personal benefits.

Base Salary
Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, training and experience, and take into consideration competitive market compensation paid by the companies represented in the compensation data the Committee reviewed for similar positions, and the overall market demand for such executives at the time of hire or entry into employment agreements. As with total compensation, we believe that executive base salaries should be competitive with the salaries paid to executives at comparable companies. An executive’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy and objectives.
Base salaries are reviewed annually and increased based upon: (i) a need to realign base salaries with market levels for the same positions at comparable companies; (ii) an internal review of the executive’s compensation, both individually and relative to other executive officers; (iii) the individual performance of the executive; and (iv) an assessment of whether significant corporate goals were achieved. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.
Incentive-Based Compensation
Short-Term Incentive Compensation
All of our executive officers were eligible to earn annual incentive compensation in the form of a cash bonus in 2025. The annual incentive compensation is performance based, with payout of these awards tied to the Company’s achievement of specific yearly net income, revenue and gross profit margin performance objectives for continuing operations, as well as individual performance for the year to the extent discussed below.
Incentive awards for our executive officers for 2025 were determined using three corporate performance measures and targets established for each measure. Such incentive-based compensation was structured to provide for a range of payouts corresponding to a range of Company performance outcomes against the performance measures.
Our executive officers were eligible to earn varying amounts of incentive compensation for 2025 based upon the Company’s achievement of the (1) minimum threshold, (2) target, or (3) upper limit that was set for each of the short-term performance measures. The following table sets forth the range of percentages of base salary each executive officer was eligible to receive as incentive compensation based upon the relative achievement of each of these amounts:
Name Executive Officer	Below Threshold	Threshold	Target	Maximum
Frederick W. McTaggart Chief Executive Officer	0%	35%	70%	110%
David W. Sasnett Executive VP & Chief Financial Officer	0%	15%	30%	47%
Ramjeet Jerrybandan Chief Operating Officer	0%	18%	35%	57%
Douglas R. Vizzini Executive VP & Chief Accounting Officer	0%	10%	20%	31%
Armando V. Averhoff Vice President of Information Technology	0%	8%	15%	23%
The Committee established the 2025 corporate performance measures for the Company based on the 2025 financial performance estimates approved by the Company’s Board and the Company’s historical performance. Setting performance measures involves both selecting the performance metrics that will be used to drive short-term business performance and establishing the performance targets for each of those metrics. The 2025 annual bonus for each Named Executive Officer was calculated by the Board of Directors based upon its assessment of the Company’s performance in the areas set forth in the table below, with a weighting assigned to each factor for each of the Named Executive Officers noted. The Committee set the corporate performance goals at levels it believed require strong performance for a target payout and superior performance for an upper payout. The three corporate performance criteria, and the respective weighting assigned to each for our Named Executive Officers, are set forth in the table below.

	Weighting of Short-Term Performance Measures
	Net Income(1)	Revenue(2)	Gross Profit Margin(3)	Individual
Frederick W. McTaggart Chief Executive Officer	40%	35%	15%	10%
David W. Sasnett Executive VP & Chief Financial Officer	45%	35%	10%	10%
Ramjeet Jerrybandan Chief Operating Officer	30%	20%	40%	10%
Douglas R. Vizzini Executive VP & Chief Accounting Officer	45%	35%	10%	10%
Armando V. Averhoff Vice President of Information Technology	45%	35%	10%	10%

(1)
The net income target was based upon the Company’s projection of net income from continuing operations for 2025 excluding accrued employee bonuses and as adjusted for certain components of net income that are not directly affected by management’s performance.

(2)
The revenue target was based upon the Company’s projected “adjusted revenue,” defined as projected revenue for 2025 adjusted to exclude pass-through energy charges for 2025.

(3)
The gross profit margin target was based upon the Company’s projected “gross profit margin” for 2025. Gross profit margin is defined as gross profit divided by revenue.

The Committee selected these performance measures to capture the most important aspects of the financial performance of the Company and short-term corporate goals. The Committee sets the relative weighting among the performance measures for each of the Named Executive Officers in accordance with the relative importance of those measures, in the Committee’s view, to the Company’s performance, the strength of the Company’s business and the Named Executive Officers’ ability to drive results with respect to these measures.
The relative percentages of the threshold and upper performance amounts to the target amount, the 2025 target amounts, the Company’s 2025 performance and the relative percentage of the Company’s 2025 performance to the target amount with respect to each measure, are set forth in the table below.
Performance Measure	Threshold Percentage to Target Amount	Target Percentage to Target Amount	Upper Percentage to Target Amount	2025 Target	Company’s 2025 Results	Company’s 2025 Results Percentage to Target Amount
Net Income	75%	100%	125%	$16,570,071	$20,793,393	125.49%
Revenue	90%	100%	110%	$129,173,521	$114,527,684	88.66%
Gross Profit Margin	90%	100%	110%	29.38%	36.63%	124.68%

The impact of the Company’s 2025 performance with respect to each of the performance measures on the 2025 short-term incentive bonus for each Named Executive Officer, based upon the relative weightings assigned to these performance measures for each Executive, is as follows:
Performance Measure	Frederick W. McTaggart	David W. Sasnett	Ramjeet Jerrybandan	Douglas R. Vizzini	Armando V. Averhoff
Net Income	60%	68%	45%	68%	68%
Revenue	0%	0%	0%	0%	0%
Gross Profit Margin	26%	18%	70%	18%	18%
Individual Goals	5%	10%	0%	10%	10%
Total percentage of target amounts achieved	91%	96%	115%	96%	96%
Incentive compensation payable assuming target amounts were achieved	$393,593	$137,366	$160,121	$61,083	$37,523
Incentive compensation earned for 2025	$359,153	$130,498	$202,139	$100,029	$49,647
Incentive compensation as a percentage of base salary	64%	29%	44%	33%	20%
The Board has the discretion to pay our Chief Executive Officer a bonus in addition to the bonus amount payable under our short-term incentive compensation plan if it determines the executive’s accomplishments during the year merited such additional compensation. No such additional discretionary bonus was paid for 2025.
Our Chief Executive Officer has the discretion to pay our executive officers a bonus in addition to the bonus amount payable under our short-term incentive compensation plan if he determines the executive’s accomplishments during the year merited such additional compensation. Additional discretionary bonuses of $18,000, $42 000 and $14,000 were paid to our Chief Operating Officer, Chief Accounting Officer (formerly Vice President of Finance) and Vice President of Information Technology for 2025, respectively.
Long-Term Incentive Compensation
All our executive officers are eligible to earn annual incentive compensation in the form of grants of Ordinary Shares that vest in the future. This long-term component of the Company’s incentive compensation program is designed to better align the interests of our executive officers with those of our shareholders. Under the long-term incentive compensation plan, all executive officers participate in the plan with the same measures and weights, but at different levels of opportunity. The plan includes a combination of performance based and time vesting grants of Ordinary Shares.
On January 1 of each year all our executive officers are granted rights to receive a number of Ordinary Shares in the future under our long-term incentive compensation plan. The aggregate number of shares each executive is eligible to receive is initially based upon the following formula (the “Long-Term Share Formula”), and subsequently adjusted based upon the Company’s actual performance relative to its long-term performance measures:
Number of Shares =	Base Salary as of January 1	X	Applicable Bonus Percentage
Company Share Price as of December 31 of prior year
The allocation of shares calculated under the Long-Term Share Formula varies by position. For the Chief Accounting Officer (formerly Vice President of Finance) and the Vice President of Information Technology, 100% of the shares consist of grants that vest in equal 1/3 increments on each January 1 in the three-year period following the grant date, assuming the executive officer remains employed by the Company on the vesting date.
For the Chief Executive Officer, the Chief Financial Officer, and the Chief Operating Officer, 50% of the shares calculated under the Long-Term Share Formula consist of grants that vest in equal 1/3 increments on each January 1 in the three-year period following the grant date, assuming the executive officer remains employed by the Company on the vesting date. The remaining 50% of the shares calculated under the Long-Term Share Formula for these officers constitute performance-based grants, as the executive’s receipt of the shares under these grants is dependent upon the Company’s cumulative financial performance over a three-year period relative to various performance measures. The number of performance-based shares each such executive ultimately receives will be equal to 50% of the number of shares calculated under the Long-Term Share Formula applicable to the Chief Executive Officer, the Chief Financial Officer, and the Chief Operating Officer if the Company’s performance equals the target amount for each of the long-term performance measures. Such number of shares will be adjusted downward or upward based upon the achievement of minimum threshold and upper amounts for each performance measure.
The following sets forth the number of Ordinary Shares underlying grants made to each named executive officer on January 1, 2025 under the Long-Term Share Formula based upon the closing pricing of $25.89 for the Company’s stock on December 31, 2024.
		Number of Shares Granted
	Bonus %	Time Vesting(1)	Performance Based(2)
Frederick W. McTaggart Chief Executive Officer	50%	5,430	5,430
David W. Sasnett Executive VP & Chief Financial Officer	30%	2,653	2,653
Ramjeet Jerrybandan Chief Operating Officer	35%	3,093	3,093
Douglas R. Vizzini Executive VP & Chief Accounting Officer	10%	1,180	―
Armando V. Averhoff Vice President of Information Technology	10%	967	―

(1)
Of these shares, 1/3 vested on December 31, 2025 and the remainder vest in equal increments on December 31, 2026 and 2027.

(2)
Represents the number of shares that may be earned by the executive assuming achievement of the three-year cumulative financial performance target amounts established by the Board for the three-year period ending December 31, 2027. The actual number of shares earned may equal these amounts, or may be greater or lesser than these amounts, based upon the financial performance of the Company relative to the long-term financial performance measures. The number of shares each executive officer is eligible to receive upon the relative achievement of each of the (1) minimum threshold, (2) target, or (3) upper amount is shown later.

The long-term performance measures selected by the Board of Directors and the specific rationale for selecting each measure are set forth below:
1.
Three-Year Cumulative Operating Cash Flows — The Board selected this measure because it is important for us to continue to generate positive cash flows to pay dividends and to fund future expansion.

2.
Three-Year Cumulative Earnings Per Share — This measure encourages increasing profits on a per-share basis, which reflects an increase in value for our shareholders.

3.
Three-Year Cumulative Revenue (excluding pass-through energy charges) — This measure accounts for additions to revenue from the new projects and organic growth from our existing business operations.

The respective weightings assigned to each long-term performance measure for our Named Executive Officers, are set forth in the table below.
	Weighting of Long-Term Performance Measures
	Three-Year Cumulative Operating Cash Flow	Three Year Cumulative Earnings Per Share	Three-Year Cumulative Revenue
Frederick W. McTaggart Chief Executive Officer	20%	40%	40%
David W. Sasnett Executive VP & Chief Financial Officer	20%	40%	40%
Ramjeet Jerrybandan Chief Operating Officer	20%	40%	40%
Douglas R. Vizzini Executive VP & Chief Accounting Officer	―%	―%	―%
Armando V. Averhoff Vice President of Information Technology	―%	―%	―%
Under our long-term incentive compensation plan our executive officers are eligible to earn varying numbers of Ordinary Shares based upon the Company’s achievement of the (1) minimum threshold, (2) target, or (3) upper amount that has been established for each of the long-term performance measures. The following table sets forth the number of shares each executive officer is eligible to receive as incentive compensation based upon the relative achievement of each of these amounts:
Named Executive Officer	Below Threshold	Threshold	Target	Maximum
Frederick W. McTaggart Chief Executive Officer	―	2,715	5,430	8,579
David W. Sasnett Executive VP & Chief Financial Officer	―	1,327	2,653	4,192
Ramjeet Jerrybandan Chief Operating Officer	―	1,547	3,093	4,887
Douglas R. Vizzini Executive VP & Chief Accounting Officer	―	―	―	―
Armando V. Averhoff Vice President of Information Technology	―	―	―	―
Equity Award Grant Practices and Timing
As part of our commitment to transparency and sound corporate governance, we disclose below our policies and practices related to the grant of equity awards in proximity to the release of material nonpublic information.
Our Board of Directors and the Committee oversee the granting of equity awards to our executive officers. The timing of such awards is determined in accordance with the following policies and practices:
•
Pre-Determined Grant Schedule:   We generally grant equity awards on a predetermined schedule, typically in connection with our annual compensation cycle or as part of an executive’s new hire or promotion package.

•
Consideration of Material Nonpublic Information:   The Board of Directors and the Committee consider whether material nonpublic information may be available when granting equity awards. We do not grant equity awards with the intent to take advantage of anticipated movements in stock price due to the release of such information.
•
Disclosure Timing:   We do not intentionally time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Pension Benefits
We do not have any defined benefit plans and only offer defined contribution plans.
Perquisites and Other Personal Benefits
Pursuant to their respective employment agreements, our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Accounting Officer (formerly Vice President of Finance) were each provided with an automobile expense allowance of $1,700 per month in 2025. Pursuant to the employment agreement with our Vice President of Information Technology, we provided the executive with an automobile expense allowance of $1,200 per month in 2025.
Termination-Based Compensation Termination
Our Named Executive Officers’ employment agreements may be terminated upon the occurrence of the following:
•
the death of the Named Executive Officer;

•
the Named Executive Officer giving notice of termination; and

•
the Named Executive Officer being unable to discharge his duties due to physical or mental illness for a period of more than 60 days.

Additionally, our Chief Financial Officer’s, Chief Operating Officer’s, Chief Accounting Officer’s (formerly Vice President of Finance’s) and Vice President of Information Technology’s employment agreements may be terminated due to (i) conviction of a felony; and (ii) commission of an act or omission that could result in material harm to us. Our Chief Executive Officer’s, our Chief Financial Officer’s and our Chief Operating Officer’s employment agreement also may be terminated due to conduct by such Named Executive Officer justifying dismissal under Cayman Islands law.
Upon termination due to the Named Executive Officer’s inability to discharge his duties due to physical or mental illness for a period of more than 60 days, the Named Executive Officer will be terminated.
Severance
Upon termination of employment, our Named Executive Officers are entitled to receive severance payments under their employment agreements. In determining to approve, and in establishing the terms of, such severance arrangements, the Committee recognizes that executives, especially highly ranked executives, often face challenges securing new employment following termination. These employment agreements provide for a lump sum severance payment equal to 24 months to our Chief Executive Officer, and 12 months to our Chief Financial Officer, Chief Operating Officer, Chief Accounting Officer (formerly Vice President of Finance) and Vice President of Information Technology, of their then current respective base salaries if their employment agreements are not renewed. The Committee negotiated these severance packages to provide them with an amount equal to their base salary for the length of their non-competition arrangements with us. Based upon the data reviewed by the Committee, we believe that such severance packages are generally in line with severance packages offered to executives performing similar functions at comparable companies.
Change in Control
Upon a “Change in Control,” as defined below, our Chief Financial Officer may elect to terminate his employment and receive a lump sum payment in an amount equal to 36 months of his then current base salary. If we (or our successor) terminate our Chief Operating Officer’s employment within one year following a

Change of Control, we (or our successor) will pay our Chief Operating Officer a lump sum in cash in an amount equal to two times his then-current base salary, plus all other compensation accrued as of the effective date of termination.
After reviewing the practices of companies represented in the compensation data we obtained, we believe that our Chief Financial Officer’s and our Chief Operating Officer’s Change in Control arrangements are generally in line with such arrangements offered to chief financial officers and chief operating officers of comparable companies.
In determining to approve, and in establishing the terms of such Change in Control arrangements the Committee recognizes the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. A properly arranged Change in Control provision protects shareholder interests by enhancing employee focus during rumored or actual Change in Control activity through:
•
Incentives to remain with us despite uncertainties while a transaction is under consideration or pending; and

•
Assurance of compensation for terminated employees after a Change in Control.

For the purposes of this discussion, a “Change in Control” occurs when: (i) any person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, publicly announces that such person or group has become the beneficial owner of more than 30% of the combined voting power (“Controlling Voting Power”) of our then outstanding securities that may be cast for the election of directors and (ii) the persons who were our directors before such event shall cease to constitute a majority of our Board of Directors, or any successor, as the direct or indirect result of any person or group acquiring Controlling Voting Power.
Compensation Committee Report
The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2025 and this proxy statement.
Submitted by the Members of the 2025 Compensation Committee
Brian E. Butler
Carson K. Ebanks
Clarence B. Flowers, Jr.
Raymond Whittaker

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the compensation of (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) our three other most highly compensated executive officers based upon total compensation (collectively, our “Named Executive Officers”) for the fiscal years ended December 31, 2025, 2024 and 2023.
Name and Title	Years	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Frederick W. McTaggart Chief Executive Officer	2025	562,275	359,153	281,138	20,400	1,222,966
	2024	562,275	599,245	281,138	19,800	1,462,458
	2023	551,250	600,000	275,625	19,200	1,446,075
David W. Sasnett Executive VP & Chief Financial Officer	2025	457,888	130,498	137,366	20,400	746,152
	2024	427,535	193,673	128,261	19,800	769,269
	2023	419,150	185,690	125,745	19,200	749,785
Ramjeet Jerrybandan Chief Operating Officer	2025	457,489	202,139	160,121	20,400	840,149
	2024	429,567	202,326	128,870	19,800	780,563
	2023	409,115	199,000	122,735	19,200	750,050
Douglas R. Vizzini Executive VP & Chief Accounting Officer	2025	305,415	100,029	30,542	20,400	456,386
	2024	296,525	100,000	29,653	19,800	445,978
	2023	263,575	79,060	26,358	19,200	388,193
Armando V. Averhoff Vice President of Information Technology	2025	250,156	49,647	25,016	14,400	339,219
	2024	233,355	49,355	23,336	13,800	319,846
	2023	207,430	50,760	20,743	13,200	292,133

(1)
Non-Equity Incentive Plan Compensation amounts have been determined pursuant to the terms outlined in our Named Executive Officers’ respective employment agreements and our short-term incentive compensation plan.

(2)
Amounts for 2025, 2024 and 2023 represent the value (based upon the share price of our stock on the grant date) of the shares that may be earned by and granted to the executive in future years under stock grant rights provided under our long-term incentive compensation plan. The vesting of shares underlying these stock grant rights varies by position. For the Chief Accounting Officer (formerly Vice President of Finance) and the Vice President of Information Technology, 100% of the underlying shares vest in equal 1/3 increments on December 31 of each year in the three-year period following the January 1 date on which the stock grant right is awarded if the executive is employed by the Company as of the vesting date. For the Chief Executive Officer, the Chief Financial Officer, and the Chief Operating Officer, 50% of the underlying shares vest in equal 1/3 increments on December 31 of each year in the three-year period following the January 1 date on which the stock grant right is awarded if the executive is employed by the Company as of the vesting date. The remaining 50% of the underlying shares associated with these stock grant rights will be earned by and granted to each such the executive if our Company achieves the three-year cumulative financial performance target measures established by the Board for the three-year periods ending December 31, 2027 (for the stock grants awarded in 2025), 2026 (for the stock grants awarded in 2024) and 2025 (for the stock grants awarded in 2023) and the executive is in our employ as of the measurement date. The actual number of shares earned and granted to each such officer under these performance measures may be greater or lesser than the amounts set forth in the table above for each named executive officer (or even zero) based upon the financial performance of the Company relative to the long-term financial performance target measures.

(3)
Represents car allowances.

Employment Agreements
Frederick W. McTaggart — President and Chief Executive Officer
On January 1, 2004, we entered into a three-year employment agreement with Frederick W. McTaggart, our President and Chief Executive Officer. This agreement is subject to extension each year upon mutual agreement such that the term will be for three years from January 1 of the next following year, which is currently through December 31, 2028. Under the terms of the employment agreement, Mr. McTaggart is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. If the Company at its discretion elects not to renew Mr. McTaggart’s agreement, such agreement terminates on December 31 of that year, and Mr. McTaggart is entitled to receive a severance payment equal to twice his then annual base salary. The Company’s Compensation Committee establishes Company performance goals and Mr. McTaggart’s individual performance goals. If we terminate Mr. McTaggart without cause, he is entitled to receive the aggregate annual salaries due over the remaining term of his employment agreement.
Mr. McTaggart is also entitled to an automobile expense allowance, which amounted to $20,400, $19,800 and $19,200 in 2025, 2024 and 2023, respectively. This allowance increases on January 1 of each year by $50 per month.
David W. Sasnett — Executive Vice President and Chief Financial Officer
Effective January 1, 2008, we entered into an employment agreement with Mr. Sasnett, our Executive Vice President and Chief Financial Officer, which is subject to annual renewal and has since been extended through December 31, 2027. Under the terms of the employment agreement, Mr. Sasnett is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. Our Compensation Committee establishes Company performance goals and our Chief Executive Officer establishes Mr. Sasnett’s individual performance goals. If our Chief Executive Officer or the Company decides not to extend the term of the employment agreement, the term of the employment agreement will expire on December 31 of the year in which such decision is made, and we will be obligated to pay Mr. Sasnett, in cash, a severance payment equal to his base salary on the expiration date.
Mr. Sasnett is also entitled to an automobile expense allowance, which amounted to $20,400, $19,800 and $19,200 in 2025, 2024 and 2023, respectively. This allowance increases on January 1 of each year by $50 per month.
Ramjeet Jerrybandan — Executive Vice President and Chief Operating Officer
Effective January 1, 2008, we entered into an employment agreement with Mr. Jerrybandan, our Executive Vice President and Chief Operating Officer, which agreement was amended on March 29, 2017 and September 9, 2022. Under the terms of this employment agreement (prior to and after the amendment), Mr. Jerrybandan is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. Our Compensation Committee establishes Company performance goals and our Chief Executive Officer establishes Mr. Jerrybandan’s individual performance goals. This agreement is subject to annual renewal and, if renewed, will be extended for an additional two years from December 31st of the year in which renewed. If our Chief Executive Officer or the Company decides not to extend the term of the employment agreement, the term of the employment agreement will expire on December 31 of the year in which such decision is made, and we will be obligated to pay Mr. Jerrybandan the greater of the severance payment required by the Cayman Islands Labour Act or an amount equal to his base salary for that year, plus all other accrued compensation.
Mr. Jerrybandan is also entitled to an automobile expense allowance, which amounted to $20,400, $19,800 and $19,200 in 2025, 2024 and 2023, respectively. This allowance increases on January 1 of each year by $50 per month.
Douglas R. Vizzini — Executive Vice President and Chief Accounting Officer
Effective June 28, 2012, we entered into an employment agreement with Mr. Vizzini, which governed the terms of employment through April 1, 2026. Effective April 1, 2026, we entered into a new employment agreement with Mr. Vizzini. The terms of these employment agreements entitle Mr. Vizzini to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. Our Compensation Committee establishes Company performance goals and our Chief Executive Officer establishes Mr. Vizzini’s individual performance goals.
Pursuant to the terms of the employment agreement, Mr. Vizzini is entitled to an automobile expense allowance, which amounted to $20,400, $19,800 and $19,200 in 2025, 2024 and 2023, respectively. This allowance increases on January 1 of each year by $50 per month during the term of this agreement.
Armando V. Averhoff — Vice President of Information Technology
Effective October 1, 2021, we entered into an employment agreement with Mr. Averhoff. Under the terms of this employment agreement, Mr. Averhoff is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. Our Compensation Committee establishes Company performance goals and our Chief Executive Officer establishes Mr. Averhoff’s individual performance goals.
Pursuant to the terms of the employment agreement, Mr. Averhoff is entitled to an automobile expense allowance, which amounted to $14,400, $13,800 and $13,200 in 2025, 2024 and 2023, respectively. This allowance increases on January 1 of each year by $50 per month during the term of this agreement.
Long-Term Incentive Compensation Awards
The actual number of shares that may be earned by our Named Executive Officers under our long-term incentive compensation program varies based upon the financial performance of the Company relative to the long-term financial performance target amounts established by the Board for a three-year period. For the three-year period ended December 31, 2025, the relative percentages of the threshold and upper financial performance amounts to the target amount, the target amounts, the Company’s performance and the relative percentage of the Company’s performance to the target amount, are set forth in the table below.
Cumulative Performance Measure	Threshold Percentage to Target Amount	Target Percentage to Target Amount	Upper Percentage to Target Amount	2023 – 2025 Target	Company’s 2023 – 2025 Results	Company’s Results Percentage to Target Amount
Operating Cash Flows	70%	100%	130%	$48,426,582	$86,199,865	178.0%
Earnings Per Share	85%	100%	140%	$0.87	$4.88	562.9%
Revenue	85%	100%	115%	$206,393,756	$390,542,516	189.2%
Option Exercises and Stock Vested
The following table provides information for each of the Named Executive Officers on stock option exercises and shares vested during the year ended December 31, 2025, including the number of shares acquired and the value realized upon exercise and the number of shares acquired and the value realized upon vesting, before payment of any applicable withholding tax and broker commissions.
	Option Awards		Stock Awards
Named Executive Officer	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting ($)
Frederick W. McTaggart	—	—	20,944	739,114
David W. Sasnett	—	—	9,616	339,349
Ramjeet Jerrybandan	—	—	9,570	337,725
Douglas R. Vizzini	—	—	1,265	44,642
Armando V. Averhoff	—	—	1,010	35,643

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding awards under our long-term incentive compensation plan as of December 31, 2025, for each Named Executive Officer.
Named Executive Officer	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market value of unearned shares, units or other rights that have not vested ($)
Frederick W. McTaggart	1,315(1)	46,406(1)
	3,949(2)	139,360(2)
	3,620(3)	127,750(3)
	5,430(4)	191,607(4)
David W. Sasnett	600(1)	21,174(1)
	1,802(2)	63,593(2)
	1,768(3)	62,393(3)
	2,653(4)	93,624(4)
Ramjeet Jerrybandan	602(1)	21,245(1)
	1,810(2)	63,875(2)
	2,062(3)	72,768(3)
	3,093(4)	109,134(4)
Douglas R. Vizzini	277(1)	9,775(1)
	—(2)	—(2)
	786(3)	27,738(3)
	—(4)	—(4)
Armando V. Averhoff	218(1)	7,693(1)
	—(2)	—(2)
	644(3)	22,727(3)
	—(4)	—(4)

(1)
Amounts represent the number and value of shares that vest on December 31, 2026, assuming continued employment.

(2)
Amounts represent the number and value of shares that may be earned by the executive assuming achievement of the three-year cumulative financial performance target measures established by the Board for the three-year period ending December 31, 2026. The actual number and value of shares earned may be adjusted upward or downward based upon the executive’s continued employment and the financial performance of the Company relative to the long-term financial performance measures.

(3)
Amounts represent the number and value of shares that vest in equal 1∕2 increments on December 31, 2026 and 2027, assuming continued employment.

(4)
Amounts represent the number and value of shares that may be earned by the executive assuming achievement of the three-year cumulative financial performance target measures established by the Board for the three-year period ending December 31, 2027. The actual number and value of shares earned may be adjusted upward or downward based upon the executive’s continued employment and the financial performance of the Company relative to the long-term financial performance measures.

Equity Awards Granted in Close Proximity to Material Nonpublic Information Disclosure
During the last fiscal year, we did not grant any equity awards to the Named Executive Officers during the period beginning four business days before and ending one business day after the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K disclosing material nonpublic information.

As no such grants occurred during the relevant period, no further disclosure or tabular presentation is necessary.
Pension Benefits
We do not have any defined benefit plans and only offer defined contribution plans.
Non-Qualified Deferred Compensation
We do not have any non-qualified deferred contribution plans or other deferred compensation plans.
Potential Payments Upon Termination or Change in Control
The section below describes the payments that may be made to the Named Executive Officers upon termination or Change in Control, as defined above, pursuant to individual agreements.
Termination
Assuming our Named Executive Officers’ employment agreements were terminated on December 31, 2025, due to the Named Executive Officer’s inability to discharge his duties due to physical or mental illness for a period of more than 60 days, the compensation due to our Named Executive Officers would be as set forth in the following table.
Named Executive Officer	Salary ($)	Medical Insurance ($)	Total Compensation ($)
Frederick W. McTaggart(1)	2,000	97,559	99,559
David W. Sasnett(2)	1,000	25,789	26,789
Ramjeet Jerrybandan(1)	2,000	57,518	59,518
Douglas R. Vizzini(3)	750	17,442	18,192
Armando V. Averhoff(3)	750	18,518	19,268

(1)
In the case of our Chief Executive Officer and Chief Operating Officer, we will pay him $1,000 per year and provide medical insurance for him and his family for a period of two years.

(2)
In the case of our Chief Financial Officer, we will pay him $1,000 per year and provide medical insurance for him and his family for a period of one year.

(3)
In the case of each of our Chief Accounting Officer (formerly Vice President of Finance) and Vice President of Information Technology, we will pay him $1,000 per year and provide medical insurance for him for a period of nine months.

Severance
The following table sets forth the total amount of severance payments that would be made to Messrs. McTaggart, Sasnett, Jerrybandan, Vizzini and Averhoff if their employment agreements were terminated without cause as of December 31, 2025:
Named	Severance ($)
Frederick W. McTaggart	1,686,825
David W. Sasnett	915,776
Ramjeet Jerrybandan	914,978
Douglas R. Vizzini	305,415
Armando V. Averhoff	250,156

Change in Control
The following table sets forth the total amount of change in control payments that would be made to Messrs. Sasnett and Jerrybandan if their employment agreements were terminated upon a Change in Control as of December 31, 2025:
Named	Change in Control ($)
David W. Sasnett	1,373,664
Ramjeet Jerrybandan	914,978
Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information that demonstrates the relationship between executive “Compensation Actually Paid” and the Company’s performance against several specific financial metrics.
Pay versus Performance Table:   The table below reflects Compensation Actually Paid to the Company’s Principal Executive Officer (“PEO”) and Average Summary Compensation Actually Paid to Non-PEO Named Executive Officers (“NEOs”) during 2025, 2024, 2023, 2022 and 2021.
Year	Summary Compensation Table Total for PEO $	Compensation Actually Paid to PEO(1) $	Average Summary Compensation Table Total for Non-PEO NEOs $	Average Compensation Actually Paid to Non-PEO NEOs(1) $	Value of Initial Fixed $100 Investment Based on:		Net Income $	Revenue (excluding pass-through energy charges) $
					Total Shareholder Return(2) $	Peer Group Total Shareholder Return $
2025	1,222,966	1,503,611	595,477	672,799	325.36	101.45	18,336,673	114,527,684
2024	1,462,458	1,075,367	578,914	479,252	234.48	108.72	28,237,554	115,370,773
2023	1,446,075	2,546,547	545,040	829,551	317.75	130.66	29,585,391	160,644,059
2022	1,331,100	1,547,295	501,993	557,924	129.70	116.67	5,856,294	76,196,354
2021	907,150	841,379	436,382	419,583	90.83	119.55	875,579	55,182,474

(1)
Compensation Actually Paid represents total compensation as reported in the Summary Compensation Table for that year (i) less the grant-date fair value of any stock and option awards granted during that year, (ii) plus the change in fair value of outstanding and unvested stock and option awards during that year, as well as the fair value of new stock and option awards granted during that year as of the end of the year.

(2)
The Value of Initial Fixed $100 Investment Based on Total Shareholder Return depicts a hypothetical $100 investment in Ordinary Shares on December 31, 2020, and shows the value of that investment over time (assuming the reinvestment of dividends) for each calendar year. Historical stock performance is not necessarily indicative of future stock performance.

Relationship between Compensation Actually Paid Disclosed in the Pay versus Performance Table and Other Table Elements
Compensation Actually Paid to Mr. McTaggart and Average Compensation Actually Paid to Non-PEO NEOs for 2025, 2024 and 2023 were directionally aligned with the cumulative total shareholder return and net income for those years.

Tabular List of the Company’s Most Important Metrics that Link Compensation Actually Paid to the PEO and other NEOs
We consider the list below to be the Company’s most important metrics that link compensation paid to our NEOs, as they are the key metrics that determine the payout under our short-term incentive compensation plan and long-term incentive compensation plan.
•
Revenue (excluding pass-through energy charges)

•
Net income from continuing operations

•
Gross margin

•
Earnings per share

•
Operating cash flows

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Director Compensation
The following table sets forth a summary of the compensation earned by our non-employee directors and/or paid to certain of our non-employee directors in 2025.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Kimberly Adamson*	8,745	—	8,745
Linda Beidler-D’Aguilar*(2)	62,983	48,876	111,859
Brian E. Butler*(3)	47,223	56,628	103,851
Carson K. Ebanks*	40,810	44,804	85,614
Clarence B. Flowers, Jr.*	42,559	48,869	91,428
Maria Elena Giner*	8,745	—	8,745
Gerónimo Gutiérrez Fernández*	8,745	—	8,745
Wilmer F. Pergande*(4)	143,676	46,158	189,834
Leonard J. Sokolow*	45,156	49,136	94,292
Raymond Whittaker*	53,527	50,594	104,121

*
The Board of Directors has determined that each of such persons is an “independent director” under the corporate governance rules of NASDAQ.

(1)
Represents fair value on the date of grant.

(2)
Of the $111,859 fees earned or paid in cash, $20,000 consists of director fees paid by Consolidated Water (Bahamas) Limited for service on the board of directors of this Company subsidiary.

(3)
Mr. Butler has decided not to stand for reelection at the Annual General Meeting.

(4)
Of the $189,834 fees earned or paid in cash, $27,500 consists of director fees paid by Consolidated Water (Bahamas) Limited for service on the board of directors of this Company subsidiary. Mr. Pergande has decided not to stand for reelection at the Annual General Meeting, and will concurrently resign from the board of directors of Consolidated Water (Bahamas) Limited.

Director Compensation Policy
Our Chair of the Board of Directors receives an annual cash retainer of $109,180 and each director who is not an executive officer is entitled to an annual cash retainer of $34,980. In addition, under the non-executive directors share plan, the Chair of the Board of Directors and each director who is not an executive officer receives an annual equity retainer in Ordinary Shares worth $34,450 and $35,139, respectively. A Director who is also an executive officer of our Company (i.e. Mr. McTaggart) is not entitled to an annual retainer of cash or equity.
Each director who is a member of the Compensation Committee and the Chair of such committee is entitled to an annual cash retainer of $3,498 and $5,883, respectively. In addition, under the non-executive directors share plan, each committee member and the Chair of the committee receive an annual equity retainer in Ordinary Shares worth $6,185 and $7,934, respectively.
Each director who is a member of the Audit Committee and the Chair of such committee is entitled to an annual cash retainer of $4,664 and $7,844, respectively. In addition, under the non-executive directors share plan, each committee member and the Chair of the committee receive an annual equity retainer in Ordinary Shares worth $8,247 and $10,579, respectively.
Each director who is a member of the Nominations and Corporate Governance Committee and the Chair of such committee is entitled to an annual cash retainer of $2,332 and $3,922, respectively. In addition, under the non-executive directors share plan, each committee member and the Chair of the committee receive an annual equity retainer in Ordinary Shares worth $4,123 and $5,289, respectively.

Each director who is a member of the Environmental and Social Governance Committee and the Chair of such committee is entitled to an annual cash retainer of $2,332 and $3,922, respectively. In addition, under the non-executive directors share plan, each committee member and the Chair of the committee receive an annual equity retainer in Ordinary Shares worth $4,123 and $5,289, respectively. Mr. McTaggart is the Chair of this committee and is not entitled to an annual retainer of cash or equity.
The number of Ordinary Shares granted to the directors is calculated by dividing the equity retainers by the prevailing market price on October 1 of the preceding year.
The Board of Directors has determined to increase the director compensation described above by 3.5% for 2026.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
The Compensation Committee of the Board of Directors consists of Messrs. Butler, Ebanks, Flowers and Whittaker. Mr. Butler has decided not to stand for reelection at the Annual General Meeting. No member of the Compensation Committee is, or at any time in the past has been, an officer or employee of the Company or any of its subsidiaries.
Section 16(a) Beneficial Ownership Reporting Compliance
We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To our knowledge, based solely on the review of reports required by Section 16(a) of the Exchange Act and written representations from the certain reporting persons, we believe that during the fiscal year ended December 31, 2025, other than Clarence B. Flowers, Jr., who filed a Form 4 late for the transfer of 50,080 shares to his brother, our officers, directors and significant shareholders have timely filed the appropriate form under Section 16(a) of the Exchange Act.
Transactions with Related Persons
The Company has a written policy regarding the review, approval or ratification of related person transactions. A related person transaction for the purposes of the policy is a transaction between the Company and one of the Company’s directors or nominees for director, executive officers, 5% shareholders, or a member of one of these persons’ immediate family, in which such person has a direct or indirect material interest and involves more than $120,000. Under this policy, related person transactions are prohibited unless the Audit Committee has determined in advance that the transaction is in the best interests of the Company.
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Stock Performance Graph
The following graph compares the changes over the last five years in the value of $100 invested in (i) the Company’s Ordinary Shares, (ii) the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and (iii) ratably in each of the 10 companies that constitute the Company’s peer group index. The peer group consists of Middlesex Water Company, Energy Recovery Inc., Pure Cycle Corporation, Unitil Corp., Global Water Resources Inc., Genie Energy Ltd., Caribbean Utilities Company, Ltd., Artesian Resources Corporation, RGC Resources, Inc., and York Water Company. The year-end values of each investment are based on share price appreciation without consideration of the reinvestment of all dividends.
Historical stock price performance shown on the performance graph is not necessarily indicative of future stock price performance.
FIVE-YEAR CUMULATIVE TOTAL RETURNS
VALUE OF $100 INVESTED ON DECEMBER 31, 2020
	Consolidated Water Co. Ltd.	S&P Index	Peer Group Index
2020	100.00	100.00	100.00
2021	88.30	126.89	118.33
2022	122.82	102.22	114.28
2023	295.44	126.99	127.44
2024	214.85	156.59	104.68
2025	292.86	182.25	96.17
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OTHER MATTERS
Deadline for Shareholder Proposals
Shareholder proposals intended to be presented under Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and accompanying proxy for the 2027 Annual General Meeting of Shareholders, including nomination of an individual for election as a director at the 2027 Annual General Meeting of Shareholders, must be received at the Company’s principal executive offices in the Cayman Islands by December 19, 2026 and must meet all the requirements of Rule 14a-8. To recommend a prospective nominee for the Nominations and Corporate Governance Committee’s consideration, see “Committees of the Board of Directors.”
Proposals and other notices should be sent to:
Consolidated Water Co. Ltd.
Regatta Office Park, Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
Attn: Secretary of the Company
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of Proxy Materials. This means that only one copy of the Company’s proxy statement, annual report and Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of any of the documents to you if you notify the Company’s Secretary at the Company’s executive offices of your desire to receive additional copies. If you wish to receive separate copies of the annual report, proxy statement and Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may contact your bank, broker or other nominee record holder, or you may contact the Company’s Secretary at the Company’s executive offices.
Financial Statements and Exhibits to Form 10-K
The Company’s financial statements are contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that was filed with the SEC on March 16, 2026, a copy of which is included with this proxy statement. Such report and the financial statements contained therein are not to be considered a part of this soliciting material.
The Company’s 2025 Annual Report, which is included with this proxy statement, does not include copies of the exhibits to that filing. The Company will furnish any such exhibits by request sent to the Company’s Secretary.
Other Matters
Management knows of no matters that are to be presented for action at the meeting other than the matters set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.
The Company will make available a list of shareholders of the Company before the close of business on May 12, 2026, for inspection during normal business hours from 8:30 a.m. through 4:30 p.m., at the Company’s corporate headquarters located at Regatta Office Park, Windward Three, 4th Floor, West Bay Road, Grand Cayman, KY1-1102, Cayman Islands. Shareholders wanting to inspect the shareholder list should call our Corporate Secretary at (345) 945-4277 to schedule an appointment. In addition, the list of shareholders also will be available during the meeting through the meeting website for shareholders who choose to attend.

ANNEX A
CONSOLIDATED WATER CO. LTD.
2027 EMPLOYEE STOCK INCENTIVE PLAN
ARTICLE 1
GENERAL
Section 1.1   Purpose, Effective Date and Term.   The purpose of the Consolidated Water Co. Ltd. 2027 Employee Stock Incentive Plan (the “Plan”) is to promote the long-term financial success of the Consolidated Water Co. Ltd. (the “Company”), a Cayman Islands holding company and its successors, assigns and Subsidiaries, by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of shares of Company Stock. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable stockholder approval requirements. The Plan will remain in effect as long as any Awards remain outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.
Section 1.2   Administration.   The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), in accordance with Section 5.1.
Section 1.3   Participation.   Each individual who is granted or holds an Award in accordance with the terms of the Plan will be a participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees other than Directors and executives.
Section 1.4   Definitions.   Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.
ARTICLE 2
AWARDS
Section 2.1   General.   Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards). Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions provided by the Committee with respect to the Award in an Award Agreement. Every Award under the Plan shall require a written Award Agreement. Subject to the provisions of Section 2.2(d), an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary (provided, however, that no reload Awards shall be granted hereunder) or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:
(a)   Stock Options.   A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO, provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board of Directors, whichever is earlier, or (ii) to a non-employee. Unless otherwise specifically provided by its terms, any Stock Option granted under the Plan to an employee shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify the Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided however, that any modification will be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)   Restricted Stock Awards.   A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or for such minimum consideration as may be required by applicable law, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions.
(c)   Restricted Stock Units.   A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock; provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of Stock multiplied by the number of Restricted Stock Units being settled.
(d)   Performance Awards.   A Performance Award means an Award under Sections 2.2, 2.3 or 2.4 that vests upon the achievement of one or more specified performance measures, as further set forth in Section 8.1 under “Performance Award.”
Section 2.2   Stock Options.
(a)   Grant of Stock Options.   Each Stock Option shall be evidenced by an Award Agreement that specifies: (i) the number of Stock Options covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Stock Options may be granted as Performance Awards.
(b)   Terms and Conditions.   A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to an ISO granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or a director of an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.
(c)   Prohibition of Cash Buy-Outs of Underwater Stock Options.   Under no circumstances will any Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of a share of Stock as of the same date that was granted under the Plan be bought back by the Company without stockholder approval.
(d)   Prohibition Against Repricing.   Except for adjustments pursuant to Section 3.4 or as otherwise approved by the Company’s stockholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Stock Options or other Awards), replacement grants, or other means; provided that the foregoing does not apply to cancellation or replacements that occur in connection with a Change in Control of the Company pursuant to the terms of this Plan.
(e)   Prohibition on Paying Dividends.   No dividends shall be paid on Stock Options and no Dividend Equivalent Rights may be granted with respect to Stock Options.
(f)   Limitation on Incentive Stock Options.   Solely for purposes of determining whether shares of Stock are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 500,000 shares, subject to adjustment as provided in Section 3.4.
Section 2.3   Restricted Stock Awards.
(a)   Grant of Restricted Stock.   Each Restricted Stock Award shall be evidenced by an Award Agreement, that specifies: (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Restricted Stock Awards may be granted as Performance Awards. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including in book entry on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(b)   Terms and Conditions.   Each Restricted Stock Award shall be subject to the following terms and conditions:
(i)   Dividends.   No cash dividends shall be paid with respect to any Restricted Stock Awards unless and until the Participant vests in the underlying share(s) of Restricted Stock. Upon the vesting of a Restricted Stock Award, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. All unvested dividends shall be forfeited by the Participants to the extent their underlying Restricted Stock Awards are forfeited.
(ii)   Voting Rights.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to unvested, non-forfeited Restricted Stock Awards and the voting rights may be exercised by the Participant in his or her discretion.
(iii)   Tender Offers and Merger Elections.   Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock.
Section 2.4   Restricted Stock Units.
(a)   Grant of Restricted Stock Unit Awards.   Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b)   Terms and Conditions.   Each Restricted Stock Unit Award shall be subject to the following terms and conditions:
(i)   A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose such conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of the Restricted Stock Units. The Committee may make grants of Restricted Stock Units upon such terms and conditions as it may determine, which may include, but is not limited to, deferring receipt of the underlying shares of Stock provided the deferral complies with Section 409A of the Code and applicable provisions of the Plan.
(ii)   Restricted Stock Units may be granted as Performance Awards.
(iii)   Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of a Restricted Stock Unit for which a Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period or (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(iv)   A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
(v)   No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.
Section 2.5   Vesting of Awards.   The Committee shall specify the vesting schedule or conditions of each Award. Subject to adjustment as provided in Section 3.4, at least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award (excluding, for this purpose, any (i) Substitute Awards, and (ii) shares of Stock delivered in lieu of fully vested cash Awards); provided, that the foregoing restriction does not apply to the Committee’s discretion to provide for acceleration of exercisability or vesting of any Award, including in cases of the Participant’s death, Disability or in connection with an Involuntary Termination at or following a Change in Control, in the terms of the Award or otherwise.
Section 2.6   Deferred Compensation.   Subject to approval by the Committee before an election is made, an Award of Restricted Stock Units may be deferred pursuant to a valid deferral election made by a Participant. If a deferral election is made by a Participant, the Award Agreement shall specify the terms of the deferral and shall constitute the deferral plan pursuant to the requirements of Code Section 409A. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A. Unless otherwise provided in a valid election form intended to comply with Code Section 409A, all Awards that are considered

Deferred Compensation hereunder shall settle and be paid in no event later than 2 1∕2 months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.
Section 2.7   Effect of Termination of Service on Awards.   The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement or as set forth in any employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:
(a)   Upon the Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination, and may be exercised only for a period of three (3) months following termination and any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.
(b)   In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested), and all Restricted Stock Awards and Restricted Stock Units that have not vested, shall expire and be forfeited.
(c)   Upon Termination of Service on account of Disability or death, all Stock Options shall be fully exercisable, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall immediately vest as to all shares subject to an outstanding Award at the date of Termination of Service. Unless the Committee specifies otherwise, Stock Options may be exercised for a period of one (1) year following Termination of Service due to death or Disability, or the remaining unexpired term of the Stock Option, if less; provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service. In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one (1) year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Termination of Service due to Retirement and all Stock Options, Restricted Stock Awards or Restricted Stock Units that have not vested as of as of the date of Termination of Service due to Retirement shall expire and be forfeited.
(d)   Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.
(e)   Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.
Section 2.8   Holding Period for Vested Awards.   As a condition of receipt of an Award, the Award Agreement may require a Participant to hold a vested Award or shares of Stock received upon exercise of a Stock Option for a period of time specified in the Award Agreement (“Holding Period”). In connection with the foregoing, a Participant may be required to retain direct ownership of such shares until the earlier of (i) the expiration of the Holding Period following the date of vesting or (ii) such person’s Termination of Service with the Company and any Subsidiary. The foregoing limitation, if applicable, shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination at or following a Change in Control, or to the extent that (x) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld or (y) a Participant exercises a Stock Option by a net settlement, and in the case of (x) and (y) herein, only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.
ARTICLE 3
SHARES SUBJECT TO PLAN
Section 3.1   Available Shares.   The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2   Share Limitations.
(a)   Share Reserve.   Subject to adjustment under the provisions of this Section 3.2 and Section 3.4, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 500,000 shares of Stock. Awards under the Plan may be made in any combination of shares of Restricted Stock Awards, Restricted Stock Units or Stock Options in the discretion of the Committee. .
(b)   Computation of Shares Available.   For purposes of this Section 3.2 and in connection with the granting of an Award, the number of shares of Stock available for the grant shall be reduced by the number of shares previously granted, subject to the following. If any shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such Award, such shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the Plan Whether with reference to Awards granted under the Plan, to the extent that: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy tax withholding upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised or Stock returned to satisfy tax withholding, rather than by the net number of shares of Stock issued.
Section 3.3   Corporate Transactions.
(a)   General.   If the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number and kinds of shares for which grants of Awards may be made under the Plan, the maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan. Any such adjustment in outstanding Stock Options shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
(b)   Merger in which Company is Not Surviving Entity.   In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise set forth in the agreement relating to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan that are outstanding immediately prior to such merger, consolidation or other business combination shall be converted into Stock Options to purchase voting common equity securities of the business entity that survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger. The Committee or the agreement related to such merger, consolidation or other business reorganization may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash (or acquirer stock) payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceeds the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.
Section 3.4   Delivery of Shares.   Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)   Compliance with Applicable Laws.   Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.
(b)   Certificates.   To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.
ARTICLE 4
CHANGE IN CONTROL
Section 4.1   Consequence of a Change in Control.   Subject to the provisions of Section 3.3 (relating to the adjustment of shares and cancellation of Stock Options in exchange for a cash or stock payment of the in-the-money value) and except as otherwise provided in the Plan or an Award Agreement and unless the Committee determines otherwise:
(a)   Upon an Involuntary Termination at or following a Change in Control, all Service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one (1) year following an Involuntary Termination following a Change in Control, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following a termination of employment.
(b)   Upon an Involuntary Termination at or within 24 months following a Change in Control, all Service-based Awards of Restricted Stock Awards and Restricted Stock Units, shall be fully earned and vested.
(c)   Upon an Involuntary Termination at or following a Change in Control, all Performance Awards shall vest at the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.
(d)   Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control in which the Company is not the surviving entity, any Awards granted under the Plan that are outstanding immediately prior to such Change in Control shall become fully vested in the event the successor entity does not assume the Awards granted under the Plan and Performance Awards shall vest at the rate specified in Section 4.1(c) of the Plan.
Section 4.2   Definition of Change in Control.   For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:
(a)   Merger:   The Company merges into or consolidates with another entity, or merges another or corporation into the Company, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;
(b)   Acquisition of Significant Share Ownership:   There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than a Schedule 13G) required under Sections 13(d) or 14(d) of the Exchange Act, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s voting securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;
(c)   Change in Board Composition:   During any period of two consecutive years, individuals who constitute the Company’s board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s board of directors; or
(d)   Sale of Assets:   The Company sells to a third party all or substantially all of its assets.
Notwithstanding anything herein to the contrary (including clauses (a) through (d) above), a Change in Control shall not be deemed to occur as a result of, or in connection with, the issuance by the Company of Stock (whether in an original issuance or from treasury shares), or securities convertible into or exercisable for such shares, in one transaction or a series of related transactions, including, without limitation, any issuance occurring in connection with a merger, consolidation, reorganization, recapitalization, business combination or other acquisition transaction, and including any change in beneficial ownership of the Company’s voting securities or any change in the composition of the Board of Directors arising from or related to such issuance.
Notwithstanding anything herein to the contrary, this definition of Change in Control will conform to the requirements of Code Section 409A and any provision in this definition inconsistent therewith will be null and void.
ARTICLE 5
COMMITTEE
Section 5.1   Administration.   The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board of Directors shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board of Directors, or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any Exchange on which the Company lists, or has listed or seeks to list its securities, may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.
Section 5.2   Powers of Committee.   The Committee’s administration of the Plan shall be subject to the following:
(a)   The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, (including automatic exercise in accordance with Section 7.18) performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article 6) and to reduce, eliminate or accelerate any restrictions applicable to an Award at any time after the grant of the Award, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.

(b)   The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(c)   The Committee will have the authority to define terms not otherwise defined herein.
(d)   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles of incorporation and bylaws of the Company and applicable state corporate law.
(e)   The Committee will have the authority to: (i) suspend a Participant’s right to exercise a Stock Option in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) during a blackout period (or similar restricted period) (a “Blackout Period”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC; and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.
Section 5.3   Delegation by Committee.   Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board of Directors who are not “Disinterested Board Members,” the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board of Directors who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.
Section 5.4   Information to be Furnished to Committee.   As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
Section 5.5   Committee Action.   The Committee shall hold meetings and may make administrative rules and regulations as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6
AMENDMENT AND TERMINATION
Section 6.1   General.   The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and the Board of Directors or the Committee may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan before the date the amendment is adopted by the Board of Directors or made by the Committee; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) other than pursuant to Section 3.4, materially increase the aggregate number of securities that may be issued under the Plan, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.
Section 6.2   Amendment to Conform to Law and Accounting Changes.   Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.
ARTICLE 7
GENERAL TERMS
Section 7.1   No Implied Rights.
(a)   No Rights to Specific Assets.   Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property that the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b)   No Contractual Right to Employment or Future Awards.   The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.
(c)   No Rights as a Stockholder.   Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a stockholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.
Section 7.2   Transferability.   Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of the transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of Immediate Family Members or to charitable organizations, and; provided, further, that the transfers are not made for consideration to the Participant.
Awards of Restricted Stock shall not be transferable, except in the event of death, before the time that the Awards vest. A Restricted Stock Unit Award is not transferable, except in the event of death, before the time that the Restricted Stock Unit Award vests and property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.
A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
Section 7.3   Designation of Beneficiaries.   A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time-to-time revoke or amend the designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of the beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
Section 7.4   Non-Exclusivity.   Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval (and any subsequent approval by the stockholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may be deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units and/or Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
Section 7.5   Award Agreement.   Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control.
Section 7.6   Form and Time of Elections; Notification Under Code Section 83(b).   Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).
Section 7.7   Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8   Tax Withholding.
(a)   Payment by Participant.   Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of stock ownership to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.
(b)   Payment in Stock.   The Committee may require or permit the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.
Section 7.9   Action by Company or Subsidiary.   Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board or directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.
Section 7.10   Successors.   All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
Section 7.11   Indemnification.   To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer or Employee of the Company or a Subsidiary to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.
Section 7.12   No Fractional Shares.   Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.
Section 7.13   Governing Law.   This Plan, all awards granted hereunder, and all actions taken in connection herewith shall be construed in accordance with and governed by the laws of the Cayman Islands, without regard to principles of conflicts of law.
Section 7.14   Benefits Under Other Plans.   Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
Section 7.15   Validity.   If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.
Section 7.16   Notice.   Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or an Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given: (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or (iii) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.
If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s President and to the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.
Section 7.17   Forfeiture Events.   The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.
Section 7.18   Awards Subject to Company Policies and Restrictions.
(a)   Trading Policy Restrictions.   Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(b)   Hedging/Pledging Policy Restrictions.   Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.

ARTICLE 8
DEFINED TERMS; CONSTRUCTION
Section 8.1   In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
“10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.
“Award” means any Stock Option, Restricted Stock Award, Restricted Stock Unit or Performance Award or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.
“Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement will be provided (or made available electronically) to each Participant.
“Cause” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have the meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Company’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Board of Directors will likely cause substantial financial harm or substantial injury to the reputation of the Company, willfully engaging in actions that in the reasonable opinion of the Board of Directors will likely cause substantial financial harm or substantial injury to the business reputation of the Company, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.
“Change in Control” has the meaning ascribed to it in Section 4.2.
“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
“Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.
“Disability.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Company’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has been incurred.
“Disinterested Board Member” means a member of the Board of Directors who: (a) is not a current Employee of the Company or a Subsidiary, (b) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy rules of the SEC, as amended or any successor provision thereto, and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) of SEC

Regulation S-K under the proxy rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of a “Non-Employee Directors” under Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.
“Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or Stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.
“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.
“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.
“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations and guidance promulgated thereunder, as modified from time to time.
“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.
“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a an Exchange, national market system or automated quotation system, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.
“Good Reason.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Good Reason” shall have the meaning set forth in such agreement. In the absence of such a definition, a termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:
(i)
a material reduction in Participant’s base salary or base compensation;

(ii)
a material diminution in Participant’s authority, duties or responsibilities without the written consent of Participant;

(iii)
a change in the geographic location at which Participant must perform his duties that is more than thirty-five (35) miles from the location of Participant’s principal workplace on the date of this Agreement (which results in an increase in commute); or

(iv)
in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

Notwithstanding the foregoing, in order to terminate for Good Reason, a Participant must give sixty (60) days’ notice to the Company or the Subsidiary for whom the Participant is employed of the Good Reason condition following its occurrence and the Company or Subsidiary, as applicable, shall have thirty (30) days to cure the Good Reason condition, with termination occurring within thirty (30) days of the expiration of the cure period. Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.
“Holding Period” has the meaning ascribed to it in Section 2.8.
“Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.
“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary, other than a termination for Cause, or termination of employment by an Employee Participant for Good Reason.
“Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.1(a).
“Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.
“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. Regardless of whether an Award is subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each Participant. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.
Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share; basic cash earnings per share; diluted earnings per share; return on equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; financial return ratios; increase in revenue; total stockholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives or strategic business objectives, or any combination of these or other measures.
Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.
“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.
“Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.
“Restriction Period” has the meaning set forth in Section 2.4(b)(iii).
“Retirement” means retirement from employment with the Company or a Subsidiary in accordance with the then current retirement policies of the Company or a Subsidiary, as applicable, or as otherwise set forth in an Award Agreement. “Retirement” with respect to a non-employee Director means the termination of service from the Board(s) of Directors of the Company and any Subsidiary following written notice to such Board(s) of Directors of the non-employee Directors intention to retire, or as otherwise set forth in an Award Agreement. Notwithstanding the foregoing, unless the Committee specifies otherwise at the time of an Award, an Employee who continues to serve on the Board following retirement as a Director or a Director who continues to serve as an advisory board member or director emeritus shall not be deemed to have terminated due to Retirement until both Service as an Employee and Director, or in the latter case, as a Director and advisory board member or director emeritus has terminated.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.
“Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, (ii) transfers among the Company, any Subsidiary, or any successor entities, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity as Employee or Director (except as otherwise provided in the Award Agreement).
“Stock” means the common stock of the Company, $0.01 par value per share.
“Stock Option” has the meaning ascribed to it in Sections 2.1(a) and 2.2.
“Subsidiary” means any corporation, affiliate, or other entity, which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.
“Substitute Awards” shall mean Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director), regardless of the reason for such cessation, subject to the following:

(1)
The Participant’s cessation of Service as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(2)
The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six (6) month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(3)
If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to whom the Participant is providing Services.

(4)
Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. If any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than fifty percent (50%) of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(5)
With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

Section 8.2   In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a)   Actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
(b)   References to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)   In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
(d)   References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e)   Indications of time of day mean East Coast time;
(f)   The word “including” means “including, but not limited to”;
(g)   All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
(h)   All words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
(i)   The captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
(j)   Any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(k)   All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

EXHIBIT A
RESOLVED as an Ordinary Resolution that the authorised share capital of the Company be increased from (i) CI$12.5 million divided into 24,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 Redeemable Preference Shares of par value CI$0.50 each to (ii) CI$25,000,000 divided into 49,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 Redeemable Preference Shares of par value CI$0.50.

EXHIBIT B
RESOLVED as a Special Resolution that the Company’s Memorandum of Association be amended by deleting the current language in Clause 8 in its entirety and substituting the following in replacement thereof:
8.
The authorised share capital of the Company be CI$50,000,000 divided into 49,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 Redeemable Preference Shares of par value CI$0.50.

EXHIBIT C
RESOLVED as a Special Resolution that the Company’s Articles of Association be amended as follows:
(a)
by the addition of the following definitions in the appropriate alphabetical order in Article 2.1:

“Fair Market Value”	means, with respect to a share:

(a)   If the class of shares is listed for trading on any Principal Trading Market, the highest purchase price permissible under Rule 10b-18 promulgated under the U.S. Securities Exchange Act of 1934, as amended (including, without limitation, Rule 10b-18(b)(3) relating to the permissible price for issuer repurchases), and any other applicable rules of the U.S. Securities and Exchange Commission and the Principal Trading Market; and

(b)   If the class of shares is not at the time listed for trading on any Principal Trading Market, the value of a share as determined in good faith by the Directors, taking into account such factors as the Directors deem appropriate and in compliance with applicable law; provided, that the Directors may, but shall not be obligated to, obtain the advice of an independent appraiser or other financial advisor in connection with any such determination;

“Principal Trading Market”	means the Trading Market on which the shares are primarily listed on and quoted for trading as of the date in question;
“Trading Market”
means The Nasdaq Global Select Market or whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, NASDAQ Capital Market, the NASDAQ Global Market, Over-the-Counter Bulletin Board or other stock exchange or trading market on which the shares are listed or quoted for trading as of the date in question;

“Treasury Share”	means a share held in the name of the Company as a treasury share in accordance with the Statute;

(b)
by the deletion of Article 11 in its entirety and the substitution of the following words therefor:

11.
PURCHASE OF SHARES BY THE COMPANY

11.01
Subject to the provisions of the Statute, the Memorandum of Association, and these Articles, the Company may purchase its own shares (including a redeemable share):

(a)
by agreement with the holder, or

(b)
pursuant to the terms of issue of the share, or

(c)
in the open market via the Principal Trading Market,

and may make payments in respect of such purchase out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Statute.

Except with the sanction of an ordinary resolution authorising some other manner or terms of purchase, the Directors may only exercise the power under this Article 11.01 if:
(1)
the repurchase is made at a price per share not greater than the Fair Market Value of the shares:

(A)
for cash, or

(B)
in satisfaction of a debt due to the Company, or

(C)
in exchange for the Company’s entering into an unsecured debt obligation in favour of the seller, or

(D)
partly in one of the above ways and partly in another or others;

and
(2)
no more than twenty percent (20%) of the Company’s issued shares are at any time authorised for repurchase but not yet repurchased.

Notwithstanding anything contained herein to the contrary, at all times the Company has a class of shares listed for trading on any Principal Trading Market, all repurchases of shares by the Company shall comply with Rule 10b-18 promulgated under the U.S. Securities Exchange Act of 1934, as amended, as well as any other applicable rules of the U.S. Securities and Exchange Commission and the Principal Trading Market.
11.02
The Directors may, prior to the purchase of any share under Article 11.01, determine that such share shall be held as a Treasury Share or shall be cancelled.

11.03
Subject to the provisions of the Statute, these Articles and the applicable rules of the Principal Trading Market, the Directors may determine to cancel a Treasury Share or sell or otherwise transfer a Treasury Share on such terms as they deem appropriate (including, without limitation, for nil consideration).

11.04
Notwithstanding anything to the contrary contained in these Articles, and subject to the Statute and the applicable rules of the Principal Trading Market, the Company may, with the approval of an ordinary resolution, compulsorily repurchase shares of the Company for cancellation. Payments in respect of any such repurchase, if any, may be made in accordance with Article 11.01, provided that the relevant shares will be cancelled upon such repurchase and will not be held by the Company as Treasury Shares.

11.05
Any shares cancelled by the Company (a) shall be noted in the Company’s register as cancelled, (b) shall cease to confer any right or privilege on the seller, (c) shall be returned to the authorized but unissued shares of the same class, and (d) may be reissued by resolution or resolutions of the Directors.

EXHIBIT D
RESOLVED as a Special Resolution that the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association in the form attached hereto in the Annex I be adopted as the Memorandum of Association and Articles of Association of the Company.

Annex I
Amended and Restated Memorandum of Association and Amended and Restated Articles of Association of Consolidated Water Co. Ltd.
{see attached}

THE COMPANIES ACT
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
CONSOLIDATED WATER CO. LTD.
(Adopted by Special Resolution on            )
1.
The name of the Company is Consolidated Water Co. Ltd.

2.
The Registered Office of the Company shall be at the offices of Consolidated Water Co. Ltd., 4th Floor, Windward Three, Regatta Office Park, West Bay Road. P. O. Box 1114, Grand Cayman KY1-1102, Cayman Islands, British West Indies.

3.
Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.
Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 28(2) of the Companies Act (Revised).

5.
Without limiting the generality of paragraphs 3 and 4, the objects and powers of the Company shall include but not be limited to the following:

(i)
To supply water for domestic and all other purposes in the Cayman Islands and to construct the necessary works for such supply.

(ii)
To purchase take on lease hire or otherwise acquire waterworks or the right to supply and work water undertakings.

(iii)
To fit out maintain and work with any form of mechanical steam or electric or other power the necessary works for the supply of water including the construction and fitting out of pumping stations reservoirs desalinators reverse osmosis equipment pipe lines and all other works necessary or reasonably required for the supply of water for the purposes aforesaid.

(iv)
To acquire manufacture repair maintain all machines machinery pipes utensils — apparatus and materials required for the supply aforesaid.

(v)
To make from time to time such applications to the Cayman Islands Government or other authority as may be thought necessary or desirable for powers to construct maintain and work the business of the Company or to acquire or lease land buildings easements water rights water and other works and any extensions thereof and to execute any works in connection therewith.

(vi)
To purchase take upon lease or otherwise acquire or build upon or improve any lands or buildings or any estates or interest therein and any licences rights easements or privileges which may be considered necessary or expedient for the purposes of the business of the Company and to do any such things notwithstanding that in any case the whole of the land may not be required for such purposes.

(vii)
To manufacture buy sell let upon hire with or without an option of purchase, all pipes taps valves engines tools machines and other chattels and things used or which may at any time hereafter be used in the establishment maintenance equipping or working of the aforesaid.

(viii)
To sell grant let exchange or otherwise dispose of absolutely or conditionally or for any limited estate or interest all or any part or section of the undertaking worked by the Company or any of them or any or any part of the property or properties rights or powers thereof or any licences rights or privileges in over or in relation to any such property or any part thereof.

(ix)
To purchase or otherwise acquire any lands and buildings, and to utilise the same for the treatment re-use and disposal of sewage, and to construct erect and lay down any buildings engines pumps sewers tanks drains culverts channels sewage or other works or things that may be necessary or convenient for any of the objects of the Company.

(x)
To manufacture purchase sell deal in or otherwise dispose of chemical vegetable and other manures and other substances materials and things that may be conveniently dealt with in connection with sewage works.

(xi)
To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors or the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.

And it is hereby declared that the intention is that each of the objects specified in each clause of this paragraph shall, except where otherwise expressed in such clause, be an independent main object and be in no way limited or restricted by reference to or inference from the terms of any other clause or the name of the Company.
6.
Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

7.
The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.
The authorized share capital of the Company is CI$25.0 million divided into 49,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 redeemable preference shares of par value CI$0.50 each.

9.	(a)	The Ordinary Shares and the Redeemable Preference Shares shall rank pari passu for all purposes except as follows:
(i)
Any Redeemable Shares in issue and outstanding shall subject to the terms of issue, be redeemable at any time at the option of the Company by written notice to the address of the holder shown in the Register of Members;

(ii)
The price per Redeemable Preference Share payable upon redemption shall, subject to the terms of issue, be a sum equal to the par value and premium paid or credited as paid up on the Redeemable Preference Share at the time of issue thereof, plus such additional premium, if any, as the Directors may deem fair and reasonable, provided that the redemption payment shall not exceed the amount payable on a winding up;

(iii)
Redemption of a Redeemable Preference Share shall take place with effect from such date as may be specified by the Directors;

On or before the date of redemption the certificate representing the Redeemable Preference Shares being redeemed shall be submitted for cancellation but submission of such certificate shall not be a condition of redemption unless the Directors so decide;
(v)
Where a certificate representing both Redeemable Preference Shares to be redeemed and Redeemable Preference Shares not to be redeemed is submitted to the Company, it shall issue a new certificate for the balance of the Redeemable Preference Shares not being redeemed;

(vi)
In a winding up, the surplus assets if any available for distribution to Members shall be applied first in paying to the holders of the Redeemable Preference Shares a sum equal to the par value and premium paid up or credited as paid up thereon at the time of issue. secondly in paying to the holders of the Ordinary Shares a sum equal to the par value and premium paid up or credited as paid up thereon at the time of issue and thirdly to the holders of the Ordinary Shares and Redeemable Preference Shares according to the number of shares held;

(vii)
The Ordinary Shares and the Redeemable Preference Shares shall rank equally for voting and dividend purposes.

(b)
The Directors may allot issue grant options over or otherwise dispose of shares of the Company to such persons at such times and on such terms as they think proper.

AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF
CONSOLIDATED WATER CO. LTD.
(Adopted by Special Resolution on            )

COMPANY LIMITED BY SHARES
AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF
CONSOLIDATED WATER CO. LTD.
(Adopted by Special Resolution on            )
TABLE A
1.01
The regulations in Table A in the First Schedule to the Statue do not apply to this Company.

2.
INTERPRETATION

2.01
In these Articles where the context permits:

“Articles” means these Articles of Association as altered from time to time;
“Auditors” means the auditors for the time being of the Company;
“circular resolution” means a resolution passed in accordance with these Articles without a meeting;
“circulate” and “circulated” include transmission by electronic means of the document to be circulated or of the electronic location where the document to be circulated can be viewed and printed;
“class meeting” means a separate meeting of the holders of a class of shares;
“clear days” in relation to notice of a meeting means days falling after the day on which notice is given or deemed to be given and before the day of the meeting;
“Company” means the above-named company;
“Designated Stock Exchange” means The Nasdaq Stock Market or such other stock exchange as may be determined from time to time by the Directors;
“Directors” means the directors, or the sole director, for the time being of the Company;
“electronic” has the meaning set out in the Electronic Transactions Law but for the purposes of these Articles does not include any means which does not generate an electronic record;
“electronic record” has the meaning set out in the Electronic Transactions Law;
“Fair Market Value” means, with respect to a share:
(a)
If the class of shares is listed for trading on any Principal Trading Market, the highest purchase price permissible under Rule 10b-18 promulgated under the U.S. Securities Exchange Act of 1934, as amended (including, without limitation, Rule 10b-18(b)(3) relating to the permissible price for issuer repurchases), and any other applicable rules of the U.S. Securities and Exchange Commission and the Principal Trading Market; and

(b)
If the class of shares is not at the time listed for trading on any Principal Trading Market, the value of a share as determined in good faith by the Directors, taking into account such factors as the Directors deem appropriate and in compliance with applicable law; provided, that the Directors may, but shall not be obligated to, obtain the advice of an independent appraiser or other financial advisor in connection with any such determination;

“holder” in relation to a share of the Company means the member or members for the time being registered in the Register as the holder of the share;
“month” means calendar month;
“ordinary resolution” means a resolution passed at a general meeting (or, if so specified, a class meeting) of the Company by a simple majority of the votes cast, or a circular resolution;

“paid-up” means paid-up or credited as paid-up;
“Principal Trading Market” means the Trading Market on which the shares are primarily listed on and quoted for trading as of the date in question;
“Register” means the register of members of the Company;
“Registered Office” means the registered office for the time being of the Company;
“Seal” means the common seal or any official or duplicate seal of the Company,
“Secretary” means the secretary or assistant secretary for the time being of the Company,
“share” includes a fraction of a share;
“special resolution” means a resolution passed as such at a general meeting (or, if so specified, a class meeting) of the Company by a majority of three-quarters of the votes cast, as provided in the Statute, or a circular resolution;
“Statute” means the Companies Act (Revised) of the Cayman Islands and every modification or re-enactment thereof for the time being in force;
“Trading Market” means The Nasdaq Global Select Market or whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, NASDAQ Capital Market, the NASDAQ Global Market, Over-the-Counter Bulletin Board or other stock exchange or trading market on which the shares are listed or quoted for trading as of the date in question;
“Treasury Share” means a share held in the name of the Company as a treasury share in accordance with the Statute;
“written” and “in writing” include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in permanent visible form; and;
“year” means calendar year.
2.02
In these Articles where the context permits:

(a)
Words importing the singular number-include the plural and vice versa;

(b)
Words importing the masculine gender include the feminine gender and vice versa;

(c)
Words importing persons include companies or associations or bodies of persons, corporate or unincorporate;

(d)
The word “may” is permissive; the word “shall” is imperative;

(e)
A reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof.

2.03
Subject as aforesaid, words defined or used in the Statute have the same meaning in these Articles.

2.04
The headings in these Articles are for ease of reference only and shall not affect the construction or interpretation of these Articles.

3.
PRELIMINARY

3.01
The Company may commence business immediately upon registration pursuant to the Statute.

3.02
The Company may ratify any contract or other transaction entered into in its name or on its behalf prior to registration.

3.03
The preliminary expenses of incorporating the Company shall be paid by the Company, including any expenses concerned with the issue of shares by the Company or with any contract or transaction ratified pursuant to the foregoing Sub-Article. The preliminary expenses may be charged to income or capital or amortised over any period as the Directors think fit
4.
CLASSIFICATION OF SHARES

4.01
Subject to the Memorandum of Association and subject to any directions of the Company in general meeting, the unissued shares of the Company may from time to time be divided or sub-divided into such classes, or re-classified, and be issued with such preferred, deferred or other special rights, privileges, restrictions or obligations, whether in regard to dividend, voting, transfer, forced sale, conversion, winding-up entitlement or otherwise as the Directors think fit. This Sub-Article is without prejudice to other provisions of these Articles restricting the variation of rights attached to shares already in issue.

4.02
The rights attached to any class of shares may (unless otherwise provided by the terms of issue of the shares of that class), whether or not the Company is being wound up, be varied or abrogated with the sanction of a special resolution passed at a class meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed not to be varied by the creation or issue of further shares ranking equally with them.

5.
ISSUE OF SHARES

5.01
Subject to any directions of the Company in general meeting and subject to any special rights of shares already issued, all shares in the Company for the time being unissued shall be under the control of the Directors who may issue and dispose of the same (including the issue or grant of options, warrants and other rights, renounceable or otherwise, in respect of shares) at such times, to such persons, on such terms and in such manner as they think fit, provided that no share shall be issued at a discount except in accordance with the Statute and all shares issued shall be fully paid.

5.02
Save as expressly provided by its terms of issue, no share shall confer on the holder any pre-emptive or other right in respect of any further shares that may be issued.

5.03
Fractions of a share may be issued if the Directors think fit. The holder of a whole share (or a fraction of a share) may divide it into fractions for the purpose of a transfer, redemption or other disposition, provided that, without the prior approval of the Directors, the holder may only create a fraction which can be expressed as a whole number of hundredths of a whole share. Subject to the terms of issue of the fraction, or of the whole share from which it was derived, a fraction of a share shall carry the corresponding fraction of all the attributes of a whole share.

5.04
Subject to the Statute, shares need not have distinguishing numbers.

5.05
The Directors may pay or authorise payment of a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company, but a commission exceeding ten percent of the price at which the shares are issued, or to be issued, shall not be paid without the sanction of an ordinary resolution.

6.
REGISTER OF MEMBERS AND RECORD DATES

6.01
The Register shall be kept in accordance with the Statute.

6.02
The Company may keep one or more duplicates of the Register in such place or places as the Directors think fit but in the event of a discrepancy the main Register shall prevail.

6.03
The Company shall not be bound to register more than four persons as the joint holders of any share.

6.04
Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, no person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder.

If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:
(a)
such notice shall be deemed to be solely for the holder’s convenience;

(b)
the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)
the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)
the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

6.05   (i)
To determine Members entitled to notice of or to vote at any meeting or any adjournment of it, or to receive payment of any dividend, or in order to determine Members for any other purpose, the Directors may close the Register for a stated period not exceeding in any case fourteen (14) consecutive days. If the Register is closed to determine the members entitled to notice of or to vote at a meeting, then it must be closed for at least ten (10) days immediately before that meeting, and the first day of the closure will be the record date.

(ii)
Instead of closing the Register, the Directors may fix a date as the record date for any determination of members, the date in any case to be not more than ninety (90) days before the date on which the particular action, requiring the determination of members, is to be taken.

(iii)
If the Directors do not close the Registrar or fix any record date for determining the members entitled to receive notice of or to vote at any meeting or to receive a dividend, the date on which notice of the meeting is mailed or, in the case only of an interim dividend or distribution declared or effected by the Directors, the date on which the resolution declaring the dividend or effecting the distribution is passed will be record date for determining the members. When a determination of persons entitled to vote at any meeting has been made under this Article, that determination will apply to any adjournment of it.

7.
SHARE CERTIFICATES

7.01
Share certificates shall be in such form as the Directors determine provided that a share certificate shall specify the name of the holder and the number and class of shares to which it relates and the amount paid up thereon. Share certificates may not be issued in bearer form.

7.02
Share certificates shall be issued under the Seal affixed in accordance with these Articles provided that the Directors may authorise share certificates to be issued with the Seal or the authorised signature(s) affixed or represented by printing or other mechanical process.

7.03
Subject to Article 7.07, every person whose name is entered as a member in the Register shall be entitled on request to one certificate for all his shares of each class or, upon payment of a fee not exceeding ten Cayman Islands dollars per additional certificate, to several certificates, each representing a part of his holding. Subject to Article 7.07, a member whose holding of shares has been reduced by transfer, redemption or otherwise shall be entitled on request to a certificate for the balance.

7.04
In the case of joint holders the Company shall not be bound to issue more than one share certificate; and delivery of the certificate to one of the holders shall be sufficient delivery to all the holders.

7.05
A member wishing to exercise his rights, if any, to transfer or redeem shares in accordance with these Articles may do so only upon surrendering to the Company the share certificate(s), if any, representing such shares.

7.06
If a share certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate (if any) or, if alleged to have been lost, stolen or destroyed, compliance with such conditions as to evidence and indemnity and the payment of expenses of the Company in connection with the request (including the investigation of evidence) as the Directors think fit.
7.07
The Directors may at any time, determine in their absolute discretion that the Company will no longer issue share certificates and if they so determine,

(i)
they must use their best endeavours to call in and cancel all existing share certificates giving a receipt therefor to the holder and ensure that the Company keeps a record of all share certificates not surrendered for cancellation; and

(ii)
no shares for which a certificate is outstanding may thereafter be transferred unless the requirements of Article 7.05 and, if applicable, Article 7.06 are complied with; and no share certificate shall be issued either to the transferee or, if all the shares in the certificate are not being transferred, to the transferor for the balance of the shares.”

8.
TRANSFER OF SHARES

8.01
Subject to these Articles, any member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time.

8.02
The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Directors may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to Article 8.1, the Directors may accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

8.03
The transferor of a share shall be deemed to remain the holder of the share until the name of the transferee is entered into the Register in respect thereof

8.04
In the case of a transfer of shares issued subject to special restrictions or requirements as to transfer the Directors may, as a condition of approval or registration, require the transferor to reimburse the Company for all expenses incurred in connection with the transfer.

8.05
The registration of transfers shall be suspended during any period in which the Register is closed in accordance with these Articles.

9.
TRANSMISSION OF SHARES

9.01
Following the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to the shares previously held by the deceased, but nothing in this Article shall release the estate of the deceased from any liability in respect of shares which had been held by him, whether solely or jointly.

9.02
A person becoming entitled to a share by reason of the death or bankruptcy of the holder or otherwise by operation of law may upon producing such evidence of his title as the Directors may require, elect either to be registered himself as the holder of the share or to make such transfer of the share as the holder could have made. An election pursuant to this Sub-Article to be registered as holder shall be made in writing signed by or on behalf of the person making the election.

9.03
A person entitled to make an election pursuant to the foregoing Sub-Article shall, pending election, have the right to receive (and to give a good discharge for) all monies payable in respect of the share, the same right (if any) as the holder to call for the redemption of the share, and the same right as the holder to enter into an agreement for the purchase of the share by the Company, but such person shall not be entitled to receive notice of, or attend or vote at, general meetings or class meetings of the Company nor, save as aforesaid, to any of the rights or privileges of a member; and the Directors may at any time give him notice requiring election pursuant to the foregoing Sub-Article and, if there is no election within ninety days of the notice, the Directors may thereafter withhold all monies payable in respect of the share until such time as the election is made.
10.
REDEMPTION OF SHARES

10.01
Subject to the Statute, the Company is hereby authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder; but, save for shares declared to be redeemable by the Memorandum of Association, the Directors shall not issue redeemable shares without the sanction of an ordinary resolution.

10.02
The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Statute.

10.03
Unless fixed by the ordinary resolution sanctioning its issue the redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Directors at or before the time of issue;

10.04
Unless otherwise provided or directed by the ordinary resolution sanctioning the issue of the shares concerned:

(a)
every share certificate representing a redeemable share shall indicate that the share is redeemable;

(b)
in the case of shares redeemable at the option of the holder a redemption notice from the holder may not be revoked without the agreement of the Directors;

(c)
at the time or in the circumstances specified for redemption the redeemed shares shall be cancelled and shall cease to confer on the holder any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due dispatch be calculated, but subject to surrender of the relevant share certificate (if any) for cancellation (and reissue subject to Article 7.07 in respect of any balance);

(d)
the redemption price may be paid in any manner authorised by these Articles for the payment of dividends;

(e)
a delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by class A banks in the Cayman Islands for thirty day deposits in the same currency;

(f)
the Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Statute (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose);

(g)
subject as aforesaid, the Directors may determine as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or maybe effected.

11.
PURCHASE OF SHARES BY THE COMPANY

11.01
Subject to the provisions of the Statute, the Memorandum of Association, and these Articles, the Company may purchase its own shares (including a redeemable share):

(a)
by agreement with the holder, or

(b)
pursuant to the terms of issue of the share, or

(c)
in the open market via the Principal Trading Market,

and may make payments in respect of such purchase out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Statute.

Except with the sanction of an ordinary resolution authorising some other manner or terms of purchase, the Directors may only exercise the power under this Article 11.01 if:
(1)
the repurchase is made at a price per share not greater than the Fair Market Value of the shares:

(A)
for cash, or

(B)
in satisfaction of a debt due to the Company, or

(C)
in exchange for the Company’s entering into an unsecured debt obligation in favour of the seller, or

(D)
partly in one of the above ways and partly in another or others;

and
(2)
no more than twenty percent (20%) of the Company’s issued shares are at any time authorised for DM3\8598497.2 repurchase but not yet repurchased.

Notwithstanding anything contained herein to the contrary, at all times the Company has a class of shares listed for trading on any Principal Trading Market, all repurchases of shares by the Company shall comply with Rule 10b-18 promulgated under the U.S. Securities Exchange Act of 1934, as amended, as well as any other applicable rules of the U.S. Securities and Exchange Commission and the Principal Trading Market
11.02
The Directors may, prior to the purchase of any share under Article 11.01, determine that such share shall be held as a Treasury Share or shall be cancelled.

11.03
Subject to the provisions of the Statute, these Articles and the applicable rules of the Principal Trading Market, the Directors may determine to cancel a Treasury Share or sell or otherwise transfer a Treasury Share on such terms as they deem appropriate (including, without limitation, for nil consideration).

11.04
Notwithstanding anything to the contrary contained in these Articles, and subject to the Statute and the applicable rules of the Principal Trading Market, the Company may, with the approval of an ordinary resolution, compulsorily repurchase shares of the Company for cancellation. Payments in respect of any such repurchase, if any, may be made in accordance with Article 11.01, provided that the relevant shares will be cancelled upon such repurchase and will not be held by the Company as Treasury Shares.

11.05
Any shares cancelled by the Company (a) shall be noted in the Company’s register as cancelled, (b) shall cease to confer any right or privilege on the seller, (c) shall be returned to the authorized but unissued shares of the same class, and (d) may be reissued by resolution or resolutions of the Directors.

12.
LIEN ON SHARES

12.01
The Company shall have a first and paramount lien and charge on all shares standing registered in the name of a single holder for all moneys presently payable by him or his estate to the Company (or, in the case of joint holders, of any one or more of the joint holders) but the Directors may at any time waive the lien generally or as regards any particular debt or obligation or category of debts or obligations.

12.02
The registration of a transfer of shares shall operate as a waiver of the Company’s lien thereon in respect of the debts or obligations of the transferor.

12.03
The Company’s lien on a share shall extend to all dividends and other monies and benefits payable in respect of the share.

12.04
The Company may sell any share on which the Company has a lien if an amount secured by the lien is presently payable but not until the expiration of fourteen days after written notice to the holder stating and demanding payment of the said amount and stating the Directors’ intention of effecting a sale.

12.05
A sale by the Company pursuant to the foregoing Sub-Article shall be effected in such manner as the Directors think fit; and the Directors may authorise some person to do and execute such transfers and other documents and things on behalf of the holder as may appear to the Directors necessary or desirable for the purpose of carrying out the sale and entering the purchaser or purchasers in the Register.
12.06
The proceeds of a sale by the Company pursuant to this Article shall be applied in payment of the amount secured by the lien which is presently payable and the balance, if any, shall be paid to the person who was the holder of the shares before the sale unless there are debts or obligations of that person, not presently payable, which were secured by the lien on the shares, in which case the Company shall have the same lien and charge on the said balance of the proceeds of sale as it had on the shares.

13.
ALTERATION OF CAPITAL

13.01
Subject to the Statute, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to increase its share capital by new shares of such amount as it thinks expedient. All new shares shall be subject to the provisions of these Articles concerning calls, forfeiture, lien, transfer, transmission, disposal by the Directors and otherwise as the original shares.

13.02
Subject to the Statute, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

(a)
consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)
subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

(c)
cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

13.03
Subject to the Statute, the Company may from time to time by special resolution reduce its share capital in any way or alter any conditions of its Memorandum of Association relating to share capital.

14.
ALTERATION OF REGISTERED OFFICE, NAME AND OBJECTS

14.01
Subject to the Statute, the Company may by resolution of its Directors change the location of its Registered Office.

14.02
Subject to the Statute, the Company may from time to time by special resolution change its name or alter its objects or make any other alteration to its Memorandum of Association for which provision has not been made elsewhere in these Articles.

15.
GENERAL MEETINGS

15.01   (a)
The Company shall in each year hold a general meeting as its Annual General Meeting. The time and place of Annual General Meetings shall be determined by the Directors and, if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

(b)
At these meetings the Directors shall be elected as provided for in these Articles, the annual report of the Directors shall be presented and the general business of the Company transacted.

15.02
General meetings other than Annual General Meetings shall be called Extraordinary General Meetings. The Directors may call or authorise the calling of an Extraordinary General Meeting whenever they think fit.

16.
REQUISITION OF GENERAL MEETINGS

16.01
The Directors shall call an Extraordinary General Meeting on the requisition of members holding at the date of the requisition not less than fifty-one per cent of the issued shares of the Company for the time being carrying the right to vote at general meetings of the Company. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.
16.02
If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an Extraordinary General Meeting to be convened within ninety days of the date of the requisition, the requisitionists may themselves convene an Extraordinary General Meeting; but any meeting so called shall not be held more than one hundred and fifty days after the date of the requisition. An Extraordinary General Meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

17.
NOTICE OF GENERAL MEETINGS

17.01
At least five clear days notice in writing shall be given of a general meeting to all members entitled as at the record date for the notice provided that:

(a)
an Extraordinary General Meeting may be called by shorter notice (but not shorter than two clear days) if so agreed by a member or members (or their proxies or representatives) holding in the aggregate, as at the record date for the meeting, shares conferring the right to cast seventy-five percent of the votes that could be cast if all members so entitled attended the meeting;

(b)
an Annual General Meeting or an Extraordinary General Meeting may be held without notice and without observing any of the requirements or provisions of these Articles concerning general meetings if so agreed by all the members (or their proxies or representatives) entitled as at the date of the meeting to attend and vote at general meetings;

and agreement for the purposes of the foregoing paragraphs (a) or (b) may be reached before, during or within thirty days after the meeting concerned.
17.02
The notice of a general meeting shall specify:

(a)
the place, the day and the hour of the meeting and, if different, the record date for determining members entitled to attend and vote; and

(b)
the general nature of any special business to be conducted at the meeting; and for this purpose all business shall be deemed special which is transacted at an Extraordinary General Meeting, and also all business that is transacted at an Annual General Meeting with the exception of the consideration and approval of the report of the Directors, the financial statements of the Company and the report of the Auditors (if any), the election or re-election of the Directors and the election or re-election of the Auditors and approval of their remuneration.

17.03
The Directors and the Auditors, if any, shall be entitled to receive notice of, and to attend and speak at, any general meeting of the Company.

17.04
The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any general meeting.

18.
PROCEEDINGS AT GENERAL MEETINGS

18.01
No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; a quorum shall be such members present in person or by proxy as represent one-third of the issued shares of the Company carrying the right to vote at the meeting calculated in accordance with Article 6.05.

18.02
If within half an hour from the time appointed for a meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

18.03
The chairman, if any, of the board of Directors or failing him, the President (if there is one appointed by the Directors) shall preside as chairman at every general meeting of the Company; or, if there is no such chairman or President or if neither shall be present at the time appointed for the meeting, or be willing to act, the Directors present shall elect one of their number to be chairman of the meeting; or, if no Directors are present at the time appointed for the meeting or no Director is willing to act as chairman, then the members present shall choose one of their number to be chairman of the meeting.

18.04
The chairman may, with the consent of any general meeting duly constituted, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting, save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

18.05
At any general meeting votes in respect of any resolution shall be cast by ballot which shall be in such form as the Directors may approve. The ballots shall be counted by the Secretary who shall provide a report of the number of votes recorded in favour or against such resolution to the chairman who shall make a declaration as to the results of the of the vote on the resolution in accordance with the report of the Secretary, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact of the number or proportion of the votes recorded in favour of or against such resolution.

18.06
If any votes are counted which ought not to have been counted, or which might have been rejected, the error shall not vitiate the resolution unless pointed out at the same meeting, or at any adjournment thereof, and not in that case unless in the opinion of the chairman (whose decision shall be final and conclusive) it is of sufficient magnitude to vitiate the resolution.

18.7
In the case of an equality of votes, the chairman of the meeting at which the vote takes place shall be entitled to a second or casting vote.

19.
VOTES OF MEMBERS

19.01
Subject to any special rights or restrictions for the time being attached to any shares or any class of shares, every member as at the record date who is present in person or by proxy shall have one vote for each whole share (and a corresponding fraction of a vote for every fraction of a share) registered in his name in the Register as at the record date:

19.02
In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register.

19.03
Subject to production of such evidence as the Directors may require, a member of unsound mind, or in respect of whom an order has been made by any court in the Cayman Islands or elsewhere having jurisdiction in lunacy may vote by his committee, receiver, curator bonis, guardian or other person appointed by the court, and any such committee, receiver, curator bonis, guardian or other person may vote by proxy.

19.04
No objection shall be raised to the qualification of any voter except at the general meeting at which the vote objected to is given or tendered or at any adjournment thereof, and every vote not disallowed at such general meeting or adjournment shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

19.05
A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

19.06
A corporation, whether formed in the Cayman Islands or elsewhere, which is a member may authorise such person as it thinks fit to act as its representative at any general meeting of the Company and the person so authorised shall be entitled to exercise the same voting and other powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual member of the Company. A corporation whose representative is present at a meeting shall itself be deemed to be present in person at the meeting and shall be counted towards the quorum. Nothing in this Article shall be construed as preventing a corporation from appointing a proxy.
20.
PROXIES

20.01
The appointment of a proxy by an individual shall be by written instrument under the hand of the appointor or his attorney duly authorised in writing or by electronic record generated by the electronic means provided by the Company for the purpose. If the appointor is a corporation, the appointment shall be either (i) under the corporation’s seal or (ii) under the hand of, or by electronic record generated by the electronic means provided by the Company for the purpose by, an officer or attorney duly authorised.

20.02
A proxy need not be a member of the Company.

20.03
The instrument appointing a proxy may be in any usual or common form or otherwise acceptable to the chairman of the meeting for which the instrument is first presented but subject to Articles 21.08 and 21.11, an electronic record of an appointment transmitted by a method established for that purpose by the Directors in respect of that meeting shall be accepted unless on the face of the electronic record in the chairman’s opinion there are material doubts as to authenticity or content or the chairman has evidence satisfactory to him of the withdrawal of that proxy.

20.04
The instrument or electronic record appointing a proxy may contain restrictions or directions as to the manner in which, or the matters upon which, the proxy may vote, but subject thereto the proxy may vote on any matter in such manner as the proxy thinks fit and may exercise the same powers as his appointor could exercise if present.

20.05
The instrument or electronic record appointing a proxy may be expressed to be for a particular meeting or particular meetings or to be effective generally until revoked. An appointment for a particular meeting or meetings shall be presumed, in the absence of clear provision to the contrary, to extend to any adjournment of such meeting or meetings.

20.06
A written instrument appointing a proxy (and any power of attorney or other authority under which it is signed, or a notarially certified copy of such authority) shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice of meeting; and such deposit or the generation of the electronic record appointing the proxy (as the case may be) shall be made no later than the time for holding the meeting, provided that the Directors may in giving notice of the meeting stipulate that instruments of proxy shall be deposited or the electronic record generated up to twenty-four hours before the time for holding the meeting. Deposit of a written instrument may be made by telecopier transmission, but may be disallowed at or before the meeting by the Directors or the chairman of the meeting if in his or their opinion there are material doubts as to authenticity or content. The chairman of the meeting may at his discretion direct that the deposit of a written instrument of proxy (or other requisite written document) shall be deemed to have been duly made, if satisfied that the instrument of proxy duly signed (or other requisite document) is in the course of transmission to the Company.

20.07
An electronic record appointing a proxy shall be transmitted only by the method or methods authorised by the directors in the notice of the meeting at which it is to be used but the Directors may provide such a method for use either generally or for a specified meeting or meetings.

20.08
A proxy shall have no powers, as such, at any meeting at which his appointor is present in person or, being a corporation, by a duly authorised representative. If two or more proxies are present at a meeting and in accordance with their terms of appointment seek to vote on the same matter in respect of the same shares, the chairman shall in his absolute discretion decide which vote to accept and which vote or votes to disallow, or he may disallow all such votes.

20.09
The directors may at the expense of the Company establish and maintain a secure website for the purposes of the appointment of proxies by electronic means using such programmes and security protocols as they shall in their discretion think fit but which shall require a means of identifying the appointor and generate an electronic record, and neither they nor the Company shall be liable to any member if it is afterwards discovered that the programmes or security protocols were insecure or had caused incorrect recording of proxy appointments.
20.10
The Directors may at the expense of the Company send to the members instruments of proxy (with or without prepaid postage for their return) for use at any general meeting, either in blank or (but only if such instruments are sent to all members entitled to attend and vote) nominating one or more Directors or other persons.

20.11
All resolutions passed at a general meeting shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a proxy or that the appointment had been revoked or otherwise terminated prior to the meeting, be as valid as if every such proxy had been and remained duly appointed.

21.
CIRCULAR RESOLUTIONS OF THE MEMBERS

21.01
A resolution in writing, in one or more counterparts, signed by all the members for the time being entitled to receive notice of and attend and vote at general meetings (or, being corporations, by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly called and held, and shall satisfy any requirement of these Articles for a resolution to be passed by the Company in general meeting.

22.
CLASS MEETINGS

22.01
All the provisions of these Articles regulating Extraordinary General Meetings (as to call, requisition, notice, proceedings, votes, proxies, circular resolutions and otherwise) apply equally to class meetings save only that references to members shall be construed as references to members holding shares of the relevant class.

23.
APPOINTMENT OF DIRECTORS

23.01
There shall be a Board of Directors consisting of not less than one or more than fifteen persons (exclusive of Alternate Directors) PROVIDED HOWEVER that the Company may from time to time by special resolution increase or reduce the limits in the number of Directors. Subject to Articles 23.5 and 23.6, the terms of office for all Directors in office on 24th May, 2022 shall expire at the Annual General Meeting in 2023. Commencing with the Annual General Meeting in 2023, the Directors shall be elected at each Annual General Meeting for a term of office which shall expire at the next succeeding Annual General Meeting after their election at which Annual General Meeting they shall be eligible for re-election.

23.02
There shall be no shareholding qualification for Directors unless prescribed by special resolution.

23.03
The first Directors shall be appointed in writing by the subscribers of the Memorandum of Association or a majority of them.

23.04
The Directors may from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, subject to any upper limit on the number of Directors prescribed pursuant to this Article.

23.05
The Company may by special resolution remove any Director before the expiration of his term of office and appoint another person in his stead; the person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

23.06
Without prejudice to other provisions of these Articles for the retirement or removal of Directors, the office of a Director shall be vacated:

(a)
if he resigns as Director by notice to the Company in writing signed by him;

(b)
if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)
if he becomes of unsound mind or an order for his detention is made under the Mental Health Act or any analogous law of a jurisdiction outside the Cayman Islands; or

(d)
if he is adjudged by a court in any country to have been negligent as, or guilty of misconduct as, a director or for any reason unfit to act as a director of a Company and that judgement is final and unappealable.

24.
REMUNERATION OF DIRECTORS

24.01
The remuneration of the Directors shall be in such amount or at such rate, and upon such terms as the Directors may from time to time determine. Special remuneration may be agreed with or given to any Director who has undertaken, or is required to undertake, any special work, service or mission beyond the ordinary routine work of a Director.

24.02
An Alternate Director shall not be remunerated as such by the Company provided that he may, if the Directors think fit, be remunerated for any special work, service or mission beyond the ordinary routine work of a Director or Alternate Director.

25.
TRANSACTIONS WITH DIRECTORS

25.01
A Director may hold any other executive or non-executive office or place of profit in or under the Company, other than the office of Auditor, on such terms as to tenure, remuneration, indemnity and otherwise as the Directors may determine.

25.02
A Director may act by himself or his firm in a professional capacity for the Company and shall be entitled to the same remuneration, indemnity and other privileges as if he were not a Director.

25.03
A Director may be a member or director or hold any other executive or non-executive office or place of profit in or under any company or association promoted by the Company or in which the Company may be interested or associated, and may exercise and enjoy the rights, privileges and benefits of any such position without being accountable in any way to the Company.

25.04
No person shall be disqualified from the office of Director by, or be prevented by such office from, contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract (or any other contract or arrangement entered into by or on behalf of the Company in which a Director shall be in any way interested) be liable to be avoided, nor shall any Director be liable to account to the Company for any profit realised by any such contract or arrangement; but the nature of his interest shall be disclosed by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration or, if the Director was not at that time interested in the proposed contract or arrangement, then at the next meeting of the Directors held after he becomes so interested.

25.05
A Director may vote in respect of any contract, arrangement or other matter which may be proposed, notwithstanding that he has an interest therein provided that the nature of his interest shall have been disclosed to the Directors prior to the Directors’ resolution.

25.06
For the avoidance of doubt it is declared that a Director shall be regarded as having an interest in any matter in which he has a duty conflicting with his duty to the Company, and also in any proposal to ratify a contract or transaction entered into by him in the name or on behalf of the Company prior to its registration.

25.07
A general notice that a Director is a shareholder, director or officer of, or otherwise interested in, a specified company or association and is to be regarded as interested in any transaction with such company or association shall be a sufficient disclosure for the purposes of this Article and thereafter it shall not be necessary to give any further notice relating to a particular transaction with that company or association.

25.08
The Company may from time to time by special resolution impose and vary rules more or less restrictive of Directors having conflicting interests.

25.09
The provisions of this Article concerning Directors apply equally to Alternate Directors. For the purposes of this Article an interest of a Director shall be deemed to be an interest of his Alternate Director, and vice versa.

26.
ALTERNATE DIRECTORS AND PROXIES

26.01
A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

26.02
The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

26.03
An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

26.04
If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

26.05
Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

26.06
If so authorised by express provision in his notice of appointment, an Alternate Director may join in a circular resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

26.07
Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

26.08
A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by members (including appointment by telecopier transmission but excluding provisions for appointment by other electronic means) shall apply equally to the appointment of proxies by Directors.

27.
PROCEEDINGS OF DIRECTORS

27.01
A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the powers and discretion by or under these Articles for the time being vested in or exercisable by the Directors generally.

27.02
Except as otherwise provided by these Articles, the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit.

27.03
A Director may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Directors. Notice thereof shall be given to each Director and Alternate Director in writing or by telephone or orally. Not less than forty-eight hours notice in the case of a meeting proposed to be held in accordance with Article 28.04 or five clear days notice in any other case shall be given save that all the Directors (or their Alternate Directors) may waive notice of the meeting at, before or after the meeting is held.

27.04
A meeting of the Directors may be held, and any Director may participate in a meeting, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting are capable of hearing each other; and such participation shall be deemed to constitute presence in person at the meeting.

27.05
The quorum necessary for the transaction of business at a meeting of the Directors may be fixed by the Directors and, unless so fixed at any other number, shall be at least half the number of persons comprising the Board of Directors.

27.06
For the avoidance of doubt it is declared that an Alternate Director shall not be entitled to attend or vote at a meeting of the Directors or be counted towards the quorum if his appointor be present; and the proxy of a Director shall not be so entitled or counted if either the appointing Director or his Alternate Director be present.

27.07
The Directors may at any time elect a chairman and, if they think fit, a deputy chairman and may determine the period for which they respectively are to hold office. Subject to any such determination, the Directors may at any time remove a chairman or deputy chairman from office. A chairman or deputy chairman shall automatically cease to hold office if for any reason he ceases to hold office as a Director.

27.08
Questions arising at a meeting of the Directors shall be decided by a majority of the votes cast. In the case of an equality of votes, the chairman shall have a second or casting vote.

27.09
The continuing Directors may act notwithstanding any vacancy in their body but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the minimum number of Directors or as the necessary quorum for meetings of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to the requisite number, or of summoning a general meeting of the Company, but for no other purpose.

27.10
All resolutions passed and other acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, Alternate Director or proxy, or that they or any of them were disqualified or had otherwise ceased to hold office, be as valid as if every such person had been duly appointed and qualified and continued to hold the office or position of Director, Alternate Director or proxy, as the case may be. This Article shall apply equally to a case in which there was no appointment as to the case in which there was a defective appointment.

27.11
A Director who is present at a meeting of the Directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or he shall file his written dissent with the person acting as the secretary of the meeting before the adjournment thereof or shall send his written dissent to the Registered Office immediately after the meeting, provided that this right of dissent shall not apply in the case of a Director who voted in favour of the action.

27.12
A resolution in writing, in one or more counterparts, signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held.

28.
MINUTES AND REGISTERS

28.01
In accordance with the Statute the Directors shall cause minutes to be kept of all resolutions and proceedings of members, whether at general meetings, class meetings or otherwise, and of Directors or managers (if any), or committees of Directors (if any), whether at meetings or otherwise. Such minutes shall be kept in writing at the Registered Office or at such other location as the Directors may determine.

28.02
The minutes of a meeting, whether of the members or the Directors or a committee of the Directors, when signed by the person acting as the chairman of the meeting or by the person acting as the chairman of the next following meeting, shall until the contrary be proved be accepted as conclusive evidence of the matters stated in the minutes.

28.03
The Directors shall cause to be kept at the Registered Office the register of Directors and officers and the register of mortgages and charges required by the Statute. Alternate Directors shall be entered in the register of Directors and officers.

29.
POWERS OF DIRECTORS

29.01
The business of the Company shall be managed under the direction of the Directors, who may exercise all such powers of the Company as are not by the Statute or these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations, not inconsistent with the Statute or these Articles, prescribed by the Company in general meeting. No such regulations made by the Company in general meeting may invalidate any prior act of the Directors. This Sub-Article is without prejudice to the provisions of these Articles permitting delegation by the Directors.

29.02
Notwithstanding that the Statute or the Memorandum of Association may permit the Company to pursue objects or exercise powers which are charitable or benevolent or otherwise independent of the financial interests of the Company itself, the Directors shall not without the sanction of a special resolution pursue any such objects or exercise any such powers, provided that:

(a)
this Sub-Article does not apply to the declaration or payment of dividends, the redemption or purchase of shares or the conferring of other benefits upon members in accordance with these Articles;

(b)
The Directors on behalf of the Company may pay or procure the payment of gratuities, pensions and other benefits to persons who are or were officers or employees of the Company or any associated company, or widows or other dependants of such persons, whether or not the Company has any legal obligation to do so;

(c)
The Directors may establish, maintain and fund a scholarship programme for the education and advancement of persons meeting such qualifications as the Directors may determine;

(d)
this Sub-Article does not apply to an action which, though it may in itself be gratuitous, is considered by the Directors to be in the financial interests of the Company;

(e)
if there is any reasonable doubt as to whether an action is prohibited by this Sub-Article, the Directors’ decision, if made in good faith, shall be conclusive.

29.03
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof by way of fixed charge, floating charge or other form of encumbrance, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party. In the case of a charge over the uncalled capital of the Company or any part of it, the Directors may delegate to the charge holder (or any person acting as his trustee or appointed by him) the power to make calls on members in respect of such uncalled capital and to sue in the name of the Company or otherwise for the recovery of monies becoming due in respect of calls and to give valid receipts for such monies; and such powers shall be assignable if expressed to be so.

29.04
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed in such manner as the Directors may from time to time determine.

30.
SECRETARY

30.01
The Secretary shall, and one or more assistant secretaries may, be appointed by the Directors for such terms, at such remuneration and upon such conditions as the Directors think fit. Notwithstanding the terms or conditions of appointment, the Secretary and any assistant secretary may at any time be removed from office by the Directors.

30.02
Subject to any contrary term or condition of his appointment, an assistant secretary may exercise or perform any task or power conferred upon the Secretary by the Statute, by these Articles or by resolution of the Directors, but shall comply with any proper direction which may be given by the Secretary.

30.03
A provision of the Statute or of these Articles requiring or authorising anything to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

31.
COMMITTEES, OFFICERS, ATTORNEYS AND MANAGERS

31.01
The Directors may delegate any of their powers and discretion to committees consisting of such of their number as the Directors think fit and may at any time revoke any such delegation or discharge any such committee either wholly or in part. Every committee so formed shall in the exercise of the powers and discretions delegated to it conform to any regulations that may from time to time be imposed upon it by the Directors. All acts done by any such committee in conformity with such regulations and in fulfillment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Directors. Subject to any regulations made by the Directors for this purpose, the meetings and proceedings of such committees shall be governed by the provisions of these Articles concerning the meetings and proceedings of the Directors, including provisions for circular resolutions.

31.02
The Directors may on behalf of the Company appoint from their own number or otherwise such officers to perform such duties, to exercise such powers and discretions and upon such terms as the Directors think fit.

31.03
The Directors may on behalf of the Company by power of attorney under the Seal appoint any person or persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers and discretion (not exceeding those vested in or exercisable by the Directors) and for such period and subject to such conditions as the Directors may think fit; and any such attorney, if so authorised, may execute deeds and instruments on behalf of the Company under his own hand and seal which shall bind the Company and have the same effect as if under the Seal of the Company.

31.04
The Directors may on behalf of the Company appoint such managers, custodians and agents with such duties, powers, and discretions and upon such terms as the Directors think fit.

31.05
Any delegation by the Directors pursuant to this Article may be on terms permitting sub-delegation.

32.
SEAL

32.01
The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

32.02
Notwithstanding the foregoing Sub-Article the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

32.03
The Company may have one or more duplicate Seals, as permitted by the Statute; and, if the Directors think fit, a duplicate Seal may bear on its face the name of the country, territory, district or place where it is to be used.

33.
DIVIDENDS AND RESERVES

33.01
Subject to these Articles and subject to any direction of the Company in general meeting, the Directors may on behalf of the Company declare and pay dividends (including interim dividends) at such times and in such amounts as they think fit. For the avoidance of doubt it is declared that, subject as aforesaid, the Directors may, if it appears to them fair and equitable to do so, fix as the record date for a dividend a date prior to the declaration of the dividend.

33.02
Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. With the sanction of an ordinary resolution dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Statute.
33.03
The Directors may before declaring a dividend set aside such sums as they think fit as a reserve or reserves for any proper purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.

33.04
Subject to these Articles and subject to any special dividend rights or restrictions for the time being attached to any shares or class of shares, if a dividend is declared:

(a)
every share shall confer on the holder as at the record date the right to participate in the dividend;

(b)
the dividend shall be declared and paid according to the amounts (other than share premium) paid up on shares as at the record date;

34.05
The Directors may deduct from any dividend all sums of money presently payable by the holder to the Company; and the Directors may retain any dividend on shares over which the Company has a lien for any obligation presently due.

33.06
Any dividend or other monies payable in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, the holder who is first named in the Register in respect of the shares; but this Sub-Article is without prejudice to any other method of payment which the Directors may think appropriate and, in the case of joint holders, payment to any one or more of them shall be a good discharge to the Company.

33.07
No dividend shall bear interest against the Company.

33.08
With the sanction of an ordinary resolution of the Company (or, as regards a dividend payable in respect of a class of shares, an ordinary resolution passed at a class meeting), the Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generality the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

33.09
With the sanction of an ordinary resolution of the Company (or, as regards a dividend payable in respect of a class of shares, an ordinary resolution passed at a class-meeting), the Directors may determine that:

(a)
the persons entitled to participate in the dividend shall have a right of election to accept shares of the Company credited as fully paid in satisfaction of all or (if the Directors so specify or permit) part of their dividend entitlement; or

(b)
a dividend shall be satisfied in whole or specified part by an issue of shares of the Company credited as fully paid up, subject to a right of election on the part of persons entitled to participate in the dividend to receive their dividend entitlement wholly or (if the Directors so permit) partly in cash;

and in either event the Directors may determine all questions that arise concerning the right of election, notification thereof to members, the basis and terms of issue of shares of the Company and otherwise.
33.10   (a)
The Directors shall have the power to cease sending dividend warrants, if such warrants have been returned undelivered or left uncashed, provided that such power shall not be exercised until either such warrants have been so returned or left uncashed on two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish any new address of the holder;

(b)
Any dividend that has remained unclaimed for twelve years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company;

The Directors shall have the power to sell the shares (which shall include the power for the Company to purchase such shares) of any holder who is untraceable, provided that such power shall not be exercisable unless:
(i)
during a period of not less than 12 years three dividends in respect of the shares in question have become payable and no dividend during that period has been claimed; and

(ii)
on or after the expiry of such period the Company has given notice by such method as the Directors shall deem fit of its intention to sell the shares within the time frame stated therein, and no response is received, save that the Directors in their absolute discretion may dispense with such notice, and, in the event of such a sale, the Directors shall authorise any one or more Directors or Officers of the Company to sign the transfer on behalf of any such untraceable holder notwithstanding it being unaccompanied by the certificate (if any) for the shares to which it relates and shall cause the name of name of the purchaser(s) of such share to be entered in the Register. The net proceeds of sale of any shares shall be held upon trust by the Company, or by such successor trustee as shall be appointed by the Directors, for the holder or his estate upon such terms, including the remuneration of any such trustee, as the Directors, or a liquidator if one is appointed, shall deem fit.
34.
SHARE PREMIUM ACCOUNT

34.01
Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Statute in regard to the Company’s share premium account, save that unless expressly authorised by other provisions of these Articles the sanction of an ordinary resolution shall be required for any application of the share premium account in paying dividends to members.

35.
CAPITALISATION ISSUES

35.01
With the sanction of an ordinary resolution of the Company the Directors may on behalf of the Company appropriate any sum standing to the credit of the share premium account or capital redemption reserve or any sum of profits available for dividend purposes (or credited to any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount) to members in the proportions in which such sum would have been divisible amongst them if distributed by way of dividend, and to apply such sum on their behalf in paying up in full unissued shares to be issued to the members in the said proportions. The Directors may determine all questions that arise concerning a capitalisation issue including the basis and terms of issue.

36.
BOOKS OF ACCOUNT

36.01
The Directors shall cause proper books of account to be kept with respect to:

(a)
all sums of money received or expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)
all sales and purchases of goods by the Company;

(c)
the assets and liabilities of the Company;

and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions. Such books shall be kept at such place or places as the Directors determine.
36.02
The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors; and no member (not being a

Director) shall have any right of inspecting any account or book or document of the Company except as authorised by the Directors or by the Company in general meeting.
36.03
Subject to any waiver by the Company in general meeting of the requirements of this Sub-Article, the Directors shall lay before the Company in general meeting, or circulate to members, financial statements in respect of each financial year of the Company, consisting of:

(a)
a profit and loss account giving a true and fair view of the profit or loss of the Company for the financial year; and

(b)
a balance sheet giving a true and fair view of the state of affairs of the Company at the end of the financial year;

together with a report of the Directors reviewing the business of the Company during the financial year. The financial statements and the Directors’ report, together with the auditor’s report, if any, shall be laid before the Company in general meeting, or circulated to members, no later than 180 days after the end of the financial year.
36.04
The financial year of the Company shall run from the anniversary of the Company’s registration (or, in the case of the first financial year, the date of registration) to the day preceding the next such anniversary but, subject to any direction of the Company in general meeting, the Directors may from time to time prescribe some other period to be the financial year, provided that the Directors may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

37.
AUDIT

37.01
The Audit Committee, if any, of the Board of Directors of the Company shall have the sole authority to appoint or replace the Company’s Auditors. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the Auditors for the purpose of preparing or issuing an audit report or related work. The Auditors shall report directly to the Audit Committee. If there is no Audit Committee at any time, its duties under this Article shall be performed by the Board. Nothing in this Article shall be construed as making it obligatory to appoint Auditors.

37.02
The Auditors shall make a report to the members on the accounts examined by them and on every set of financial statements laid before the Company in general meeting, or circulated to members, pursuant to this Article during the Auditors’ tenure of office.

37.03
The Auditors shall have right of access at all times to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and officers such information and explanations as the Auditors think necessary for the performance of the Auditors’ duties; and, if the Auditors fail to obtain all the information and explanations which, to the best of their knowledge and belief, are necessary for the purposes of their audit, they shall state that fact in their report to the members.

37.04
The Auditors shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by them are to be laid before the Company and to make any statement or explanation they may desire with respect to the financial statements.

38.
WINDING-UP

38.01
In the winding-up of the Company, subject to any special rights or restrictions for the time being attached to any shares or any class of shares, the assets available for distribution amongst the members as such shall be distributed according to the amounts (other than share premium) paid up on shares held by them.

38.02
In the winding-up of the Company the Liquidator may, with the sanction of a special resolution, determine that any winding-up distribution shall be made in whole or part by the distribution of specific assets.

39.
INDEMNITY

39.01
The Directors and officers of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director, officer, or trustee and their respective heirs, executors, administrators and personal representatives (each of such persons being referred to in this Article as “indemnified party”) shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duties in their respective offices or trusts, except any which an indemnified party shall incur or sustain by or through his own willful neglect or default; no indemnified party shall be answerable for the acts, omissions, neglects or defaults of any other Director, officer, or trustee, or for joining in any receipt for the sake of conformity, or for the solvency or honesty of any banker or other persons with whom any moneys or effects belonging to the Company may be lodged or deposited for safe custody, or for any insufficiency of any security upon which any monies of the Company may be invested, or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such indemnified party.

40.
NOTICES

40.01
Save as otherwise expressly provided in these Articles, notices by the Company pursuant to these Articles shall be in writing and may be given personally or by sending the notice by post, telex, telecopy or any other method of electronic or written communication; and, subject as aforesaid:

(a)
when sent by post the notice shall be deemed given sixty hours (or one hundred and twenty hours, if overseas) after posting the notice, postage pre-paid, properly addressed (by airmail, if overseas);

(b)
a notice sent by telex or telecopy or other electronic means shall be deemed given immediately upon dispatch properly addressed; and

(c)
in any other case (other than delivery in person) the notice shall be deemed given at such time as the Directors estimate the notice should reach the addressee in the ordinary course.

40.02
A notice to a member may be addressed to him at his address shown in the Register or to any telecopy number or electronic address provided by him to the Company for the purpose. In the case of joint holders of a share, notice may be given to the holder first named in the Register in respect of the share, but notice to any of the joint holders shall be deemed notice to all.

40.03
Notice may be given by the Company to the person or persons whom the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a member or otherwise by operation of law, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death, bankruptcy or other event had not occurred.

41.
ALTERATION OF ARTICLES

41.01
Subject to the Statute, the Company may from time to time by special resolution alter or amend these Articles in whole or in part.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V90149-P46465-Z92089 06) Gerónimo Gutiérrez Fernández 07) Frederick W. McTaggart 08) Leonard J. Sokolow 09) Raymond Whittaker 01) Kimberly Anne Adamson 02) Linda Beidler-D’Aguilar 03) Carson K. Ebanks 04) Clarence B. Flowers, Jr. 05) Maria Elena Giner CONSOLIDATED WATER CO. LTD. The Board of Directors recommends you vote FOR proposals 2 through 8. 1. The election of nine directors to the Board of Directors. The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Nominees: 2. The approval of the Company’s 2027 Employee Stock Incentive Plan. 5. The approval of a Special Resolution, attached as Exhibit C to the Proxy Statement, adopting amendments to the Company’s Amended and Restated Articles of Association related to: (a) changing the requirements for the Company to purchase its own shares; (b) permitting the Company to cancel or hold as treasury shares any of its own shares that the Company has purchased, and to thereafter cancel or transfer any such treasury shares, and (c) the addition of the definitions of Fair Market Value, Principal Trading Market, Trading Market and Treasury Share in connection with the other modification to the Company’s Amended and Restated Articles of Association. 7. An advisory vote on executive compensation. 3. The approval of an Ordinary Resolution, attached as Exhibit A to the Proxy Statement, authorizing an increase of the share capital of the Company from (i) CI$12.5 million divided into 24,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 Redeemable Preference Shares of par value CI$0.50 each to (ii) CI$25 million divided into 49,800,000 Ordinary Shares of par value CI$0.50 each and 200,000 Redeemable Preference Shares of par value CI$0.50. 4. The approval of a Special Resolution, attached as Exhibit B to the Proxy Statement, adopting an amendment to the Company’s Amended and Restated Memorandum of Association relating to the increase of the share capital of the Company approved by Ordinary Resolution in Proposal 3. 6. The approval of a Special Resolution, attached as Exhibit D to the Proxy Statement, adopting the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association of the Company incorporating any and all amendments approved by Special Resolution in Proposals 4-5. 8. The ratification of the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, at the remuneration to be determined by the Audit Committee of the Board of Directors. NOTE: Such other business as may properly come before the meeting. For Against Abstain SCAN TO VIEW MATERIALS & VOTE CONSOLIDATED WATER CO. LTD. REGATTA OFFICE PARK WINDWARD THREE, 4TH FLOOR, WEST BAY ROAD GRAND CAYMAN KY1-1102 CAYMAN ISLANDS VOTE BY INTERNET — www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 31, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 31, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON You may attend the meeting and vote in person at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands. Have the 16-digit control number included on this proxy card with you to gain entry to the meeting. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark For All Except and write the number(s) of the nominee(s) on the line below.

V90150-P46465-Z92089 Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. PROXY Consolidated Water Co. Ltd. 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 1, 2026 The undersigned, revoking all prior proxies, hereby appoint(s) Frederick W. McTaggart and David W. Sasnett, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all voting shares of Consolidated Water Co. Ltd. (the “Company”) that the undersigned would be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at 3:00 p.m. Cayman Islands Time (4:00 p.m. ET), on Monday, June 1, 2026, and at any postponements or adjournments thereof. The Annual General Meeting will be held in person at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands. The 16-digit control number included on this proxy card will be required to access the meeting. This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s) and in the discretion of the proxies on such matters as may properly come before the Annual General Meeting or any postponements or adjournments thereof. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED AS FOLLOWS: “FOR” THE NOMINEES IN THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, AND “FOR” EACH OF THE OTHER PROPOSALS. Attendance of the undersigned at the Annual General Meeting or any postponements or adjournments thereof will automatically revoke this proxy. Therefore, if the undersigned attends the meeting, he, she or it will need to vote his, her or its shares at the meeting in order for his, her or its shares to be counted. Continued and to be signed on reverse side